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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

National Semiconductor Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, $0.50 par value per share, of National Semiconductor Corporation
(2)	Aggregate number of securities to which transaction applies:
268,988,037 shares of common stock, which consists of: (i) 250,935,516 shares of issued and outstanding common stock; (ii) 15,059,537 shares of common stock underlying outstanding options to purchase shares of common stock with an exercise price of less than the merger consideration of $25.00 per share; (iii) 312,984 shares of common stock underlying outstanding restricted stock units; (iv) 2,080,000 shares of common stock underlying outstanding performance share units; and (v) 600,000 shares of common stock to be issued prior to the closing upon exercise of purchase rights under our employee stock purchase plan assuming a July 31, 2011 closing date, in each case as of April 19, 2011.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011610 by the underlying value of the transaction of $6,493,386,436.68, which has been calculated solely for the purpose of calculating the filing fee as the sum of: (a) the product of 250,935,516 issued and outstanding shares of common stock as of April 19, 2011 and the merger consideration of $25.00 per share; plus (b) the product of (A) (i) 312,984 issued and outstanding shares of common stock underlying outstanding restricted stock units and (ii) 2,080,000 issued and outstanding shares of common stock underlying outstanding performance share units and (B) the merger consideration of $25.00 per share; plus (c) the product of (i) 15,059,537 shares of common stock underlying outstanding options to purchase shares of common stock as of April 19, 2011 with an exercise price of less than the merger consideration of $25.00 per share; and (ii) the difference between $25.00 per share and the weighted-average exercise price of such options of $15.36 per share; plus (d) the product of (i) 600,000 shares of common stock to be issued prior to the closing upon exercise of purchase rights under our employee stock purchase plan assuming a July 31, 2011 closing date and (ii) the merger consideration of $25.00 per share.
	(4)	Proposed maximum aggregate value of transaction: $6,493,386,436.68
	(5)	Total fee paid: $753,882.17
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY MATERIAL—SUBJECT TO COMPLETION, DATED APRIL 22, 2011

NATIONAL SEMICONDUCTOR CORPORATION

2900 Semiconductor Drive
Santa Clara, CA 95052-8090

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [    •    ], [    •    ], 2011

To Our Stockholders:

           Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of National Semiconductor Corporation, a Delaware corporation (the "Company" or "National"), will be held at [    •    ] a.m. Pacific Time, on [    •    ] [    •    ], 2011, in Building E at National Semiconductor Corporation headquarters located at 2900 Semiconductor Drive, Santa Clara, California 95052.

           We are holding this Special Meeting for the following purposes:

  •
  to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 4, 2011 (the "Merger Agreement"), by and among National, Texas Instruments Incorporated, a Delaware corporation ("Texas Instruments"), and Orion Merger Corp., a Delaware corporation and a subsidiary of Texas Instruments ("Merger Sub"), pursuant to which Merger Sub will be merged with and into National, with National to be the surviving corporation of the merger (the "Merger");

  •
  to consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement; and

  •
  to transact any other business that may properly come before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Company's Board of Directors.

           On April 4, 2011, our Board of Directors unanimously (i) determined that the Merger and the Merger Agreement are fair to, and advisable and in the best interests of, our stockholders and (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Our Board of Directors unanimously recommends that you vote "FOR" the adoption of the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

           If the Merger is completed, you will receive $25.00 in cash, without interest and less any amount withheld for taxes, in exchange for each share of National common stock that you own, except for shares held by stockholders who perfect appraisal rights in accordance with Delaware law and except for shares held by Texas Instruments or Merger Sub.

           Only stockholders of record at the close of business on [    •    ], 2011 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

           The accompanying proxy statement provides you with information about the proposed Merger and the Special Meeting.

           National stockholders who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they perfect their appraisal rights by complying with all of the required procedures under Delaware law, including submitting a written demand for appraisal rights to National before the vote is taken on the Merger Agreement. See "Appraisal Rights" beginning on page 72 of the accompanying proxy statement and Annex C to the proxy statement.

           It is important that your shares are represented at the Special Meeting. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of a majority of the outstanding shares of National common stock entitled to vote thereon. Even if you plan to attend the Special Meeting, we urge you to submit your proxy promptly, either by dating, signing and returning the enclosed proxy card or submitting your proxy by Internet or telephone as instructed in the enclosed materials. If your shares are held in "street name" by a bank, broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such bank, broker or other nominee. You should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares.

By Order of the Board of Directors

Todd M. DuChene Senior Vice President, General Counsel and Secretary

Santa Clara, California
[    •    ], 2011

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger or passed upon the merits or fairness of the Merger or upon the accuracy or adequacy of the information contained in the attached proxy statement. Any representation to the contrary is a criminal offense.

           The attached proxy statement is dated [    •    ], 2011 and is first being mailed to stockholders on or about [    •    ], 2011.

i

Page
Indemnification and Insurance	69
Additional Agreements	70
Extension, Waiver and Amendment of the Merger Agreement	71
APPRAISAL RIGHTS	72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76
MARKET PRICE AND DIVIDEND INFORMATION	79
STOCKHOLDER PROPOSALS	80
HOUSEHOLDING OF PROXY MATERIAL	80
WHERE YOU CAN FIND MORE INFORMATION	81
OTHER MATTERS	83
ANNEXES
Annex A: The Merger Agreement
Annex B: Opinion of Qatalyst Partners LP
Annex C: General Corporation Law of Delaware Section 262—Appraisal Rights

ii

 SUMMARY TERM SHEET

        This Summary Term Sheet highlights select information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement.

THE SPECIAL MEETING (PAGE 14)

  •
  The Special Meeting.  Our Board of Directors is providing this proxy statement and the accompanying form of proxy card to holders of National's common stock, par value $0.50 per share, which we refer to as the Company common stock, in connection with the solicitation of proxies for use at the special meeting of stockholders, which we refer to as the Special Meeting, to be held at our headquarters in Building E, 2900 Semiconductor Drive, Santa Clara, California 95052, on [    •    ] [    •    ], 2011, at [    •    ] a.m. Pacific Time. See "The Special Meeting" beginning on page 14 and "The Merger" beginning on page 19. This proxy statement and the accompanying form of proxy card are being mailed to stockholders on or about [    •    ], 2011.

  •
  Record Date and Quorum.  You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of Company common stock at the close of business on [    •    ], 2011, which we have set as the record date for the Special Meeting and which we refer to as the record date. As of the close of business on [    •    ], 2011, there were [    •    ] shares of Company common stock outstanding. Each stockholder of record is entitled to one vote for each share of Company common stock held as of the close of business on [    •    ], 2011. The holders of a majority of the outstanding shares of Company common stock on the record date, present in person or by proxy at the Special Meeting, will constitute a quorum for purposes of the Special Meeting.

  •
  Required Vote.  Under Delaware law, the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote is necessary to adopt the Merger Agreement. Adjournment of the Special Meeting, if necessary or appropriate for the purpose of soliciting additional proxies, may be approved by the chairman of the Special Meeting or by a majority of the shares of Company common stock present in person or by proxy at the Special Meeting and entitled to vote, whether or not a quorum is present.

PARTIES TO THE MERGER (PAGE 18)

  •
  National Semiconductor Corporation.  National, headquartered in Santa Clara, California, is one of the world's leading semiconductor companies focused on analog and mixed-signal integrated circuits and sub-systems, particularly in the area of power management.

  •
  Texas Instruments Incorporated.  Texas Instruments, headquartered in Dallas, Texas, designs and makes semiconductors that it sells to electronics designers and manufacturers all over the world, and also sells calculators and related products.

  •
  Orion Merger Corp.  Merger Sub was formed for the sole purpose of entering into the Agreement and Plan of Merger, dated as of April 4, 2011, by and among National, Texas Instruments and Merger Sub, which we refer to as the Merger Agreement, and consummating the transactions contemplated by the Merger Agreement.

THE MERGER AND THE MERGER AGREEMENT (PAGES 19 AND 49)

  •
  The Merger.  We are asking our stockholders to consider and vote on the adoption of the Merger Agreement, pursuant to which Merger Sub will merge with and into National, with

    National continuing as the surviving corporation and a wholly owned direct or indirect subsidiary of Texas Instruments. We refer to this as the Merger.

  •
  Merger Consideration.  If the Merger is completed, you will receive $25.00 in cash, without interest and less any amount withheld for taxes, in exchange for each share of National common stock that you own. We refer to this amount as the Merger Consideration. After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer be or have any rights as a National stockholder or as a stockholder of the surviving corporation.

  •
  Treatment of National Stock Options.  At the effective time of the Merger, each stock option that was granted under our 2009 Incentive Award Plan and that is outstanding and unexercised immediately prior to the effective time will be cancelled and converted into an option to purchase shares of Texas Instruments common stock, par value $1.00 per share, which we refer to as Texas Instruments common stock, based on a formula contained in the Merger Agreement. Each stock option that was granted under our equity plans other than the 2009 Incentive Award Plan and that is outstanding and unexercised immediately prior to the change-of-control associated with the Merger, whether or not vested, will vest and become fully exercisable and, upon the change-of-control, will be cancelled and converted into the right to receive cash, if any, as soon as practicable following the effective time of the Merger based on a formula contained in the Merger Agreement, without interest and less any amount withheld for taxes. See "The Merger Agreement—Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards—Stock Options" beginning on page 49.

  •
  Treatment of National Restricted Stock Units.  At the effective time of the Merger, each restricted stock unit that was granted under our 2009 Incentive Award Plan and that is outstanding immediately prior to the effective time will be cancelled and converted into restricted stock units for shares of Texas Instruments common stock, based on a formula contained in the Merger Agreement. Each restricted stock unit that was granted under our equity plans other than the 2009 Incentive Award Plan and that is outstanding immediately prior to the effective time of the Merger or change-of-control associated with the Merger, as applicable, whether or not vested, will vest and be cancelled upon the effective time of the Merger or on the occurrence of such change-of-control, as applicable, and be converted into the right to receive $25.00 as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes. See "The Merger Agreement—Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards—Restricted Stock Units" beginning on page 50.

  •
  Treatment of National Performance Share Units.  At the effective time of the Merger, each performance share unit that was granted under our 2009 Incentive Award Plan and that is outstanding immediately prior to the effective time will be cancelled and converted into performance share units for shares of Texas Instruments common stock, based on a formula contained in the Merger Agreement; provided, however, no further performance conditions shall apply. Each performance share unit that was granted under our equity plans other than the 2009 Incentive Award Plan and that is outstanding immediately prior to the change-of-control associated with the Merger, whether or not vested, will vest and shall be cancelled upon such change-of-control and be converted into the right to receive $25.00 as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes. See "The Merger Agreement—Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards—Performance Share Units" beginning on page 51.

  •
  Treatment of National Restricted Stock.  All of our restricted stock that was granted under our equity plans and that is outstanding immediately prior to the change-of-control associated with the Merger, whether or not vested, will vest and shall be cancelled upon such change-of-control and be converted into the right to receive $25.00 as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes. See "The Merger Agreement—Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards—Restricted Stock" beginning on page 51.

  •
  Treatment of Purchase Rights under Our Employee Stock Purchase Plan.  The then-current offering period will terminate immediately prior to the effective time of the Merger and each purchase right under the employee stock purchase plan, which we refer to as ESPP, outstanding on such date will be automatically exercised by applying the payroll deductions of each then-current participant in the ESPP to purchase shares of National common stock. At the effective time of the Merger, each participant will be entitled to receive the Merger Consideration for each such share of National common stock purchased by such participant, without interest and less any amount withheld for taxes. See "The Merger Agreement—Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards—Employee Stock Purchase Plan" beginning on page 51.

  •
  Conditions to the Merger.  Completion of the Merger is subject to the satisfaction or waiver of a number of conditions, including, among other things:

  •
  the adoption of the Merger Agreement by our stockholders;

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  the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, must have expired or been earlier terminated and certain other applicable approvals pursuant to specified non-U.S. competition, merger control, antitrust or similar laws that are applicable to the Merger must have been obtained or deemed to have been obtained;

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  the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a court having competent jurisdiction, or other legal restraint or prohibition, including any statute, rule or regulation, preventing the consummation of the Merger;

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  all of our representations and warranties must be true and correct as of the date of the Merger Agreement and at and as of the closing of the Merger (without regard to any qualifications as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; provided that notwithstanding the foregoing, our representations and warranties with respect to approval of the Merger Agreement and the Merger, our organization, charter documents, capitalization, corporate authority, proxy statement, brokers and anti-takeover laws shall be true and correct as of the date of the Merger Agreement and at and as of the closing of the Merger (without regard to any qualifications as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), in all material respects; and

  •
  at any time after the date of the Merger Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect that is continuing.

    See "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 65.

  •
  Regulatory Approvals Required.  The Merger is subject to review under the HSR Act. Pre-merger filings and governmental approvals are also required in certain foreign jurisdictions.

    See "The Merger—Governmental and Regulatory Clearances" beginning on page 47 and "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 65.

  •
  Restrictions on Solicitation.  The Merger Agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving our company or our subsidiaries. Notwithstanding these restrictions, under certain limited circumstances, we may respond to an unsolicited written bona fide acquisition proposal, our Board of Directors may change its recommendation or we may terminate the Merger Agreement and enter into an acquisition agreement with respect to a superior proposal to acquire us. See "The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals" beginning on page 59 and "The Merger Agreement—Covenants—Board Recommendation" beginning on page 61.

  •
  Termination of the Merger Agreement.  We and Texas Instruments may agree to terminate the Merger Agreement at any time without completing the Merger, whether before or after the adoption of the Merger Agreement by our stockholders. Under certain circumstances, prior to the closing of the Merger, either we or Texas Instruments may terminate the Merger Agreement without the consent of the other party. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 67.

  •
  Termination Fees; Expenses.  Under certain circumstances in connection with the termination of the Merger Agreement, we will be required to pay Texas Instruments a termination fee of $200,000,000, or Texas Instruments will be required to pay us a termination fee of $350,000,000. In addition, if we or Texas Instruments terminate the Merger Agreement as a result of our failure to obtain stockholder approval for the Merger Agreement, we will be required to reimburse Texas Instruments for all costs and expenses incurred by Texas Instruments and Merger Sub in connection with the Merger Agreement, up to $50,000,000 (provided that any termination fee that we subsequently pay to Texas Instruments will be reduced by the amount of such expense reimbursement). See "The Merger Agreement—Termination Fee and Expenses" beginning on page 68.

  •
  Anticipated Closing of the Merger.  The Merger will be completed after all of the conditions to completion of the Merger are satisfied or waived, including the adoption of the Merger Agreement by our stockholders. We currently expect the Merger to be completed within six to nine months after execution of the Merger Agreement, although we cannot assure completion by any particular date, if at all.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 27)

  Our Board of Directors unanimously determined that the Merger Agreement and the Merger are fair to, and advisable and in the best interests of, our stockholders, and unanimously recommends that our stockholders vote "FOR" the adoption of the Merger Agreement.

OPINION OF QATALYST PARTNERS LP (PAGE 30)

  We retained Qatalyst Partners LP, which we refer to as Qatalyst Partners, to act as our financial advisor in connection with the Merger. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners' qualifications, expertise, reputation and knowledge of the Company's business and affairs and the industry in which we operate. On April 4, 2011, Qatalyst Partners rendered to our Board of Directors its written opinion that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by the holders of Company common stock (other than Texas Instruments or any affiliate of Texas Instruments) in the Merger was fair, from a financial point of view, to such holders.

  The full text of the written opinion of Qatalyst Partners is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners' opinion was provided to our Board of Directors and addressed only the fairness, as of the date of the opinion and from a financial point of view, of the consideration to be received by the holders of Company common stock (other than Texas Instruments or any affiliate of Texas Instruments) in the Merger. It does not address any other aspect of the Merger and does not constitute a recommendation as to how any of our stockholders should vote with respect to the Merger or any matter. For a further discussion of Qatalyst Partners' opinion, see "The Merger—Opinion of National's Financial Advisor, Qatalyst Partners LP" beginning on page 30.

INTERESTS OF OUR EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (PAGE 37)

  In considering the recommendation of our Board of Directors in favor of adoption of the Merger Agreement, our stockholders should be aware that our executive officers and directors may have interests in the Merger that are different from or in addition to the interests of our stockholders in general. The members of our Board of Directors were aware of such interests when deciding to approve and recommend the Merger Agreement and the Merger. Such interests relate to, or arise from, among other things, (1) the acceleration of vesting of certain outstanding stock options, restricted stock units, performance share units and restricted stock, and the cancellation and conversion of such awards into a right to receive a cash payment as set forth in the Merger Agreement, (2) the entitlement to certain change-in-control or severance benefits in connection with the Merger pursuant to certain agreements with us, and (3) the fact that, with respect to pre-Merger acts and omissions, Texas Instruments will cause the surviving corporation to continue to provide indemnification, advancement of expenses and directors' and officers' insurance coverage to our current and former officers and directors after the Merger. In addition, as of the close of business on [    •    ], 2011, the record date for the Special Meeting, our executive officers and directors and their respective affiliates owned, in the aggregate, [    •    ] shares of Company common stock, or approximately [    •    ]% of the outstanding shares of Company common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 45)

  The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the Merger and the stockholder's adjusted tax basis in the shares of Company common stock converted into cash in the Merger. If you are a U.S. holder, you will be subject to U.S. federal income tax on any gain recognized in the Merger. If you are a non-U.S. holder, you will generally not be subject to U.S. federal income tax on any gain recognized in the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend upon your own particular circumstances. You should consult your tax advisor in order to understand fully how the Merger will affect you.

APPRAISAL RIGHTS (PAGE 72 AND ANNEX C)

  Holders of Company common stock who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they submit a written demand for appraisal to National before the vote is taken on the Merger Agreement and they comply with all applicable requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. Any holder of Company common stock intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to us prior to the vote on the adoption of the Merger Agreement and must not vote or otherwise submit a proxy in favor of adoption of the Merger Agreement.

MARKET PRICE AND DIVIDEND INFORMATION (PAGE 79)

  The Company common stock has been traded on The New York Stock Exchange under the symbol "NSM." The market price per share at market close on April 1, 2011, the last business day prior to our announcement of the execution of the Merger Agreement, was $14.23. The Merger Consideration of $25.00 per share provides a premium of 76% over the market price per share at market close on April 1, 2011, the last business day prior to our announcement of the execution of the Merger Agreement, a premium of 74% over the average market price per share at market close for the five trading days ending April 1, 2011, a premium of 74% over the average market price per share at market close for the 20 trading days ending April 1, 2011 and a premium of 78% over the average market price per share at market close for the last 12 months ending April 1, 2011. During our fiscal year ending May 29, 2011, we have paid total cash dividends of $91.58 million on the Company common stock, consisting of dividends of $0.08 per share of common stock paid in the first quarter of the fiscal year and dividends of $0.10 per share of common stock paid in the second, third and fourth quarters of the fiscal year, including the cash dividend of $0.10 per outstanding share of the Company common stock paid on April 11, 2011 to stockholders of record at the close of business on March 21, 2011. The Merger Agreement provides that we may not declare or pay any dividends on the Company common stock without Texas Instruments' prior written consent until the Merger is completed or the Merger Agreement is terminated. During our fiscal year ended May 30, 2010, we paid total cash dividends of $75.7 million on the Company common stock, consisting of dividends of $0.08 per share of Company common stock paid in each of the quarters of the fiscal year. During our fiscal year ended May 31, 2009, we paid total cash dividends of $64.4 million on the Company common stock, consisting of dividends of $0.06 per share of Company common stock paid in each of the first two quarters of the fiscal year and dividends of $0.08 per share of Company common stock paid in each of the remaining two quarters of the fiscal year.

WHERE YOU CAN FIND MORE INFORMATION (PAGE 81)

  You can find more information about National in the periodic reports and other information we file with the Securities and Exchange Commission, which we refer to as the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at http://www.sec.gov.

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following Q&A is intended to address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all questions that may be important to you as a National stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

        Except as otherwise specifically noted in this proxy statement, "National," "Company," "we," "our," "us" and similar words in this proxy statement refer to National Semiconductor Corporation (with its subsidiaries). In addition, throughout this proxy statement, we refer to Orion Merger Corp. as "Merger Sub" and to Texas Instruments Incorporated as "Texas Instruments."

The Special Meeting

Q:    What Am I Being Asked to Vote On?

A:
National and Texas Instruments have entered into a definitive agreement pursuant to which Texas Instruments will acquire us through the merger of Merger Sub with and into National. We will be the surviving corporation and will continue as a wholly owned direct or indirect subsidiary of Texas Instruments. You are being asked to vote on the adoption of the Merger Agreement entered into by and among National, Texas Instruments and Merger Sub and the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Q:    When and Where Is the Special Meeting?

A:
The Special Meeting will be held at [    •    ] a.m. Pacific Time, on [    •    ] [    •    ], 2011, in Building E at our headquarters located at 2900 Semiconductor Drive, Santa Clara, California 95052.

Q:    May I Attend the Special Meeting?

A:
All stockholders as of the close of business on [    •    ], 2011, the record date for the Special Meeting, may attend the Special Meeting, and invited guests may attend the meeting. If you own your shares directly and are listed as a stockholder of record on [    •    ], 2011, you will be admitted to the meeting with proof of identification. If you are a beneficial owner and your shares are held in "street name" (in the name of your bank, broker or other nominee), you must bring to the meeting either a copy of the voting instruction card provided by your bank, broker or other nominee or an account statement or other letter from the bank, broker or other nominee indicating you were the beneficial owner of the shares on [    •    ], 2011. If you are a beneficial owner of shares held in "street name" and wish to vote at the meeting, however, you will also need to obtain a valid legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the meeting.

Q:    How Does National's Board of Directors Recommend That I Vote?

A:
Our Board of Directors unanimously recommends that our stockholders vote "FOR" the adoption of the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. See "The Merger—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page 27.

The Proposed Merger

Q:    What Will I Receive in the Merger

A:
Following the completion of the Merger, you will receive $25.00 in cash, without interest and less any amount withheld for taxes, for each share of Company common stock that you own. We refer to this amount as the Merger Consideration. For example, if you own 100 shares of Company common stock, you will receive $2,500.00 in cash in exchange for your shares of Company common stock, without interest and less any amount withheld for taxes. You will not own any shares in the surviving corporation. See "The Merger Agreement" beginning on page 49.

Q:    When Should I Send in My Stock Certificates?

A:
After the effective time of the Merger, if you are a stockholder of record, you will be sent, in a separate mailing, a letter of transmittal and other documents to complete and return to a paying agent designated by Texas Instruments. In order to receive the Merger Consideration as soon as reasonably practicable following the completion of the Merger, you must send the paying agent your validly completed letter of transmittal and other required documents together with your stock certificates as instructed in the separate mailing. You should NOT send your stock certificates now.

Q:    When Can I Expect to Receive the Merger Consideration For My Shares?

A:
After the completion of the Merger, you will be sent, in a separate mailing, a letter of transmittal and other documents to be completed and delivered to the paying agent in order to receive the Merger Consideration. Once you have submitted your properly completed letter of transmittal, stock certificates and other required documents to the paying agent, the paying agent will send you the Merger Consideration.

Q:    I Do Not Know Where My Stock Certificate Is—How Will I Get My Cash?

A:
The materials the paying agent will send you after completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. Texas Instruments may also require that you provide a bond in order to cover any potential claim that may be made against the surviving corporation with respect to such certificate.

Q:    What Will Happen to National's Stock Options and Other Equity Awards?

A:
At the effective time of the Merger, stock options, restricted stock units and performance share units that were granted under our 2009 Incentive Award Plan will be cancelled and converted into stock options, restricted stock units and performance share units, respectively, for shares of Texas Instruments common stock based on formulas contained in the Merger Agreement. Restricted stock granted under our 2009 Incentive Award Plan, whether or not vested, will vest and be cancelled upon the change-of-control associated with the Merger and be converted into a right to receive cash based on a formula contained in the Merger Agreement, without interest and less any amount withheld for taxes. Stock options and other equity awards that were granted under our equity plans other than the 2009 Incentive Award Plan, whether or not vested, will vest and be cancelled upon the occurrence of the change-of-control associated with the Merger, or the effective time of the Merger, as applicable, and be converted into a right to receive cash, if any, based on formulas contained in the Merger Agreement, without interest and less any amount withheld for taxes.

Q:    What Will Happen to Purchase Rights Under the National Employee Stock Purchase Plan?

A:
The then-current offering period will terminate immediately prior to the effective time of the Merger, and each purchase right under the ESPP outstanding on such date will be automatically exercised by applying the payroll deductions of each then-current participant in the ESPP to purchase shares of National common stock. At the effective time of the Merger, each participant will be entitled to receive the Merger Consideration for each such share of National common stock purchased by such participant, without interest and less any amount withheld for taxes.

Q:    How Does the Merger Consideration Compare to the Market Price of National Common Stock?

A:
The Merger Consideration of $25.00 per share of National common stock represents a 76% premium over the market price per share at market close on the New York Stock Exchange on April 1, 2011, the last business day before we announced the execution of the Merger Agreement. The market price per share at market close on April 1, 2011, the last business day prior to our announcement of the execution of the Merger Agreement, was $14.23. The Merger Consideration of $25.00 per share provides a premium of 74% over the average market price per share at market close for the five trading days ending April 1, 2011, a premium of 74% over the average market price per share at market close for the 20 trading days ending April 1, 2011 and a premium of 78% over the average market price per share at market close for the last 12 months ending April 1, 2011.

Q:    Are Stockholders Entitled to Seek Appraisal Rights if They Do Not Vote in Favor of the Adoption of the Merger Agreement?

A:
Stockholders are entitled to appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. See "Appraisal Rights" beginning on page 72.

Q:    Will the Merger Be Taxable to Me?

A:
The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the Merger and the stockholder's adjusted tax basis in the shares of Company common stock converted into cash in the Merger. If you are a U.S. holder, you will be subject to U.S. federal income tax on any gain recognized in the Merger. If you are a non-U.S. holder, you will generally not be subject to U.S. federal income tax on any gain recognized in the Merger unless you have certain connections to the United States, but the Merger may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. As individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 45.

Q:    When Do You Expect the Merger to Be Completed?

A:
We expect the Merger to be completed within six to nine months after execution of the Merger Agreement. However, the Merger is subject to various closing conditions, including, without limitation, approval by our stockholders and regulatory approvals, and it is possible that the failure to promptly meet these closing conditions or other factors outside of our control could require us to complete the Merger at a later time or not at all.

Voting and Proxy Procedures

Q:    Who Can Vote at the Special Meeting?

A:
All stockholders of record at the close of business on [    •    ], 2011, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. If, on that date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. If, on that date, your shares were held in an account by a bank, broker or other nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid legal proxy from your bank, broker or other nominee. See "The Special Meeting" beginning on page 14.

Q:    How Many Votes Are Required to Adopt the Merger Agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter is necessary for approval of the proposal to adopt the Merger Agreement. As of the close of business on the record date, there were [    •    ] shares of Company common stock outstanding. This means that under Delaware law, at least [    •    ] shares must vote "FOR" the adoption of the Merger Agreement. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based on the total number of outstanding shares of Company common stock, if you do not submit a proxy or vote in person at the Special Meeting, if you abstain, or if your shares of Company common stock are held through a bank, broker or other nominee and you do not provide your bank, broker or other nominee with voting instructions, this will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement. See "The Special Meeting" beginning on page 14.

Q:    How Many Votes Are Required to Approve the Adjournment of the Special Meeting, if Necessary or Appropriate, to Solicit Additional Proxies?

A:
Adjournment of the Special Meeting, if necessary or appropriate for the purpose of soliciting additional proxies, may be approved by the chairman of the Special Meeting or by a majority of the shares of Company common stock present in person or by proxy at the Special Meeting and entitled to vote, whether or not a quorum is present. Abstaining will have the same effect as a vote "AGAINST" this proposal. If you do not submit a proxy or vote in person at the Special Meeting, or if your shares of Company common stock are held through a bank, broker or other nominee and you do not provide your bank, broker or other nominee with voting instructions, your shares of Company common stock will not be present in person or by proxy at the Special Meeting and will not be voted, but this will have no effect on the approval of this proposal. See "The Special Meeting" beginning on page 14.

Q:    How Many Votes Do I Have?

A:
You have one vote for each share of Company common stock you own as of the close of business on [    •    ], 2011, the record date for the Special Meeting.

Q:    How Are Votes Counted?

A:
Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count "FOR" and "AGAINST" votes and abstentions. Shares held by banks, brokers or other nominees that have not received instructions from the beneficial owners of those shares cannot be voted on non-routine items, including the adoption of the Merger Agreement and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. Therefore, if your shares are held in "street name" by a bank, broker or other nominee, and you do not provide your bank, broker or other nominee with voting instructions, your shares will not be present in person or by proxy at the meeting and will not be voted, which will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement and will have no effect on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. Abstentions will have the effect of a vote "AGAINST" the adoption of the Merger Agreement and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. Abstentions will be counted for purposes of determining whether a quorum is present.

Q:    What Happens if I Do Not Vote for the Adoption of the Merger Agreement, but the Merger Agreement Is Adopted and the Merger is Completed?

A:
If the Merger is completed, whether or not you voted for or submitted a proxy or voting instructions in favor of the adoption of the Merger Agreement, you will be eligible to receive the Merger Consideration for your shares of Company common stock upon completion of the Merger, unless you properly exercise your appraisal rights. See "The Special Meeting" beginning on page 14, "Appraisal Rights" beginning on page 72 and Annex C.

Q:    How Do I Vote or Submit my Proxy if I Am a Stockholder of Record?

A:
You may vote or submit your proxy:

•
by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope;

•
by using the Internet voting instructions printed on your proxy card;

•
by using the telephone voting instructions printed on your proxy card; or

•
by voting in person at the Special Meeting.

  If you are voting via the Internet or by telephone, your voting instructions must be received by 11:59 p.m. Eastern Time on the date prior to the date of the Special Meeting.

  Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the Special Meeting in person to ensure that your shares of Company common stock are present in person or represented at the Special Meeting.

  If you return your signed proxy card, but do not mark the box showing how you wish to vote on any proposal, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you return your signed proxy card and indicate that you wish to vote "FOR" the proposal to adopt the Merger Agreement but do not indicate a choice on the proposal to authorize adjournment of the Special Meeting, your shares will be voted "FOR" the proposal to authorize adjournment. However, if you indicate that you wish to vote "AGAINST" the proposal to adopt the Merger Agreement, your shares will only be voted "FOR" the proposal to authorize adjournment if you indicate that you wish to vote in favor of that proposal. With respect to any other matter that properly comes before the Special Meeting, shares represented by all proxies received by National will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy card.

Q:    Can I Change My Vote After I Have Mailed in My Proxy Card?

A:
Yes. You can change your vote at any time before we vote your proxy at the Special Meeting. If you are a stockholder of record, you can do so in one of three ways:

•
by sending a written notice of revocation prior to the Special Meeting to our Secretary at National Semiconductor Corporation, 2900 Semiconductor Drive, Santa Clara, California 95052;

•
by submitting another proxy executed at a later date; or

•
by attending the Special Meeting and voting in person.

  To change your vote using the first two methods described above, we must receive your revocation or later-dated proxy before the proposal to adopt the Merger Agreement is voted on at the Special Meeting. You should send any written notice or request for a new proxy card to our Secretary at the above address. Voting by mailing in your proxy card, or voting via the Internet or by telephone, will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone, even if you plan to attend the Special Meeting in person. If your shares are held in the name of a bank, broker or other nominee, you must follow the instructions received from such bank, broker or other nominee with this proxy statement in order to revoke your vote or to vote at the Special Meeting. See "The Special Meeting" beginning on page 14.

Q:    What Do I Need to Do Now?

A:
You should indicate your vote on your proxy card and sign and mail your proxy card in the enclosed postage-paid return envelope or vote via the Internet or by telephone as soon as possible as instructed in these materials or by your bank, broker or other nominee so that your shares may be represented at the Special Meeting. The meeting will take place at [    •    ] a.m. Pacific Time, on [    •    ] [    •    ], 2011, in Building E at our headquarters located at 2900 Semiconductor Drive, Santa Clara, California 95052. See "The Special Meeting" beginning on page 14.

Q:    What Happens if I Sell My Shares of Company Common Stock Before the Special Meeting?

A:
The record date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Company common stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:    Who Can Answer Further Questions?

A:
If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the Merger, you should contact our Secretary at National Semiconductor Corporation, 2900 Semiconductor Drive, Santa Clara, California 95052. You may also call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 and banks and brokers may call collect at (212) 929-5500.

 FORWARD-LOOKING INFORMATION

        This proxy statement and the documents to which we refer you in this proxy statement contain "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "plan," "project," "should" and similar expressions. Factors that may affect those forward-looking statements include, among other things:

  •
  the risk that various conditions to the closing of the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger;

  •
  the risk that our stockholders fail to adopt the Merger Agreement, and that as a result we will be required to reimburse Texas Instruments for costs and expenses incurred by Texas Instruments and Merger Sub in connection with the Merger Agreement, up to $50,000,000;

  •
  the risk that the Merger is not completed for any other reason;

  •
  the risk that required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause Texas Instruments to abandon the Merger;

  •
  the risk that the Merger Agreement may be terminated in circumstances that require us to pay Texas Instruments a termination fee of $200,000,000 in connection therewith;

  •
  the risk that disruptions from the Merger, whether completed or not, will harm our relationships with our customers, suppliers or other business partners;

  •
  the diversion of management time on issues related to the Merger;

  •
  risks regarding a loss of or a substantial decrease in purchases by our major customers;

  •
  risks regarding employee retention;

  •
  the outcome of legal proceedings that have been or may be brought against National related to the Merger or the Merger Agreement;

  •
  the amount of the costs, fees, expenses and charges related to the Merger; and

  •
  other risks detailed in our current and periodic filings with the SEC, including our most recent filings on Form 10-K and Form 10-Q, which discuss other important risk factors concerning our operations.

        We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We assume no obligation to update the information in this proxy statement, except as otherwise required by law.

 THE SPECIAL MEETING

        This proxy statement is being furnished to you in connection with the solicitation by our Board of Directors of proxies to be used at the Special Meeting to be held in Building E at our headquarters located at 2900 Semiconductor Drive, Santa Clara, California 95052, at [    •    ] a.m. Pacific Time, on [    •    ], [    •    ], 2011 and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy card are being mailed to stockholders on or about [    •    ], 2011.

The Purpose

        The purpose of the Special Meeting is for our stockholders to consider and vote upon a proposal to adopt the Merger Agreement and a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

        On April 4, 2011, our Board of Directors unanimously (i) determined that the Merger and the Merger Agreement are fair to, and advisable and in the best interests, of our stockholders and (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Our Board of Directors unanimously recommends that you vote "FOR" the adoption of the Merger Agreement and "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

        Our Board of Directors knows of no other matter that will be presented for consideration at the Special Meeting. If any other business properly comes before the Special Meeting, or any adjournment or postponement of the Special Meeting, by or at the direction of the Company's Board of Directors, the persons named in the enclosed form of proxy or their substitutes will vote on those matters in accordance with their best judgment on such matters.

Appointment of Proxy Holders

        Our Board of Directors asks you to appoint Donald Macleod and Todd M. DuChene as your proxy holders to vote your shares at the Special Meeting. You make this appointment by completing the enclosed proxy card using one of the voting methods described below.

        If appointed by you, your proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by our Board of Directors.

        Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board of Directors at the time this proxy statement was printed and which, under our by-laws, may be properly presented for consideration at the Special Meeting.

Who Can Vote

        Only stockholders who owned shares of Company common stock of record as of the close of business on [    •    ], 2011, the record date for the Special Meeting, can vote at the Special Meeting. As of the close of business on [    •    ], 2011, there were [    •    ] shares of Company common stock outstanding. Each stockholder of record is entitled to one vote for each share held as of the close of business on [    •    ], 2011.

How You Can Vote

        You may vote your shares at the Special Meeting either in person or as described below. If you hold shares through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that must be followed in order for your bank, broker or other nominee to vote your shares per your instructions. Many banks, brokers and other nominees have a process for their beneficial holders to provide instructions via the Internet or by telephone.

        If your shares are registered in your own name, you may vote your shares as described below.

        Submit Your Proxy by Mail.    You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-paid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person.

        Submit Your Proxy via the Internet.    You may submit proxies via the Internet by following the instructions on the proxy card. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person.

        Submit Your Proxy by Telephone.    Stockholders who live in the United States or Canada may submit proxies by telephone by following the instructions on the proxy card. Giving a proxy will not affect your right to vote your shares if you attend the Special Meeting and want to vote in person.

        Voting at the Special Meeting.    You may vote at the Special Meeting, if you decide to attend in person. However, our Board of Directors recommends that you vote via the Internet, by telephone or by mail as it is not practical for many stockholders to attend the Special Meeting. Voting via the Internet, by telephone or by mail will not limit your right to vote at the Special Meeting, if you decide to attend in person. If you hold shares through a bank, broker or other nominee, you must obtain a valid legal proxy, executed in your favor, from the bank, broker or other nominee to be able to vote at the Special Meeting.

        If you return your signed proxy card, but do not mark the box showing how you wish to vote on any proposal, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you return your signed proxy card and indicate that you wish to vote "FOR" the proposal to adopt the Merger Agreement but do not indicate a choice on the proposal to authorize adjournment of the Special Meeting, your shares will be voted "FOR" the proposal to authorize adjournment. However, if you indicate that you wish to vote "AGAINST" the proposal to adopt the Merger Agreement, your shares will only be voted "FOR" the proposal to authorize adjournment if you indicate that you wish to vote in favor of that proposal. With respect to any other matter that properly comes before the Special Meeting, shares represented by all proxies received by National will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy card.

        If you hold your shares in "street name," you should have received a proxy card and voting instructions with these proxy materials from your bank, broker or other nominee rather than from National. Simply complete and return the proxy card to your bank, broker or other nominee to ensure that your vote is counted. Alternatively, if offered by your bank, broker or other nominee, you may vote via the Internet or by telephone as instructed by your bank, broker or other nominee. To vote in person at the Special Meeting, you must obtain a valid legal proxy from your bank, broker or other nominee. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy.

Revocation of Proxies

        You can revoke your proxy at any time before it is exercised in any of three ways:

  •
  by sending a written notice of revocation prior to the Special Meeting to our Secretary at National Semiconductor Corporation, 2900 Semiconductor Drive, Santa Clara, California 95052;

  •
  by submitting another proxy executed at a later date; or

  •
  by attending the Special Meeting and voting in person.

        If you submit a revocation or later-dated proxy, we must receive such revocation or later-dated proxy before the proposal to adopt the Merger Agreement is voted on at the Special Meeting. You should send any written notice or request for a new proxy card to our Secretary at the above address. Voting by mailing in your proxy card, or voting via the Internet or by telephone, will not prevent you from voting in person at the Special Meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone, even if you plan to attend the Special Meeting in person. If your shares are held in "street name" through a bank, broker or other nominee, you must follow the instructions received from such bank, broker or other nominee which were provided with this proxy statement in order to change or revoke your vote or to vote at the Special Meeting.

Required Vote

        The holders of a majority of the outstanding shares of Company common stock on the record date, present in person or by proxy at the Special Meeting, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to hold the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies. Any shares of Company common stock held in treasury by National or held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions will be counted for purposes of determining whether a quorum is present.

        The affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter is necessary for approval of the proposal to adopt the Merger Agreement. As of the close of business on the record date, there were [    •    ] shares of Company common stock outstanding. This means that under Delaware law, at least [    •    ] shares must vote "FOR" the adoption of the Merger Agreement. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based on the total number of outstanding shares of Company common stock, if you do not submit a proxy or vote in person at the Special Meeting, if you abstain, or if your shares of Company common stock are held through a bank, broker or other nominee and you do not provide your bank, broker or other nominee with voting instructions, this will have the same effect as a vote "AGAINST" the proposal to adopt the Merger Agreement.

        Adjournment of the Special Meeting, if necessary or appropriate for the purpose of soliciting additional proxies, may be approved by the chairman of the Special Meeting or by a majority of the shares of Company common stock present in person or by proxy at the Special Meeting and entitled to vote, whether or not a quorum is present. Abstaining will have the same effect as a vote "AGAINST" this proposal. If you do not submit a proxy or vote in person at the Special Meeting, or if your shares of Company common stock are held through a bank, broker or other nominee and you do not provide your bank, broker or other nominee with voting instructions, your shares of Company common stock will not be present in person or by proxy at the Special Meeting and will not be voted, but this will have no effect on the approval of this proposal.

        Under Delaware law, holders of shares of Company common stock are entitled to appraisal rights in connection with the Merger. In order to exercise appraisal rights, you must comply with all applicable requirements of Delaware law, including submitting a written demand for appraisal rights to us before the vote is taken on the Merger Agreement. See "Appraisal Rights" beginning on page 72 and Annex C for information on the requirements of Delaware law regarding appraisal rights.

Stock Ownership and Interests of Certain Persons

        As of the close of business on [    •    ], 2011, the record date for the Special Meeting, our directors and executive officers and their respective affiliates owned, in the aggregate, [    •    ] shares of Company common stock, or collectively approximately [    •    ]% of the outstanding shares of Company common stock. Certain members of our management and Board of Directors have interests that are different from or in addition to those of stockholders generally. Please read "The Merger—Interests of Our Executive Officers and Directors in the Merger" beginning on page 37.

Proxy Solicitation

        We will pay the costs of printing and mailing proxy materials for the Special Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. We have retained MacKenzie Partners, Inc. to assist us in the solicitation of proxies, using the means referred to above, and that firm will receive a fee of approximately $50,000, plus reimbursement of out-of-pocket expenses. We may also reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Company common stock.

Postponements and Adjournments

        In addition to the proposal to adopt the Merger Agreement, stockholders are also being asked to approve a proposal that will give us authority to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Special Meeting. You should note that if this proposal is approved, the Special Meeting could be successively postponed or adjourned to any date. If the Special Meeting is postponed or adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return your signed proxy card, but do not mark the box showing how you wish to vote on any proposal, your shares will be voted "FOR" the proposal to adopt the Merger Agreement and "FOR" the adoption of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you return your signed proxy card and indicate that you wish to vote "FOR" the proposal to adopt the Merger Agreement but do not indicate a choice on the proposal to authorize adjournment of the Special Meeting, your shares will be voted "FOR" the proposal to authorize adjournment. However, if you indicate that you wish to vote "AGAINST" the proposal to adopt the Merger Agreement, your shares will only be voted "FOR" the proposal to authorize adjournment if you indicate that you wish to vote in favor of that proposal.

 PARTIES TO THE MERGER

National Semiconductor Corporation

        National, headquartered in Santa Clara, California, is one of the world's leading semiconductor companies focused on analog and mixed-signal integrated circuits and sub-systems, particularly in the area of power management. Founded in 1959, we design, develop, manufacture and market high-value, high-performance, analog-intensive solutions that improve performance and energy efficiency in electronic systems. We have a diversified product portfolio, which includes power management circuits, audio and operational amplifiers, communication interface products and data conversion solutions. Our portfolio of over 12,000 products is sold to a diversified group of end-customers, ranging from smaller customers serviced by an extensive distribution network to large original equipment manufacturers (OEMs). Energy-efficiency is our overarching theme, and our PowerWise® products enable systems that consume less power, extend battery life and generate less heat. We maintain our principal executive offices at 2900 Semiconductor Drive, Santa Clara, California 95052, and our telephone number is (408) 721-5000.

Texas Instruments Incorporated

        Texas Instruments designs and makes semiconductors that it sells to electronics designers and manufacturers all over the world. Additionally, Texas Instruments sells calculators and related products. Texas Instruments began operations in 1930 and currently has design, manufacturing or sales operations in more than 30 countries. Texas Instruments was the world's fourth largest semiconductor company in 2010 as measured by revenue. The principal executive offices of Texas Instruments are located at 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas, and its telephone number is (972) 995-3773.

Orion Merger Corp.

        Merger Sub was formed by Texas Instruments solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is owned directly by Texas Instruments or indirectly through one or more of Texas Instruments' subsidiaries and has not engaged in any business except in connection with the transactions contemplated by the Merger Agreement. The principal executive offices of Merger Sub are located at 12500 TI Boulevard, P.O. Box 660199, Dallas, Texas, and its telephone number is (972) 995-3773.

 THE MERGER

        The discussions under the sections of this proxy statement entitled "The Merger" and "The Merger Agreement" summarize the material terms of the Merger. Although we believe that the description covers the material terms of the Merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the Merger Agreement and the other documents referred to herein carefully for a complete understanding of the Merger.

Background of the Merger

        From time to time prior to the date of the Merger Agreement, our Board of Directors and members of our management team have considered various strategic opportunities intended to further the development and growth of National's business.

        In early December 2010, Mr. Richard Templeton, the Chairman, Chief Executive Officer and President of Texas Instruments, made an unsolicited call to Mr. Donald Macleod, our Chairman and Chief Executive Officer, to inquire whether National would be interested in meeting with Texas Instruments to discuss potential strategic opportunities between the two companies. Mr. Macleod stated that National was not for sale but that he would be willing to meet with Mr. Templeton.

        On December 13, 2010, in order to maintain the confidentiality of discussions between Texas Instruments and National, Mr. Templeton and Mr. Macleod met at the San Jose Airport. At that meeting, Mr. Templeton told Mr. Macleod that Texas Instruments would be interested in acquiring National and that such a transaction would be beneficial to both Texas Instruments and National. Mr. Macleod informed Mr. Templeton that, although National was not for sale, he would advise our Board of Directors of any offer made by Texas Instruments and that our Board of Directors was aware of its responsibility to consider any offer that might be in the best interest of our stockholders. Mr. Templeton and Mr. Macleod also discussed the risks associated with exploring a potential transaction between Texas Instruments and National, including the impact on National's business and employees and the potential difficulties associated with maintaining National's business during an integration of National into Texas Instruments. Mr. Templeton and Mr. Macleod did not discuss price or any other material potential terms at this meeting.

        On January 5, 2011, Mr. Templeton called Mr. Macleod to request an additional meeting to further discuss the possibility of a sale of National to Texas Instruments. Mr. Templeton indicated that while he understood the potential difficulties of integrating National into Texas Instruments and the regulatory risks inherent in such a transaction, he wanted to explore and understand the benefits of a potential transaction, which he thought would be substantial. Mr. Templeton also advised that Texas Instruments was confident that the regulatory risk and the issues associated with the integration of National into Texas Instruments could both be successfully managed. Mr. Macleod reiterated that while National was not for sale, if Texas Instruments requested, he would be available for a meeting later in January to further discuss the possibility of a transaction between National and Texas Instruments.

        On January 18 and January 19, 2011, our Board of Directors convened a regularly scheduled meeting, at which Mr. Macleod discussed his communications with Mr. Templeton. Our Board of Directors confirmed that while National was not for sale, the Board of Directors would consider proposals that might maximize our stockholder value. Mr. Macleod informed our Board of Directors of Texas Instruments' request for an additional meeting, and our Board of Directors authorized Mr. Macleod to have further discussions with Mr. Templeton with a view to understanding any proposal that Texas Instruments might make.

        On January 26, 2011, Mr. Templeton and Mr. Macleod met together at the San Jose Airport. At the meeting, Mr. Templeton conveyed his opinion that a sale of National to Texas Instruments was in the best interests of both companies and discussed the potential strategic advantages of combining the companies, including the potential increase in the scale and breadth of the combined company's product lines, the pooled engineering talent for the combined company, additional manufacturing capacity and an expanded sales force. Mr. Templeton and Mr. Macleod discussed next steps with respect to exploring a possible transaction. Mr. Macleod indicated that the next step would be a formal proposal from Texas Instruments regarding the purchase of National, including a proposed per share price that could be shared with our Board of Directors.

        On February 7, 2011, Mr. Templeton called Mr. Macleod and told him that Texas Instruments was sending a written proposal to National. Mr. Templeton initially declined to discuss the contents of the proposal, including the offer price; however, when pressed by Mr. Macleod, Mr. Templeton indicated the offer price would be in the range of $22.00 to $23.00 per share of National common stock. Mr. Templeton reiterated his rationale for a transaction between National and Texas Instruments.

        Between February 7, 2011 and February 8, 2011, Mr. Macleod contacted the members of our Board of Directors to inform them that Texas Instruments would be sending a written proposal to acquire National and that our Board of Directors would need to convene a meeting as soon as possible after receipt of the Texas Instruments' written proposal in order to consider such proposal.

        Also on February 7, 2011, after consultation with certain members of our Board of Directors, Mr. Macleod contacted representatives of Qatalyst Partners to discuss the general mergers and acquisitions environment in the semiconductor industry. Qatalyst Partners thereafter provided a draft engagement letter for National's consideration, which was later negotiated between the Company and Qatalyst Partners, approved by our Board of Directors on February 10, 2011 and signed on such date with an effective date of February 8, 2011.

        On February 8, 2011, Mr. Macleod received Texas Instruments' preliminary, non-binding indication of interest letter dated February 7, 2011 pursuant to which Texas Instruments offered to acquire National in an all-cash transaction in the range of $22.00 to $23.00 per share of National common stock. The indication of interest stated that the transaction would not be contingent on obtaining financing. The indication of interest was contingent on satisfactory completion of due diligence, final approval of the transaction by the board of directors of Texas Instruments and the execution of a mutually acceptable definitive agreement between Texas Instruments and National.

        On February 10, 2011, our Board of Directors held a telephonic meeting. During that meeting, our Board of Directors received an update from management regarding the indication of interest received from Texas Instruments and management's recent discussions with Texas Instruments and the advice solicited from National's legal advisors with respect to the Texas Instruments indication of interest letter. Our Board of Directors also considered the need to retain an appropriate financial advisor. After discussion with management, our Board of Directors authorized management to engage in discussions with Qatalyst Partners regarding the terms of its engagement as our financial advisor for a potential transaction with Texas Instruments.

        On February 16, 2011, our Board of Directors convened a special meeting to discuss the written indication of interest delivered by Texas Instruments. Mr. Macleod and Mr. Lewis Chew, our Senior Vice President and Chief Financial Officer, reviewed with our Board of Directors National's strategic business plan (originally presented to our Board of Directors in April 2010), the interim update of National's strategic business plan, National's performance to date relative to our strategic business plan and National's near term outlook. Representatives of Qatalyst Partners also joined the special meeting and led a discussion with our Board of Directors and management regarding financial aspects of the Texas Instruments proposal. Our Board of Directors discussed in detail the Texas Instruments proposal and the outlook for National on a stand-alone basis. The Board of Directors also received presentations from representatives of Latham & Watkins LLP, the Company's legal counsel, regarding the fiduciary and legal duties of our Board of Directors, and a preliminary assessment of certain regulatory matters that would apply to a sale of National to Texas Instruments, the likely scope and timing of regulatory review, and the risks associated with such regulatory review. Our Board of Directors directed Mr. Macleod to continue discussions with Texas Instruments and to seek a higher price for our stockholders.

        Also on February 16, 2011, at the direction of our Board of Directors, Mr. Macleod emailed Mr. Templeton to schedule a telephone call on February 17, 2011 to discuss Texas Instruments' indication of interest. Mr. Templeton responded with his availability on February 17, 2011.

        On February 17, 2011, Mr. Macleod and Mr. Templeton discussed Texas Instruments' written indication of interest. Mr. Macleod indicated that while our Board of Directors was willing to consider a possible sale of National to Texas Instruments, the current proposed price of $22.00 to $23.00 per share was inadequate in light of the outlook for National on a stand-alone basis, and invited Mr. Templeton to make a higher offer. Mr. Macleod, at the direction of our Board of Directors, also conveyed that any revised proposal submitted by Texas Instruments should address transaction risks with a view towards certainty of closing, its commitment for a speedy transaction and clearly articulate Texas Instruments' intentions with respect to our stockholders, employees, customers and operations.

        In connection with these discussions, on February 21, 2011, Mr. Templeton emailed Mr. Macleod to request a telephone call on February 22, 2011.

        On February 22, 2011, Mr. Templeton and Mr. Macleod had a telephone conversation during which, at the direction of our Board of Directors, Mr. Macleod again conveyed that our Board of Directors viewed the current offer price of $22.00 to $23.00 per share as inadequate in light of National's stand-alone outlook and the inherent uncertainty of Texas Instruments' non-binding indication of interest. Mr. Macleod informed Mr. Templeton that Texas Instruments would need to increase its offer price and also provide certainty of closing with respect to any proposed transaction. Mr. Templeton responded to Mr. Macleod that Texas Instruments might be willing to increase the offer price to $24.00 to $25.00 per share, if National provided additional information with respect to National's operations that would enable Texas Instruments to more accurately assess additional available cost synergies that would justify a higher price. Mr. Templeton requested that, excluding any competitive information and subject to the execution of a mutually acceptable confidentiality agreement between the parties, National provide diligence information to Texas Instruments in the areas of administrative functions, sales organization, research and development, and manufacturing.

        On February 23, 2011, Mr. Templeton called Mr. Macleod and informed him that Texas Instruments was prepared to potentially increase its offer price. Mr. Macleod responded that the value of National was significantly in excess of Texas Instruments' offer and that National would be unwilling to provide Texas Instruments confidential information without an assurance that Texas Instruments was prepared to increase its offer price. Mr. Templeton stated that Texas Instruments believed that its offer price was fair and provided a significant premium to our stock price, but that Mr. Templeton was prepared to recommend an increased offer price of $24.00 to $25.00 per share, if the information provided by National, including information about additional cost synergies, supported such an increase. Mr. Macleod indicated that while he was not authorized by our Board of Directors to pursue a transaction in the range of valuation suggested by Mr. Templeton, Mr. Macleod would be willing to have a meeting between representatives of Texas Instruments and Mr. Todd DuChene, our Senior Vice President, General Counsel and Secretary, Mr. Chew and himself to discuss our business operations subject to the execution of an acceptable confidentiality agreement and so long as Texas Instruments understood National's position on the importance of speed, certainty of closing, and the process being conducted in a manner to maintain confidentiality and minimize disruption to National's business operations. Mr. Macleod also emphasized that price remained an open issue and that Texas Instruments would have to increase its offer price for National to continue discussions regarding a potential transaction with Texas Instruments. Mr. Templeton and Mr. Macleod agreed to have the requested diligence meeting on February 25, 2011.

        Later on February 23, 2011, Mr. Macleod sent Mr. Templeton a draft of a proposed confidentiality agreement to be executed by Texas Instruments and National, which included a standard standstill agreement for the benefit of National. On February 24, 2011, Mr. Templeton sent an email to

Mr. Macleod to acknowledge receipt of the proposed confidentiality agreement and to discuss the logistics of the due diligence meeting scheduled for February 25, 2011 between their respective management teams, and financial and legal advisors.

        Between February 23, 2011 and February 25, 2011, Mr. DuChene and Mr. Joseph Hubach, the General Counsel of Texas Instruments, discussed and negotiated changes to the terms of the confidentiality agreement as originally proposed by National. Texas Instruments refused to agree to the standstill provisions and demanded a modest confidentiality agreement only. On February 25, 2011, Texas Instruments and National executed a confidentiality agreement that did not contain a standstill provision for the benefit of National.

        On February 24, 2011, our Board of Directors convened a telephonic meeting and received an update from management on the status of discussions with Texas Instruments and the upcoming diligence meeting scheduled for February 25, 2011, including the scope of information National was prepared to discuss with Texas Instruments.

        On February 25, 2011, Mr. Templeton and members of Texas Instruments' management team, including Mr. Kevin March, its Chief Financial Officer, Mr. Hubach and Mr. Gregg Lowe, its Senior Vice President, Analog, met with Mr. Macleod, Mr. Chew and Mr. DuChene to discuss certain financial and operating information, including additional potential cost synergies, regarding National in order to provide National with an opportunity to put forth its reasons justifying a higher offer price. In an effort to keep the ongoing discussions with Texas Instruments confidential, the parties met once again at the San Jose Airport.

        On February 28, 2011, Mr. Templeton called Mr. Macleod to discuss the February 25, 2011 meeting and indicated that Texas Instruments would be prepared to increase its offer for National to $25.00 per share for National.

        On March 1, 2011, Mr. Templeton called Mr. Macleod to inform him that Texas Instruments would be sending a revised non-binding indication of interest letter contemplating an all-cash transaction at $25.00 per share. The offer would not be contingent on obtaining financing. Mr. Templeton informed Mr. Macleod that the increased offer price was a full price, a significant premium to our stockholders and that Texas Instruments could not and would not increase its offer for National. Mr. Macleod informed Mr. Templeton that he had no authority to accept an offer of $25.00 per share. Mr. Macleod once again requested that Texas Instruments consider increasing the offer price.

        Thereafter on March 1, 2011, Texas Instruments sent the revised non-binding indication of interest letter to National via email. The non-binding indication of interest was contingent on the satisfactory completion of due diligence, final approval by the Texas Instruments' board of directors and the execution of a mutually acceptable definitive agreement.

        On March 2, 2011, Mr. Macleod called Mr. Templeton to acknowledge receipt of the revised indication of interest and to discuss price. Mr. Macleod also sought assurances from Mr. Templeton regarding the scope of Texas Instruments' due diligence efforts and an acknowledgment that any potential transaction between National and Texas Instruments would include provisions regarding speed and certainty of closing. Having received assurances that Texas Instruments understood National's concerns, Mr. Macleod indicated that while price was still an open issue, our Board of Directors would convene a special meeting on March 4, 2011 to discuss the revised indication of interest submitted by Texas Instruments. Mr. Macleod stated that he and Mr. DuChene would call Mr. Templeton after the March 4, 2011 meeting of our Board of Directors to discuss our Board of Directors' response.

        On March 4, 2011, our Board of Directors convened a special meeting to review Texas Instruments' March 1, 2011 letter to acquire National for $25.00 per share. Mr. Macleod noted that the offer price was increased from the range of $22.00 to $23.00 per share initially proposed by Texas Instruments in its February 7, 2011 indication of interest letter, that the offer was not conditioned upon obtaining financing and that Mr. Templeton had indicated that he could not support a higher price for National since it would not deliver an acceptable return to Texas Instruments' stockholders. Representatives of Qatalyst Partners led a discussion regarding the financial aspects of the updated proposal and strategic options for National, including a review of other potential strategic buyers of National including their financial wherewithal, and the likelihood that a private equity buyer would acquire National at a higher price than the one being proposed by Texas Instruments. Representatives of Latham & Watkins also reviewed with our Board of Directors its fiduciary and legal duties. Following discussion, our Board of Directors concluded that given the financial resources of Texas Instruments, its confirmed significant interest in National and the characteristics of Texas Instruments' offer (all cash, with a significant premium to National's then-current stock price, and the absence of any financing condition), management should continue to negotiate with Texas Instruments. Our Board of Directors directed Mr. Macleod to advise Texas Instruments that in addition to price, which they still considered to be an open issue and subject to negotiation, they also needed to evaluate certain additional critical deal issues, including certainty of closing and regulatory risk. Our Board of Directors directed Mr. Macleod to ask Texas Instruments to deliver a proposed merger agreement that outlined its position on these issues so our Board of Directors and management team could effectively evaluate Texas Instruments' proposal to acquire National. Our Board of Directors additionally directed Latham & Watkins to contact Jones Day, Texas Instruments' legal counsel, to better understand regulatory matters and other aspects of Texas Instruments' proposal. Our Board of Directors discussed the advisability and the timing of contacting other parties that might be interested in acquiring National. Representatives of Qatalyst Partners led a discussion with our Board of Directors regarding other potential acquirers of National and the financial wherewithal of each such potential acquirer to pursue a transaction with National on terms comparable to that of Texas Instruments' offer. Our Board of Directors and its legal and financial advisors also discussed the risk of any approach to potential third parties, including the potential damage to National and the risk of Texas Instruments withdrawing its offer should we actively pursue third-party interest. Following discussion with our financial advisors, our Board of Directors concluded that a private equity buyer would not be able to propose or consummate a transaction on comparable or better terms than those being proposed by Texas Instruments (all cash with a significant premium to National's then-current stock price, and the absence of any financing condition). Our Board of Directors then identified two such other potential acquirers that it believed were reasonable strategic partners who were the most likely to pay the highest price for National and had the financial wherewithal to consummate a transaction on terms comparable or better than those being proposed by Texas Instruments. Our Board of Directors then directed Qatalyst Partners to contact the two companies so identified to assess their interest in a possible transaction with National.

        Later on March 4, 2011, at the direction of our Board of Directors, Mr. Macleod, Mr. Lewis and Mr. DuChene called Mr. Templeton, Mr. Hubach and Mr. March to discuss the meeting of our Board of Directors. At the direction of our Board of Directors, Mr. Macleod emphasized that while our Board of Directors still considered the price to be an open issue and subject to negotiation, it would continue to explore the possibility of a sale of National to Texas Instruments. Mr. Macleod also conveyed the importance placed by our Board of Directors on the effective resolution of critical deal issues, including certainty of closing and protection of National from regulatory risks associated with the transaction. Mr. Macleod and Mr. Templeton also discussed the execution of a standstill agreement, which Texas Instruments had resisted previously.

        Thereafter on March 4, 2011, Mr. Hubach sent Mr. DuChene an initial draft of an agreement intended to supplement the confidentiality agreement executed on February 25, 2011, which supplemental agreement proposed a 45-day exclusivity period for the benefit of Texas Instruments and a standstill provision for the benefit of National. Following substantial negotiation, on March 11, 2011, the parties executed the final supplemental agreement which did not contain exclusivity obligations on the part of National, which National had strongly resisted, but imposed standstill obligations on Texas

Instruments. Representatives of Jones Day and Latham & Watkins also negotiated the terms of a joint defense agreement to facilitate the exchange of information between the two firms in connection with their discussion of regulatory considerations, which agreement was executed on March 10, 2011.

        On March 7, 2011, representatives of Qatalyst Partners had a teleconference with a senior executive of Company A in which they solicited interest in a potential transaction with National. Company A indicated that it would consider the opportunity internally and get back to Qatalyst Partners. On March 12, 2011, Company A responded that it was not interested in pursuing a transaction with National.

        On March 7, 2011, representatives of Qatalyst Partners had an initial teleconference with senior executives of Company B in which they solicited interest in a potential transaction with National. Company B considered the opportunity and responded on March 9, 2011 that it was not interested in pursuing such a transaction with National.

        On March 8, 2011, Texas Instruments sent to Mr. DuChene a due diligence request list and an outline of a process regarding the potential transaction that requested extensive in-person meetings between Texas Instruments and numerous members of our management team. Also on March 8, 2011, Mr. DuChene and Mr. Hubach discussed the status of the transaction; the scope, process and expected timing for completion of due diligence; and execution of definitive documentation.

        Between March 8, 2011 and March 11, 2011, Mr. DuChene and Mr. Hubach continued to discuss the due diligence process and the scope of information requested. Mr. DuChene informed Mr. Hubach that while National was prepared to make available to Texas Instruments sufficient information to enable it to perform due diligence, the need for speed, certainty of closing, confidentiality and protection of National's competitive position would limit the scope of information provided. Mr. DuChene also informed Mr. Hubach that an electronic data room would be available no later than March 14, 2011.

        On March 13, 2011, Jones Day on behalf of Texas Instruments delivered an initial draft Merger Agreement relating to the potential acquisition of National by Texas Instruments to Latham & Watkins. The initial draft of the Merger Agreement contemplated a termination fee equal to 3.5% of the transaction value, which would be payable by National if it terminated the Merger Agreement in certain specified circumstances, and an uncapped expense reimbursement provision, which would be payable by National if our stockholders did not vote in favor of adopting the Merger Agreement.

        On March 14, 2011, National provided Texas Instruments access to a virtual data room. Information that was considered by National to be sensitive information from a competitive standpoint was segregated into a separate data room (with sensitive information, such as pricing terms and names of customers and suppliers, redacted or only provided on an aggregated basis). National did not provide access to Texas Instruments or its counsel to this segregated portion of the virtual data room. National did, however, move a certain limited portion of the segregated information that it had determined not to be sensitive competitive information to the virtual data room for Texas Instruments' review as the process moved closer to execution of definitive documentation. A supplement to the confidentiality agreement was executed immediately prior to the execution of the Merger Agreement which allowed certain people at Texas Instruments and their counsel access to such information.

        Between March 16, 2011 and March 19, 2011, Mr. DuChene and Mr. Hubach and members of our diligence team and Texas Instruments' diligence team discussed open due diligence items and questions regarding the business and operations of National raised by information provided by National in the diligence process.

        On March 18, 2011, Mr. Templeton and Mr. Macleod had a phone conversation during which they discussed the status of the transaction.

        Latham & Watkins provided a revised draft of the Merger Agreement incorporating a series of revisions to Jones Day on March 18, 2011. The revisions involved changes that were principally intended to increase the speed and certainty of closing by enhancing the obligations of the parties to obtain regulatory approvals, changes to the provisions relating to the consideration and acceptance of a superior financial offer (including the size of the termination fee), changes to the restrictions on the conduct of our business during the period between execution of the Merger Agreement and closing, and changes to National's representations and warranties. Latham & Watkins noted that the size of the termination fee would need to be discussed with our Board of Directors but that it thought 3.5% was too high for a deal of this size and that any expense reimbursement would need to be capped at an amount agreed to by our Board of Directors. Latham & Watkins reiterated the importance of a proper allocation of potential regulatory risk associated with a potential transaction between National and Texas Instruments.

        On March 23, 2011 and March 24, 2011, Texas Instruments' management team and its legal and financial advisors met with National's management team and our financial and legal advisors to discuss due diligence and outstanding diligence items. The parties also discussed the key terms of the proposed Merger Agreement. Our management team reiterated the necessity of speed and indicated our desire to have definitive documentation completed and executed as promptly as possible.

        On March 25, 2011, at the direction of our Board of Directors, National executed an engagement letter with Goldman, Sachs & Co. ("Goldman Sachs") pursuant to which Goldman Sachs agreed to perform certain advisory services in connection with the Merger.

        On March 26, 2011, Jones Day provided a revised draft of the Merger Agreement to National. Latham & Watkins reviewed this draft and discussed the draft and the remaining open issues of negotiation with National executives on March 28, 2011. On March 29, 2011, following consultation with National executives, Latham & Watkins provided a revised draft of the Merger Agreement to Jones Day which addressed the open issues.

        On March 31, 2011, our Board of Directors convened a special meeting with our management team and financial and legal advisors to review Texas Instruments' updated proposal and most recent draft Merger Agreement. Mr. DuChene updated our Board of Directors on the status of discussions with Texas Instruments. Representatives of Qatalyst Partners then reviewed various financial information regarding National on a stand-alone basis and the Texas Instruments proposal. Representatives of Qatalyst Partners also reviewed the discussions they had with Company A and Company B, noting that both companies had declined an opportunity to engage in discussions. Our Board of Directors discussed the possibility of increasing the offer price, but noted that an increase in the offer price was unlikely given the size of the premium, Mr. Templeton's statements, the need to negotiate additional deal terms (including conditions to closing and size of the termination fee) and the number of unsuccessful attempts that Mr. Macleod had made to request another price increase. Representatives of Latham & Watkins reviewed with our Board of Directors their fiduciary and legal duties and the material terms of the current draft of the Merger Agreement. Latham & Watkins specifically noted the remaining open issues in the draft Merger Agreement, including the size of the termination fee and the obligation of Texas Instruments to assume the risk of obtaining necessary regulatory approvals and clearances. Representatives of Latham & Watkins also gave a presentation to our Board of Directors regarding their assessment of the scope of antitrust/competition filings required in connection with the proposed transaction, strategies contemplated for optimizing completion of the transaction on a timely basis and the means to better allocate the risk associated with regulatory filings to Texas Instruments, including via a reverse break-up fee.

        Following the meeting of our Board of Directors on March 31, 2011, Jones Day provided a revised draft of the Merger Agreement to National and its advisors. The remaining open items for negotiation noted during the meeting of the Board of Directors were not satisfactorily resolved by the draft of the Merger Agreement provided by Jones Day on March 31, 2011.

        From April 1, 2011 to April 4, 2011, National representatives and Latham & Watkins met regularly by telephone with representatives of Texas Instruments and Jones Day to negotiate and finalize the terms of the draft Merger Agreement and related transaction terms. During the morning of April 4, 2011, prior to the meeting of our Board of Directors on such date, National and Texas Instruments were able to reach resolution with respect to all outstanding material terms of the Merger Agreement.

        On April 4, 2011, our Board of Directors met again with our management team and financial and legal advisors to review the draft Merger Agreement circulated to our Board of Directors on April 2, 2011 and other issues concerning Texas Instruments' proposal to acquire National. Representatives of Latham & Watkins reviewed with the Board of Directors its fiduciary and legal responsibilities previously outlined in the March 31, 2011 meeting. Qatalyst Partners reviewed with the Board of Directors their presentation as to the financial aspects of the Texas Instruments offer and the offer price and delivered to the Board of Directors its oral opinion that the consideration to be received by the holders of shares of National Semiconductor common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Texas Instruments or any of its affiliates), which oral opinion was subsequently confirmed in writing on the same date. The full text of the opinion of Qatalyst Partners, dated as of April 4, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion, is attached as Annex B to this proxy statement. Representatives of Latham & Watkins reviewed with the Board of Directors the changes to the draft Merger Agreement since the March 31, 2011 meeting, including the addition of a $350 million reverse termination fee payable by Texas Instruments in the event of a termination of the Merger Agreement for certain reasons related to antitrust approvals, and reduction of the termination fee payable by National upon termination of the Merger Agreement in certain circumstances from approximately $225 million to $200 million. Representatives of Latham & Watkins also noted National's obligation to reimburse certain of Texas Instruments' expenses up to $50 million if National's stockholders did not vote in favor of adopting the Merger Agreement (in addition to potentially paying a termination fee, with such fees being offset against any future payment of a termination fee). Following deliberation, after consultation with its financial and legal counsel, our Board of Directors unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were fair to, and advisable and in the best interests of, National and its stockholders, (ii) approved the execution and delivery of the Merger Agreement and, subject to the receipt of approval by National's stockholders, the consummation of the Merger Agreement on the terms and conditions set forth therein and (iii) recommended that our stockholders adopt the Merger Agreement, which is attached as Annex A to this proxy statement.

        After the closing of trading on the New York Stock Exchange on April 4, 2011, National and Texas Instruments executed the Merger Agreement and issued a press release announcing the execution of the Merger Agreement.

Reasons for the Merger; Recommendation of Our Board of Directors

        Our Board of Directors unanimously determined that the Merger Agreement and the Merger are fair to, and advisable and in the best interests, of our stockholders. On April 4, 2011, our Board of Directors approved the Merger Agreement and authorized the transactions contemplated by the Merger Agreement, including the Merger, and recommended that our stockholders adopt the Merger Agreement. In reaching these conclusions, our Board of Directors considered the following material factors, among others:

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  the historical and current financial condition, results of operations, business and prospects of the Company as well as our financial plan and prospects if we were to remain an independent company, including the current and expected conditions in the general economy and in the semiconductor industry, the substantial investment in research and development required to advance the development of our products and growth strategy and the accompanying risks associated therewith, and the fact that our stockholders would continue to be subject to the risks and uncertainties of our financial plan and prospects unless we were acquired in a strategic transaction for cash consideration;

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  its belief, based upon our historical and current financial performance and results of operations, our prospects and long-term strategy, our competitive position in our industry, the outlook for the semiconductor industry and general economic and stock market conditions, that the $25.00 per share Merger Consideration would result in greater value to our stockholders than pursuing our current business plan;

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  the historical market prices of our common stock and recent trading activity, including the fact that the $25.00 per share Merger Consideration represented a 76% premium over the Company's closing stock price on April 1, 2011 (the last business day before announcement of the Merger);

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  its belief that the Company's stock price was not likely to trade at or above the $25.00 price offered in the Merger in the foreseeable future, which belief was based on a number of factors, including the directors' knowledge and understanding of the Company and our industry, our management's projections and our business plan, research analyst target prices and historical performance of our stock;

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  the opinion of Qatalyst Partners addressed to our Board of Directors that, as of April 4, 2011 and based upon and subject to various assumptions made, matters considered and limitations described in the opinion, the $25.00 per share Merger Consideration to be received by holders of shares of the Company's common stock (other than Texas Instruments and its affiliates) in the Merger was fair, from a financial point of view, to such holders. See "—Opinion of National's Financial Advisor, Qatalyst Partners LP" below and Annex B;

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  the business reputation and capabilities of Texas Instruments and its management and the substantial financial resources of Texas Instruments, which the Board of Directors believed supported the conclusion that a transaction with Texas Instruments could be completed in an orderly manner;

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  that the Merger Consideration to be paid is all cash, which provides certainty of value and liquidity to our stockholders;

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  that, subject to compliance with the terms and conditions of the Merger Agreement, we are permitted to furnish information to and conduct negotiations with any third party that makes a bona fide, written, unsolicited Company acquisition proposal for us;

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  that, subject to compliance with the terms and conditions of the Merger Agreement, we are permitted to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal upon payment of a $200,000,000 termination fee;

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  that, subject to compliance with the terms and conditions of the Merger Agreement, our Board of Directors is permitted to change its recommendation that our stockholders vote in favor of adoption of the Merger in response to a superior proposal or certain intervening events, if, in either case, our Board of Directors determines in good faith, after consultation with outside counsel, that the failure to change its recommendation would constitute a breach of its fiduciary duties;

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  that the members of our Board of Directors were unanimous in their determination to recommend the Merger Agreement for adoption by our stockholders;

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  that our Board of Directors considered the termination fee provisions of the Merger Agreement and determined they likely would not be a deterrent to competing offers that might be superior to the Merger Consideration. Our Board of Directors considered the fact that the termination fee was equal to approximately 3.07% of the transaction value, which our Board of Directors believed to be a reasonable fee to be paid to Texas Instruments (and which fee had been negotiated down from 3.5% of the transaction value) and would not be expected to preclude an unsolicited Company acquisition proposal;

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  that the Merger Agreement is not subject to a financing condition;

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  that we are able to specifically enforce Texas Instruments' obligations pursuant to the Merger Agreement;

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  that Texas Instruments is obligated to pay to us $350,000,000 if the Merger Agreement is terminated (and at the time of termination all conditions are satisfied other than the conditions relating to applicable antitrust laws) by either us or Texas Instruments (i) because the closing has not occurred by January 4, 2012 (or April 4, 2012, if the closing has not occurred by January 4, 2012 and the only closing condition not yet fulfilled at that time is the condition requiring the receipt of antitrust approvals), which we refer to as the outside date, or (ii) following any final and nonappealable law or order under applicable antitrust laws making the consummation of the Merger illegal or otherwise prohibiting the consummation of the Merger;

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  that the transaction will be subject to the approval of our stockholders and that, in this regard, our directors and executive officers do not own a significant enough interest, in the aggregate, in our shares to influence substantially the outcome of the stockholder vote. As of [    •    ] [    •    ], 2011, the record date for the Special Meeting, our directors and executive officers and their respective affiliates owned an aggregate of [    •    ] shares, representing approximately [    •    ]% of our outstanding common stock. See "—Interests of Our Executive Officers and Directors in the Merger" beginning on page 37 and "Security Ownership of Certain Beneficial Owners and Management" beginning on page 76; and

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  that our stockholders may exercise appraisal rights under Section 262 of the DGCL.

        Our Board of Directors also believed the process by which we entered into the Merger Agreement with Texas Instruments was fair, and in reaching that determination our Board of Directors took into account, in addition to the factors noted above, the following:

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  the consideration and negotiation of the transaction was conducted entirely under the oversight of the members of our Board of Directors, and none of the members of our Board of Directors has any financial interest in the Merger that is different from our stockholders generally, other than as described below under "—Interests of Our Executive Officers and Directors in the Merger" beginning on page 37; and

  •
  our extensive, arm's-length negotiations with Texas Instruments, which, among other things, resulted in an increase in the Merger Consideration from the initial offer price of $22.00-$23.00 per share to $25.00 per share.

        Our Board of Directors was aware of and also considered the following potentially adverse factors associated with the Merger, among others:

  •
  that the all-cash consideration, while providing certainty of value to our stockholders, would not allow our stockholders to have any ongoing equity participation in the surviving corporation following the closing of the Merger, meaning that our stockholders will cease to participate in our future earnings or growth, and will not benefit from any increases in the value of Texas Instruments' stock following the closing of the Merger;

  •
  that the proposed Merger will be a taxable transaction for our stockholders;

  •
  that we will be required to pay Texas Instruments a termination fee of $200,000,000 if the Merger Agreement is terminated under certain circumstances, which could, but in the view of our Board of Directors should not, discourage other potential bidders from making a competing offer to acquire National;

  •
  that the Merger is conditioned on the receipt of regulatory approvals, including approvals under the HSR Act and certain other non-U.S. competition laws, and therefore, the Merger may not be completed in a timely manner or at all;

  •
  that we will be required to pay all costs and expenses incurred by Texas Instruments or Merger Sub in connection with the Merger Agreement and the related transactions, not to exceed $50,000,000, if the Merger Agreement is terminated by us or by Texas Instruments due to a failure of our stockholders to adopt the Merger Agreement;

  •
  that the Merger may not be completed as a result of the failure of our stockholders to adopt the Merger Agreement, and the result that the public announcement of such termination of the Merger Agreement may have on the trading price of our common stock and our operating results, particularly in light of the costs incurred in connection with the transaction;

  •
  that we are subject to restrictions on the conduct of our business prior to the consummation of the Merger, requiring us to conduct our business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent us from undertaking business opportunities that may arise during the term of the Merger Agreement, whether or not the Merger is completed;

  •
  that we are prohibited from paying additional dividends (other than those paid on April 11, 2011) prior to the consummation of the Merger;

  •
  that the announcement and pendency of the Merger could result in the disruption of our business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on our business relationships; and

  •
  that if the Merger is not completed, we may be adversely affected due to potential disruptions in our operations.

        The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive and only includes the material factors considered by our Board of Directors. In view of the large number of factors considered by our Board of Directors in connection with the evaluation of the Merger Agreement and the Merger and the complexity of these matters, our Board of Directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did our Board of Directors evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors.

        Our Board of Directors conducted discussions of, among other things, the factors described above, including asking questions of our management and our financial and legal advisors, and unanimously determined that the Merger Agreement and the Merger are fair to, and advisable and in the best interests of, our stockholders, and approved the Merger Agreement and authorized the transactions contemplated by the Merger Agreement, including the Merger.

        Our Board of Directors unanimously recommends that you vote "FOR" adoption of the
Merger Agreement.

Opinion of National's Financial Advisor, Qatalyst Partners LP

        We retained Qatalyst Partners to act as financial advisor to our Board of Directors for the purpose of advising us in connection with a potential transaction such as the Merger and to evaluate whether the consideration to be received in the Merger by the holders of our common stock (other than Texas Instruments or any affiliate of Texas Instruments) was fair, from a financial point of view, to such holders. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners' qualifications, expertise, reputation and knowledge of the Company's business and affairs and the industry in which we operate. Qatalyst Partners has provided its written consent to the reproduction of the Qatalyst Partners opinion in this proxy statement. At the meeting of the Company's Board of Directors on April 4, 2011, Qatalyst Partners rendered its oral opinion that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by the holders of Company common stock (other than Texas Instruments or any affiliate of Texas Instruments) in the Merger was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated April 4, 2011, to our Board of Directors following the Board meeting.

        The full text of the Qatalyst Partners written opinion, dated April 4, 2011, to our Board of Directors is attached hereto as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners' opinion was provided to our Board of Directors and addresses only the fairness, as of the date of the opinion and from a financial point of view, of the $25.00 per share cash consideration to be received by the holders of Company common stock (other than Texas Instruments or any affiliate of Texas Instruments) in the Merger, and does not address any other aspect of the Merger. It does not constitute a recommendation as to how any stockholder should vote with respect to the Merger or any other matter and does not in any manner address the prices at which Company common stock will trade at any time. The summary of the Qatalyst Partners opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Qatalyst Partners reviewed the Merger Agreement and certain publicly available financial statements and other business and financial information of the Company. Qatalyst Partners also reviewed certain financial projections and operating data prepared by our management, which we refer to as the Company Projections, which included the financial forecasts described below in the section entitled "—Financial Forecasts" beginning on page 35 and certain publicly available research analyst reports for the Company. Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. Qatalyst Partners also reviewed the historical market prices and trading activity for Company common stock and compared the financial performance of the Company and the prices and trading activity of Company common stock with that of certain other selected publicly traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.

        In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, it by the Company. With respect to the Company Projections, Qatalyst Partners was advised by the management of the Company, and Qatalyst Partners assumed, that the Company Projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. Qatalyst Partners assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor has it been furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessments of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

        Qatalyst Partners' opinion has been approved by Qatalyst Partners' opinion committee in accordance with its customary practice.

        Qatalyst Partners' opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date the opinion was delivered. Events occurring after the date of the opinion may affect Qatalyst Partners' opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners' opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may have been available to the Company. Qatalyst Partners' opinion is limited to the fairness, from a financial point of view, of the $25.00 per share cash consideration to be received by the Company's stockholders (other than Texas Instruments or any affiliate of Texas Instruments) pursuant to the Merger Agreement, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to such consideration.

        The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated April 4, 2011. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners' opinion. For purposes of its analyses, Qatalyst Partners utilized both third-party research analysts' projections, which we refer to as the Analyst Projections, and the Company Projections. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners' financial analyses.

        Illustrative Discounted Cash Flow Analysis.    Qatalyst Partners performed an illustrative discounted cash flow ("DCF") analysis, which is designed to imply a potential value of a company by calculating the net present value of estimated future cash flows and corresponding terminal value of the company.

Qatalyst Partners calculated the net present value of unlevered free cash flows for the Company for the fourth quarter of fiscal year 2011 through fiscal year 2015 and calculated the terminal value at the end of fiscal year 2015 by applying a range of multiples of 11.5x to 15.5x to the Company's estimated fiscal year 2016 net operating profits after taxes. These values were discounted to present values using a weighted average cost of capital ranging from 8.5% to 11.0%. Qatalyst Partners then applied a dilution factor of 9% to reflect the dilution to current stockholders due to the effect of future equity compensation grants projected by the Company's management. Based on the calculations set forth above, this analysis implied a range of values for Company common stock of approximately $19.99 to $26.98 per share of Company common stock.

        Qatalyst Partners conducted a further DCF analysis to illustrate the sensitivity to changes in revenue and operating margin. Qatalyst Partners sensitized revenue by using a fiscal year 2011 to fiscal year 2016 compound annual growth rate ("CAGR") range of 6% to 11%, as compared to a 9% CAGR in the Company Projections. Qatalyst Partners sensitized fiscal year 2016 operating margin using a range of 29% to 35%, as compared to 35% in the Company Projections. These values were discounted to present values using a weighted average cost of capital ranging from 8.5% to 11.0%. Qatalyst Partners then applied a dilution factor of 9% to reflect the dilution to current stockholders due to the effect of equity compensation grants projected by the Company's management. These calculations resulted in a range of implied present values per share ranging from $16.07 to $29.67.

        Selected Companies Analysis.    Qatalyst Partners compared selected financial information and public market multiples for the Company with publicly available information and public market multiples for selected companies. The companies used in this comparison included those companies listed below and were selected because they are publicly traded companies in the Company's industry:

  •
  Linear Technology Corp.

  •
  Analog Devices Inc.

  •
  Maxim Integrated Products, Inc.

  •
  Texas Instruments

  •
  Intersil Corporation

        Based upon research analyst consensus estimates for calendar year 2011 and using the closing prices as of April 1, 2011 for shares of the selected companies, Qatalyst Partners calculated, among other things, the closing stock price divided by the estimated consensus earnings per share for calendar year 2011, which we refer to as the CY11E P/E Multiple. For Qatalyst Partners' analysis of the Company, "calendar year" statistics are based on statistics for the twelve months ended November 30. The high, low and median CY11E P/E Multiples among the selected companies analyzed were 15.0x, 13.0x, and 14.2x, respectively, and the CY11E P/E Multiple for the Company based on the Analyst Projections was 12.4x.

        Based on an analysis of the CY11E P/E Multiple for each of the selected companies, Qatalyst Partners selected a representative range of 12.5x to 15.0x and applied this range to the Company's estimated calendar year 2011 earnings per share. Based on the Company's outstanding shares of common stock, options and RSUs as reported in the Company's quarterly report on Form 10-Q filed with the SEC on March 30, 2011 and outstanding PSUs based on the Company's calculations as of March 2011, this analysis implied a range of values for Company common stock of approximately $14.63 to $17.55 per share based on the Company Projections and approximately $14.31 to $17.17 per share based on the Analyst Projections.

        Based upon research analyst consensus estimates for calendar year 2011 and using the closing prices as of April 1, 2011 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2011, which we refer to as the CY11E Revenue Multiple, for each of the selected companies. The high, low and median CY11E Revenue Multiples among the selected companies analyzed were 5.4x, 1.7x and 3.0x, respectively, and the CY11E Revenue Multiple for the Company based on the Analyst Projections was 2.5x.

        Based on an analysis of the CY11E Revenue Multiple for each of the selected companies, Qatalyst Partners selected a representative range of 2.5x to 3.5x and applied this range to the Company's estimated calendar year 2011 revenue. Based on the calculations set forth above, this analysis implied a range of values for Company common stock of approximately $14.49 to $20.05 per share based on the Company Projections and approximately $14.24 to $19.73 per share based on the Analyst Projections.

        No company included in the selected companies analysis is identical to the Company. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic median, or the high or low, is not in itself a meaningful method of using selected company data.

        Selected Transactions Analysis.    Qatalyst Partners compared the multiples paid in 18 selected transactions announced between January 2001 and January 2011. These transactions are listed below:

Target	Acquirer
Atheros Communications, Inc.	Qualcomm Incorporated
Infineon Technologies AG (Wireless Solutions Business)	Intel Corporation
Renesas Technology Corp.	NEC Electronics Corp.
NXP Semiconductors N.V. (Wireless Business)	STMicroelectronics N.V. (Wireless Business)
AMIS Holdings, Inc.	ON Semiconductor Corporation
Sirenza Microdevices, Inc.	RF Micro Devices, Inc.
Agere Systems Inc.	LSI Corporation (f/k/a LSI Logic Corporation)
Freescale Semiconductor, Inc.	Investor Group
Royal Philips Electronics (semiconductors division (NXP Semiconductor))	Investor Group
msystems Ltd.	SanDisk Corporation
ATI Technologies Inc.	Advanced Micro Devices, Inc.
Lexar Media, Inc.	Micron Technology, Inc.
Texas Instruments (Sensor and Controls unit)	Bain Capital
Agilent Technologies, Inc. (Semiconductor Products division)	Investor Group
Integrated Circuit Systems, Inc.	Integrated Device Technology, Inc.
Elantec Semiconductor, Inc.	Intersil Corporation
Sawtek Inc.	TriQuint Semiconductor, Inc.
Dallas Semiconductor Corporation	Maxim Integrated Products, Inc.

        For each of the transactions listed above, Qatalyst Partners reviewed the implied fully diluted enterprise value of the target company as a multiple of next twelve months estimated revenue of the target company reflected in Wall Street analyst research, certain publicly available financial statements and press releases. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 2.0x to 4.0x and applied this range of multiples to the Company's next twelve months estimated revenue reflected in the Analyst Projections. Based on the calculations set forth above, this analysis implied a range of values for Company common stock of approximately $11.56 to $22.94 per share.

        For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the price paid in the transaction as a multiple of next twelve months earnings of the target company reflected in Wall Street analyst research, certain publicly available financial statements and press releases. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 20.0x to 26.0x and applied this range of multiples to the Company's next twelve months estimated earnings per share reflected in the Analyst Projections. Based on the calculations set forth above, this analysis implied a range of values for Company common stock of approximately $23.30 to $30.30 per share.

        No company or transaction utilized in the selected transactions analysis is identical to the Company or the Merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any material adverse change in the financial condition of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Because of the unique circumstances of each of these transactions and the Merger, Qatalyst Partners cautioned against placing undue reliance on this information.

  Miscellaneous

        In connection with the review of the Merger by our Board of Directors, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners' view of the actual value of the Company. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in Qatalyst Partners' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the $25.00 per share cash consideration to be received by the Company's stockholders (other than Texas Instruments or any affiliate of Texas Instruments) pursuant to the Merger Agreement, and in connection with the delivery of its opinion to our Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Company common stock might actually trade.

        Qatalyst Partners' opinion and its presentation to our Board of Directors was one of many factors considered by our Board of Directors in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board of Directors with respect to the consideration to be received by the Company's stockholders pursuant to the Merger or of whether the Board of Directors would have been willing to agree to a different consideration. The consideration was determined through arm's-length negotiations between the Company and Texas Instruments and was approved by our Board of Directors. Qatalyst Partners provided advice to the Company during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to the Company or that any specific consideration constituted the only appropriate consideration for the Merger.

        Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Texas Instruments or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners' opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Texas Instruments pursuant to which compensation was received by Qatalyst Partners or its affiliates; however, Qatalyst Partners or its affiliates may in the future provide investment banking and other financial services to the Company, Texas Instruments or any of their respective affiliates for which it would expect to receive compensation.

        Under the terms of its engagement letter, Qatalyst Partners provided the Company with financial advisory services in connection with the proposed Merger for which it will be paid $28,000,000, $5,000,000 of which was payable upon delivery of its opinion and the remaining portion of which will be paid upon, and subject to, consummation of the Merger. The Company has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. In addition, the Company has agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities and expenses related to or arising out of Qatalyst Partners' engagement.

Financial Forecasts

        We do not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, during our review of the various alternatives to enhance stockholder value, as discussed in "—Background of the Merger" beginning on page 19, internal financial forecasts were prepared by our management and reviewed with and discussed among members of our Board of Directors and Qatalyst Partners. Our management provided these financial forecasts to our Board of Directors and Qatalyst Partners. We did not provide these financial forecasts to Texas Instruments. Management's key assumptions supporting the prospective financial information are discussed below.

        The inclusion of the financial forecasts below should not be regarded as an indication that we, our management team, our Board of Directors, or any of their respective representatives considered, or now considers, the prospective financial information below to be assuredly predictive of actual future results.

        The financial forecasts set forth below also reflect numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. As a result, although the financial forecasts set forth below were prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

        The financial forecasts set forth below were not prepared with a view toward public disclosure. Accordingly, the financial forecasts set forth below were not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the requirements established by the Public Company Accounting Oversight Board for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles, which we refer to as GAAP. Some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither our independent auditor nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information.

        The financial forecasts set forth below constitute forward-looking statements and are based on estimates and assumptions that are inherently subject to change based on factors such as industry performance, competition, general business, economic, legal, regulatory, geopolitical, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under "Forward-Looking Information" on page 13, and other risk factors as disclosed in our filings with the SEC that could cause actual results to differ materially from those shown below. Because the financial forecasts set forth below cover multiple years, such information by its nature is subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring since the date the information was prepared or which may occur in the future, and, in particular, do not take into account any revised prospects of our business or changes in industry performance, competition, general business, economic, legal, regulatory, geopolitical, market or financial conditions, or any other transaction or event that has occurred since the date on which the information was prepared or which may occur in the future, including the transactions contemplated by the Merger Agreement, which might also cause actual results to differ materially.

        For the foregoing reasons, the inclusion of the financial forecasts in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such. The financial forecasts are not being including in this proxy statement to influence a stockholder's decision whether to vote in favor of adoption of the Merger Agreement, but because the financial forecasts were made available to Qatalyst Partners.

        EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, WE HAVE NOT UPDATED NOR DO WE INTEND TO UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS SET FORTH BELOW, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, GEOPOLITICAL OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE SHOWN TO BE IN ERROR.

        The following is a summary of the prospective financial information described above:

	Fiscal Year Ending May 31,(1)
	2011	2012	2013	2014	2015	2016
	(in millions)
Revenue	$1,506	$1,625	$1,750	$1,925	$2,080	$2,275
Cost of Revenue	$477	$512	$543	$597	$645	$705
EBITDA	$566	$628	$702	$778	$823	$896
Operating Income	$486	$544	$617	$693	$728	$796
Net Income	$321	$345	$403	$457	$481	$530

(1)
Financial forecasts include stock-based compensation expense and exclude amortization of intangible assets, restructuring and other non-recurring charges.

        The following is a summary of the prospective free cash flow of the Company for fiscal years 2012 through 2016, which are derived from the prospective financial information summarized in the table above:

	Fiscal Year Ending May 31,
	2012	2013	2014	2015	2016
	(in millions)
Unlevered Free Cash Flow	$389	$451	$498	$538	$602

Interests of Our Executive Officers and Directors in the Merger

        In considering the recommendation of our Board of Directors in favor of the adoption of the Merger Agreement, our stockholders should be aware that our executive officers and directors may have interests in the Merger that are different from or in addition to the interests of our stockholders in general. The members of our Board of Directors were aware of such interests when deciding to approve and recommend the Merger Agreement and the Merger. See "—Background of the Merger" beginning on page 19 and "—Reasons for the Merger; Recommendation of Our Board of Directors" beginning on page 27. Our stockholders should take these interests into account in deciding whether to vote "FOR" the adoption of the Merger Agreement.

  Agreements with Our Executive Officers

        We have entered into change-of-control employment agreements with Messrs. Donald Macleod, Lewis Chew, Edward Sweeney, Detlev Kunz, Todd DuChene, Ahmad Bahai, C.S. Liu and Michael Polacek, which we refer to as the change-of-control agreements. A change-of-control under the agreements is generally defined as:

  •
  the acquisition by a third party of more than 20% (35% in the case of Messrs. DuChene, Bahai, Liu and Polacek) of National's outstanding stock;

  •
  the change of a majority of the members of the Board of Directors (without the approval of the existing Board of Directors);

  •
  consummation of a reorganization, merger, consolidation or sale of substantially all the Company's assets (subject to certain limitations); or

  •
  approval by the shareholders of a complete liquidation or dissolution of the Company approved by the stockholders of the Company.

The Merger will constitute a change-of-control under the change-of-control agreements.

        Each change-of-control agreement has a term of three years following the change-of-control. The employment terms and compensation during the three-year employment period must be the same as prior to the change-of-control. If, during the three-year period after the change-of-control, the officer's employment is terminated for reasons other than cause, death or disability, or if the officer terminates employment for good reason (as defined in the change-of-control agreement), the officer will receive a lump sum cash payment, within 30 days after the date of termination, consisting of:

  •
  base salary not yet paid through the date of termination;

  •
  a bonus based on the higher of the officer's highest annual bonus paid for the last three full fiscal years prior to the change-of-control or the bonus for the prior fiscal year, pro-rated to reflect the actual period of employment during the fiscal year in which termination occurs (this bonus is referred to as the "highest annual bonus"); in the case of Messrs. DuChene, Bahai, Liu and Polacek, instead of the "highest annual bonus," such bonus shall be the greater of their target bonus for current fiscal year and their annual bonus for the most recently completed fiscal year;

  •
  the product of 2.99 times the sum of the officer's annual base salary and the highest annual bonus (two times the sum of the officer's annual base salary and average bonus for the last three full fiscal years immediately prior to the date of termination in the case of Messrs. DuChene, Bahai, Liu and Polacek); and

  •
  any unpaid deferred compensation and vacation pay.

        Messrs. Macleod, Chew, Sweeney and Kunz will receive an amount equal to the difference between (i) the aggregate benefit under our qualified defined benefit retirement plans, which we refer to as the retirement plan, and any excess or supplemental defined benefit retirement plans in which such executive officer participates, which we refer to as the SERP, which he would have accrued (whether or not vested) if his employment had continued for three years after the date of termination and (ii) the actual vested benefit of such executive officer under the retirement plan and the SERP, determined as of the date of termination. In addition, the change-of-control agreements for Messrs. Macleod, Chew, Sweeney and Kunz provide benefits otherwise available under any other plan (such as our Retirement and Savings Program) and continued health and welfare benefits for the officer and his dependents for up to a period of three years, as well as outplacement services; provided, that the expenses of such services are incurred and reimbursed no later than the end of the second calendar year after the year in which the executive officer separates from service. Further, each such executive officer may make an independent election to terminate employment during the 30-day period immediately following the first anniversary of the change-of-control.

        The change-of-control agreements for Messrs. DuChene, Bahai, Liu and Polacek provide for a cash payment equal to $75,000 and reasonable assistance in finding replacement medical and dental coverage in lieu of continued participation in any of National's benefit plans and programs.

        Further, each executive officer may make an independent election, based on Good Reason (as defined in each change-of-control agreement) to terminate employment within three years after the change-of-control.

        Except for Messrs. Liu and Polacek, each officer is also entitled to receive a gross-up amount to compensate the executive officer for any golden parachute excise taxes imposed by the Internal Revenue Code. There is an exception when the payments under the change-of-control agreement or otherwise are less than 110% of the applicable payment limit for purposes of calculating the excise tax; in such case, the executive officer's payments are reduced so the limit is not exceeded and, as a result, there is no golden parachute excise tax. Messrs. Liu and Polacek are not entitled to receive a golden parachute excise tax gross-up amount and are subject to a "best net payment" provision pursuant to their change-of-control agreements. Any reduction of benefits attributable to the "best net payment" limit or the "110% of the applicable payment" limit are not reflected in the "Estimated Amounts Due Under Change-of-Control Agreements" table below.

        For purposes of estimating the value of payments that may be subject to excise tax on golden parachutes, we have estimated that the outplacement services provided for under the change-of-control agreements would cost $16,000 per officer, if applicable. In addition, we have estimated our cost to fund the 401(k) plan match in our Retirement and Savings Program and to provide health and welfare benefits for three years for each of the executive officers, if applicable, assuming the maximum 401(k) plan match for each officer and taking into account the current benefit elections made by each officer, as follows: Mr. Macleod: $312,597 (which includes the amount we estimate we would pay for the coverage, based on Mr. Macleod's age, the age of his spouse, and the rates paid by the Company for fiscal 2011, for Mr. Macleod's medical and dental coverage upon retirement under a grandfathered program previously made available to executive officers); Mr. Chew: $100,425; Mr. Sweeney: $147,465; and Mr. Kunz: $178,890. We have not included these amounts in the chart as payments due the officer, because these amounts represent our estimated costs to continue the 401(k) plan match and to provide the health and welfare benefits and are not payments the officer will actually receive. Mr. Halla, our former Chief Executive Officer and Chairman, does not have a change-of-control agreement. See "—Retirement and Consulting Agreement with Mr. Halla" below for a description of Mr. Halla's

Retirement and Consulting Agreement. We do not have change-of-control agreements with any of our executive officers who are not named in the table below.

Estimated Amounts Due Under Change-of-Control Agreements

	Payments Officer Entitled to Regardless of Change-of-Control Agreement			Additional Payments due under Change-of-Control Agreement
Name	Salary not yet paid and Pro Rata Bonus(1)	Deferred Compensation Plan Account Balance(2)	Accrued Vacation(3)	Severance Payment 2.99 × (salary plus highest annual bonus)(5)	Estimated IRS Gross-Up Amount(6)	Total
Donald Macleod	$452,490	$2,417,051	$89,550	$9,717,500	$6,326,863	$19,003,454
Lewis Chew	$205,690	$674,656	$36,597	$4,559,750	$0	$5,476,693
Detlev Kunz	$100,959	$380,753	$49,732	$3,543,150	$0	$4,074,594
Todd DuChene(4)	$73,708	$0	$15,092	$1,400,000	$0	$1,488,800
Ahmad Bahai(4)	$73,708	$140,764	$52,715	$1,400,000	$1,461,935	$3,129,122
C. S. Liu(4)	$65,787	$314,456	$33,293	$1,280,000	$0	$1,693,536
Michael Polacek(4)	$65,787	$23,902	$26,991	$1,280,000	$0	$1,396,680
Edward Sweeney	$114,818	$519,617	$14,752	$2,691,000	$0	$3,340,187

(1)
These amounts include two weeks of salary and a pro rata bonus, based on the greater of the annual bonus for the most recently completed fiscal year and the target bonus for the current fiscal year (except in the case of Messrs. Macleod, Chew, Kunz and Sweeney, which pro rata bonus shall be based on the "highest annual bonus," as defined above).

(2)
The Deferred Compensation Plan, or DCP, account represents salary and bonus previously deferred by the officer as of April 8, 2011 plus earnings based on the performance of investment options offered by the DCP and selected by the officer. DCP amounts cannot be paid until at least six months after termination of employment. Timing of payments will depend on elections made by the officer at the time of deferral.

(3)
The accrued vacation totals are current as of April 8, 2011. Vacation will continue to accrue until employment terminates.

(4)
Messrs. DuChene, Bahai, Liu and Polacek's change-of-control agreements provide for payment of two times salary and target bonus.

(5)
The "highest annual bonus" for Messrs. Macleod, Chew, Kunz, DuChene, Bahai, Liu, Polacek and Sweeney are $2,450,000, $1,100,000, $800,000, $600,000, $450,000, $640,000, $500,000 and $600,000, respectively.

(6)
For calculating the IRS gross-up amounts, we take into account the officer's earnings from the Company for the prior five years. We include the change-of-control bonus (to the extent it exceeds the estimated incentive bonus earned in the fiscal year), the severance payment, valuations of unvested stock options, restricted stock, restricted stock units and performance share units that become vested upon a change-of-control (using $25.00 as the stock price), our estimated cost to provide a 401(k) plan match and health and welfare benefits for three years, and our estimated cost to provide out-placement services. Whether the officer will receive a gross-up amount will depend primarily on the officer's earnings in the previous five years, which will vary depending on stock option exercise and other equity vesting activity and amounts of salary and incentives deferred to the DCP.

        Outstanding awards under our previously approved equity plans, other than our 2009 Incentive Award Plan, will become fully vested and exercisable immediately prior to a change-of-control. Under our 2009 Incentive Award Plan, outstanding awards do not automatically accelerate upon a change-of-control. However, acceleration of vesting will occur with respect to such awards if, within 12 months after a change-of-control in which awards are assumed or substituted, either the surviving or acquiring corporation terminates the officer's employment or service without cause, or the officer voluntarily terminates his employment for good reason. In the table below, we have set forth the value of the unvested options that would become exercisable upon the change-of-control and upon the change-of-control and a subsequent termination of employment, as well as the value of shares of stock the executive officer would receive in payment for the restricted stock units and for the performance share units for the performance period in progress upon the change-of-control and upon the change-of-control and a simultaneous termination of employment.

        With regard to the performance share unit awards that were granted on July 15, 2009 with a fiscal year 2010 to 2011 performance period, it is anticipated that such performance share unit awards will be earned at 150% of the target number of shares based on National's financial performance measured in accordance with the terms of the 2005 Executive Officer Equity Plan and past award measurement practices (which provide that the impact attributable to extraordinary events shall not be included in the financial performance measurement calculations). In addition, with regard to the performance share unit awards that were granted on June 16, 2010 with a fiscal year 2011 to 2012 performance period, the Merger Agreement provides that such performance share unit awards will be cancelled and converted into performance share units for shares of Texas Instruments common stock, the number of shares of which will be based on the actual achievement of the applicable performance conditions as of the Closing Date measured in accordance with the terms of the 2009 Incentive Award Plan and past award measurement practices (which provide that the impact attributable to extraordinary events shall not be included in the financial performance measurement calculations). It is anticipated that such performance share unit awards will be earned at between 100% and 150% of the target number of shares.

	Acceleration Upon Change-of-Control			Acceleration Upon Change-of-Control and Termination
Name	In-the-money Amount of Options Accelerated Upon Change-of- Control(1)	Value of Restricted Stock and Shares Received for RSUs Vested Upon Change- of-Control(2)	Value of Shares Received for Performance Share Units Vested Upon Change-of- Control(3)	In-the-money Amount of Options Accelerated Upon Change-of- Control and Termination(1)	Value of Restricted Stock and Shares Received for RSUs Vested Upon Change- of-Control and Termination(2)	Value of Shares Received for Performance Share Units Vested Upon Change-of- Control and Termination(3)
Brian Halla	$3,027,500	$0	$0	$3,027,500	$0	$0
Donald Macleod	$1,392,650	$0	$3,562,500	$6,045,577	$5,625,000	$3,562,500
Ahmad Bahai	$771,289	$835,025	$1,012,500	$1,071,417	$3,510,425	$1,012,500
Lewis Chew	$713,500	$0	$2,437,500	$1,388,781	$0	$2,437,500
Todd DuChene	$484,400	$0	$937,500	$784,528	$418,725	$937,500
Detlev Kunz	$417,300	$0	$1,125,000	$717,428	$0	$1,125,000
C. S. Liu	$492,900	$0	$1,125,000	$793,028	$0	$1,125,000
Suneil Parulekar(4)	$417,300	$0	$0	$717,428	$0	$0
Edward Sweeney	$390,300	$0	$1,125,000	$690,428	$112,475	$1,125,000
Michael Polacek	$1,032,639	$0	$750,000	$1,257,733	$231,225	$750,000
Jamie E. Samath	$302,191	$0	$0	$433,575	$169,125	$0
Vishamohan "Mohan" Yegnashankaran	$214,050	$0	$450,000	$349,106	$37,500	$450,000

(1)
Amount represents difference between $25.00 (the Merger Consideration per share) and the exercise price of all options accelerated upon the effective time of the Merger or a change-of-control associated with the Merger, or upon a change-of-control and termination of employment, as applicable. The numbers in this column are calculated assuming that the closing of the Merger will occur on July 31, 2011.

(2)
Amount represents value of shares based on $25.00 (the Merger Consideration per share) that would be received in payment of restricted stock units accelerated upon the effective time of the Merger or a change-of-control associated with the Merger, or upon a change-of-control and termination of employment, as applicable. Solely for Mr. Bahai, the amount represents in addition to the value of shares that would be received in payment of restricted stock units $500,000 attributable to the value of shares based on $25.00 that would be received in payment of restricted stock accelerated upon the effective time of the Merger or a change-of-control associated with the Merger, or upon a change-of-control and termination of employment, as applicable.

(3)
Amount represents value of shares based on $25.00 (the Merger Consideration per share) that would be received in payment of performance share units for the performance period still in progress as of such date, the vesting of which will be accelerated upon the effective time of the Merger or a change-of-control associated with the Merger, or upon a change-of-control and termination of employment, as applicable. The numbers in this table are calculated assuming that the closing of the Merger will occur on July 31, 2011. It is anticipated that such performance share unit awards will be earned at 150% of the target number of shares based on National's financial performance measured in accordance with the terms of the 2009 Incentive Award Plan and past award measurement practices and (which provide that the impact attributable to extraordinary events shall not be included in the financial performance measurement calculations).

(4)
Mr. Parulekar resigned as Senior Vice President, Worldwide Marketing and Sales of the Company on February 25, 2011.

        The Merger Agreement provides that we may grant additional performance share units for up to an aggregate of 500,000 underlying shares to our executive officers prior to the effective time of the Merger.

  Retirement and Consulting Agreement with Mr. Halla

        Mr. Halla resigned as Chief Executive Officer of the Company on November 30, 2009 and as Chairman of the Company's Board of Directors on May 30, 2010. In connection with Mr. Halla's retirement, the Company and Mr. Halla entered into a Retirement and Consulting Agreement dated as of October 21, 2009, which we refer to as the Retirement and Consulting Agreement. In accordance with the terms of the Retirement and Consulting Agreement, Mr. Halla will be paid an aggregate consulting fee of $890,000 in exchange for providing consulting services to the Company in the one-year period ending May 31, 2011. The Company also agreed to reimburse Mr. Halla for his cost to continue medical, dental and vision benefits under the Company's group plans until May 10, 2011. The Retirement and Consulting Agreement also provides that Mr. Halla will be entitled to receive the portion of his performance share units with respect to the two-year performance period covering our 2009 and 2010 fiscal years (which already matured on July 15, 2010) and performance share units and restricted stock units with respect to the two-year performance period covering our 2010 and 2011 fiscal years that are earned based on the Compensation Committee's determination of the level of achievement of the applicable performance metrics for each such performance period, without proration (as of April 4, 2011, Mr. Halla holds 125,000 shares of such restricted stock units and 125,000 shares of such performance share units). Pursuant to the existing terms and conditions of the agreements evidencing options to purchase shares of our common stock currently held by Mr. Halla, such options will continue to vest and the options will remain exercisable for up to five years following May 31, 2010 (or, if earlier, the end of the full term of such options). As of April 4, 2011, Mr. Halla holds 4,730,000 shares subject to options. If the Company terminates Mr. Halla's service for "Cause" or he resigns without "Good Reason" (each as defined in the Retirement and Consulting Agreement) prior to the end of the one-year consulting period, Mr. Halla will be entitled to receive only payment of accrued but unpaid consulting fees, accrued but unpaid vacation, and any other payments required by applicable law. However, Mr. Halla will continue to be entitled to receive the compensation and benefits pursuant to the Retirement and Consulting Agreement, as described above, if prior to the end of the consulting period, his service terminates due to his death or disability, a termination by the Company without Cause, or a resignation for Good Reason.

  Arrangements with Our Non-Employee Directors

        As of April 8, 2011, our non-employee directors collectively held options granted under our Director Stock Option Plan to purchase an aggregate of 180,000 shares of Company common stock, all of which were vested and exercisable, and an aggregate of 264,000 shares of restricted stock granted under our Director Stock Plan. Any outstanding restricted stock immediately prior to the change-of-control associated with the Merger, whether or not vested, will vest and be cancelled upon such change-of-control and be converted into a right to receive cash equal to the product of (A) the Merger Consideration and (B) the number of shares subject to such restricted stock award.

        The following table sets forth, as of April 8, 2011, the number of shares of restricted stock held by individuals who were our non-employee directors at any time since the beginning of our last fiscal year that will automatically vest upon the closing of the Merger pursuant to the terms of the directors' award agreements and the dollar values of such accelerated restricted stock. The table also includes the total number of shares, vested or unvested, underlying options and restricted stock held by our non-employee directors and the dollar values of all such stock options and restricted stock.

Name	Total Number of All Options(1)	Dollar Value of All Options(2)	Total Shares of Restricted Stock Subject to Accelerated Vesting at the Closing(1)	Dollar Value of Accelerated Restricted Stock(2)	Total Shares of All Restricted Stock(1)	Dollar Value of All Restricted Stock(2)
William J. Amelio	0	$0	24,000	$600,000	24,000	$600,000
Steven R. Appleton	30,000	$251,300	36,000	$900,000	36,000	$900,000
Gary P. Arnold	0	$0	36,000	$900,000	36,000	$900,000
Richard J. Danzig	50,000	$625,800	36,000	$900,000	36,000	$900,000
John T. Dickson(3)	0	$0	0	$0	0	$0
Robert J. Frankenberg	70,000	$913,800	36,000	$900,000	36,000	$900,000
Modesto A. Maidique(3)	0	$0	0	$0	0	$0
Edward R. McCracken	30,000	$251,300	36,000	$900,000	36,000	$900,000
Roderick C. McGeary	0	$0	36,000	$900,000	36,000	$900,000
William E. Mitchell	0	$0	24,000	$600,000	24,000	$600,000

(1)
The numbers in this table are calculated assuming that the closing of the Merger will occur on July 31, 2011 and that the directors will receive no further option or restricted stock grants prior to the closing.

(2)
The dollar value of options is calculated by subtracting the per share exercise price of the options from $25.00 per share and multiplying the amount of this difference by the number of shares subject to the options.

(3)
Mr. Dickson and Dr. Maidique did not stand for reelection at our 2010 annual meeting of stockholders.

  Equity Awards

        Treatment of Stock Options in Connection with the Merger.    The Merger Agreement provides that each option to purchase shares of our common stock that was granted under our 2009 Incentive Award Plan and that is outstanding and unexercised immediately prior to the effective time of the Merger, including options held by our executive officers and directors, will, upon the effective time of the Merger, be converted into and become an option to purchase shares of Texas Instruments common stock, the number of shares of which shall be equal to the product of (A) the number of shares of our common stock subject to such option multiplied by (B) the exchange ratio (i.e., the Merger Consideration divided by the average closing price per share of Texas Instruments common stock as displayed on Bloomberg page TXN:US (or its equivalent successor if such page is not available) for the five trading days immediately prior to, but not including, the effective time of the Merger), rounded down to the nearest whole share. The exercise price per share of such converted option will equal the quotient of the exercise price per share under the option divided by the exchange ratio, rounded up to the nearest whole cent. The Merger Agreement provides that each option to purchase shares of our common stock that is outstanding and unexercised immediately prior to the change-of-control associated with the Merger that was granted under our equity plans other than the 2009 Incentive Award Plan, whether or not vested, will vest and become fully exercisable and will be cancelled upon such change-of-control and, as soon as practical following the effective time of the Merger, be converted into the right to receive cash (without interest and less any amount withheld for taxes) equal to the product of (A) the excess, if any of the Merger Consideration over the exercise price per share payable under the stock option and (B) the number of shares subject to such option.

        Treatment of Restricted Stock Units in Connection with the Merger.    The Merger Agreement provides that each restricted stock unit outstanding immediately prior to the effective time of the Merger that was granted under our 2009 Incentive Award Plan, including restricted stock units held by our executive officers, will, upon the effective time of the Merger, be converted into and become a restricted stock unit for shares of Texas Instruments common stock, the number of shares of which shall be equal to the product of (A) the number of shares of our common stock subject to such restricted stock unit multiplied by (B) the exchange ratio, rounded down to the nearest whole share. The Merger Agreement provides that each restricted stock unit outstanding immediately prior to the effective time of the Merger or change-of-control associated with the Merger, as applicable, that was granted under our equity plans other than the 2009 Incentive Award Plan, whether or not vested, will vest and be cancelled upon the effective time of the Merger or occurrence of such change-of-control, as applicable, and be converted into the right to receive cash (without interest and less any amount withheld for taxes) equal to the product of (A) the Merger Consideration and (B) the number of shares subject to such restricted stock unit.

        Treatment of Performance Share Units in Connection with the Merger.    At the effective time of the Merger, each of our performance share units outstanding immediately prior to the effective time that was granted under our 2009 Incentive Award Plan, including performance share units held by our executive officers, will be cancelled and converted into performance share units for shares of Texas Instruments common stock, the number of shares of which will equal the product of (A) the number of shares of our common stock that would be issuable under the performance share units, measuring, for such purposes, achievement of the applicable performance conditions as of the Closing Date, multiplied by (B) the exchange ratio, rounded down to the nearest whole share. Further, each of our performance share units outstanding immediately prior to the change-of-control associated with the Merger that was granted under our equity plans other than the 2009 Incentive Award Plan, whether or not vested, will vest and will be cancelled upon such change-of-control and be converted into the right to receive cash (without interest, and less any amount withheld for taxes) equal to the product of (A) the Merger Consideration and (B) the number of shares that would be issuable under the performance share unit, measuring, for such purposes, achievement of the applicable performance conditions as of the Closing Date.

        Prior to the effective time of the Merger, we may, as provided pursuant to the Merger Agreement, grant performance share units for up to an aggregate of 500,000 underlying shares to executive officers. Should these awards be granted, they will be treated as other 2009 Incentive Award Plan awards in the above paragraph.

        Treatment of Restricted Stock in Connection with the Merger.    All of our restricted stock outstanding immediately prior to the change-of-control associated with the Merger that was granted under our equity plans, including restricted stock held by our executive officers and directors, whether or not vested, will vest and be cancelled upon such change-of-control and be converted into the right to receive cash (without interest and less any amount withheld for taxes) equal to the product of (A) the Merger Consideration and (B) the number of shares subject to such restricted stock.

        The general treatment of options, restricted stock units, performance share units and restricted stock in the Merger, including such awards held by our executive officers and directors, is described below under "The Merger Agreement—Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards" beginning on page 49.

  Indemnification of Directors and Officers; Insurance

        The Merger Agreement provides that, to the fullest extent permitted by applicable law, Texas Instruments will cause the surviving corporation to honor all of our obligations to indemnify and hold harmless each individual who is our current or former director or officer for their acts and omissions as our directors and officers occurring prior to the effective time of the Merger, as provided in our certificate of incorporation or by-laws or any of our existing indemnification agreements in effect as of the date of the Merger Agreement. The Merger Agreement further provides that Texas Instruments will purchase a fully paid, noncancellable "tail" officers' and directors' liability insurance policy with respect to directors' and officers' liability insurance covering those individuals who were, as of the date of the Merger Agreement, covered by our directors' and officers' liability insurance policy, for not less than six years following the effective time of the Merger on terms and conditions no less favorable than the terms of the directors' and officers' liability insurance policy currently maintained by us in respect of actions or omissions of such officers and directors prior to the effective time of the Merger; provided, however, that Texas Instruments is not required to expend more than 250% of the current annual premium paid by us for our policy. See "The Merger Agreement—Indemnification and Insurance" beginning on page 69.

Delisting and Deregistration of Company Common Stock

        Following the closing of the Merger, shares of Company common stock will no longer be traded on the New York Stock Exchange or any other public market and will be deregistered under the Exchange Act.

National After the Merger

        At the effective time of the Merger, we will cease to be an independent public company and will instead be a direct or indirect wholly owned subsidiary of Texas Instruments. At the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger will become the directors of the surviving corporation, and the officers of Merger Sub immediately prior to the effective time of the Merger will become the officers of the surviving corporation, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Conduct of Our Business if the Merger Is Not Completed

        In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders would not receive any consideration from Texas Instruments or Merger Sub for their shares of Company common stock. Instead, we would remain an independent public company, Company common stock would continue to be listed and traded on the New York Stock Exchange and our stockholders would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Company common stock. If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the Merger will be completed. If the Merger is not completed, our Board of Directors would, from time to time, evaluate and review our business operations, properties, dividend policy and capitalization, among other things, and make such changes as are deemed appropriate. In addition, if the Merger is not completed, our Board of Directors might seek to identify strategic alternatives to maximize stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

        Pursuant to the Merger Agreement, under certain circumstances, we are permitted to terminate the Merger Agreement and to accept a superior proposal and, under certain circumstances, if the Merger is not completed, we may be obligated to pay Texas Instruments a termination fee or reimburse it for its costs and expense incurred in connection with the transactions contemplated by the Merger Agreement. See "The Merger Agreement—Termination Fee and Expenses" beginning on page 68.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion summarizes the material U.S. federal income tax consequences of the Merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. No ruling has been or will be sought from the Internal Revenue Service, which we refer to as the IRS, and no opinion of counsel has been or will be rendered, as to the tax consequences of the Merger.

        This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of National common stock in light of such holder's particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, non-U.S. holders who actually or constructively own more than 5% of Company common stock and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder.

        We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the Merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" is a beneficial owner, other than a partnership, of Company common stock that is not a U.S. holder.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

  U.S. Holders

        The conversion of shares of Company common stock into cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such U.S. holder's adjusted tax basis in the shares converted into cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder's holding period for such shares exceeds one year as of the date of the Merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

        A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

  Non-U.S. Holders

        Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty); or

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the non-U.S. holder's net gain realized in the Merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the Merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder's U.S. federal income tax liability, if any.

        The foregoing discussion of certain U.S. federal income tax consequences is not tax advice. Stockholders should consult their tax advisors to determine the U.S. federal, state and local and foreign tax consequences of the Merger to them in view of their own particular circumstances.

Governmental and Regulatory Clearances

  HSR Act

        The closing of the Merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the Merger may not be completed unless certain information has been furnished by Texas Instruments and National to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period, which we refer to as the initial waiting period, during which time the Merger may not be consummated, unless that initial waiting period is terminated early. If, before the expiration of the initial waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information, the parties may not consummate the transaction until 30 days after Texas Instruments and National have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination). Texas Instruments and National filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission on April 20, 2011, and each requested early termination of the waiting period.

        At any time before the effective time of the Merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general, or private parties can file suit under the antitrust laws seeking to enjoin consummation of the Merger. There can be no assurance that the Merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

  Other Jurisdictions

        The completion of the Merger is also subject to comparable notifications and review under the antitrust laws of various foreign jurisdictions. Texas Instruments and National have filed or intend to file notifications with the appropriate governmental entities, including China, Germany, Hungary, Israel, Japan, South Korea, Taiwan and, if necessary, Singapore. All of these jurisdictions require that the regulatory agency complete its review before the parties may complete the Merger, and Texas Instruments and National intend to observe such applicable waiting periods prior to completing the Merger.

        There can be no assurance that Texas Instruments and National will be able to obtain all required regulatory clearances and approvals. In addition, even if we and Texas Instruments obtain all required regulatory clearances and approvals, and the Merger Agreement is adopted by our stockholders, conditions may be placed on any such clearance or approval that could cause Texas Instruments to abandon the Merger.

Accounting Treatment

        The Merger will be accounted for as a "business combination" for financial accounting purposes.

Litigation Related to the Merger

        On each of April 6, 2011 and April 8, 2011, a putative class action lawsuit challenging the Merger was filed in California Superior Court, County of Santa Clara against the Company, Texas Instruments and the members of our Board of Directors. On April 14, 2011, another putative class action lawsuit challenging the Merger was filed in United States District Court, Northern District of California against the Company, Texas Instruments and the members of our Board of Directors. The plaintiffs in each of these litigations are represented by the same counsel, and in each litigation the plaintiffs allege that our directors failed to fulfill their fiduciary duties with respect to the Company's entrance into the Merger Agreement by, among other things, failing to ensure a fair sale process and a fair price, and acting to better their personal interests and the interests of Texas Instruments at the expense of the Company's stockholders. The lawsuits also allege that the Company and Texas Instruments aided and abetted our Board of Directors in breaching their fiduciary duties. We believe the allegations in each of these lawsuits are entirely without merit, and we intend to defend against them vigorously.

        These complaints may be amended in the future and other similar lawsuits may be filed.

 THE MERGER AGREEMENT

        The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you.

        The Merger Agreement and the following description have been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about us or Texas Instruments. Such information can be found elsewhere in this proxy statement and in the other public filings we and Texas Instruments make with the SEC, which are available, without charge, at http://www.sec.gov.

The Merger

        Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Merger, Merger Sub, a wholly owned subsidiary of Texas Instruments and a party to the Merger Agreement, will merge with and into us. We will survive the Merger as a direct or indirect wholly owned subsidiary of Texas Instruments, and the separate corporate existence of Merger Sub will cease.

Effective Time; Closing

        The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Texas Instruments and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place no later than the third business day after satisfaction or waiver of the conditions to the closing of the Merger set forth in the Merger Agreement and described in this proxy statement or at such other time and place agreed to in writing by the parties. See "—Conditions to the Closing of the Merger" beginning on page 65.

Merger Consideration

        The Merger Agreement provides that each share of our common stock outstanding immediately prior to the effective time of the Merger (other than shares owned by us as treasury stock, shares owned by Texas Instruments or Merger Sub or shares held by holders properly exercising appraisal rights under Delaware law) will be converted at the effective time of the Merger into the right to receive $25.00 in cash, without interest and less any amount withheld for taxes.

Treatment of Stock Options, Restricted Stock Units, Performance Share Units, Restricted Stock and Other Equity Awards

  Stock Options

        Each option to purchase National common stock granted under our 2009 Incentive Award Plan that is outstanding and unexercised immediately prior to the effective time of the Merger will be converted as of the effective time of the Merger into an option to purchase a number of shares of Texas Instruments common stock equal to the product of:

  •
  the number of shares of National common stock subject to such option; and

  •
  the exchange ratio, as described below, rounded down to the nearest whole share.

        The exchange ratio is equal to (a) the Merger Consideration divided by (b) the average closing price per share of Texas Instruments common stock as displayed on Bloomberg Page TXN:US (or its equivalent successor if such page is not available) for the five trading days immediately prior to, but not including, the effective time of the Merger. The exercise price per share of Texas Instruments common stock subject to each option immediately following such conversion will be equal to (a) the per share exercise price for the shares of National common stock purchasable pursuant to such option divided by (b) the exchange ratio, rounded up to the nearest whole cent. Each such converted stock option will otherwise have substantially the same terms and conditions (including continuing vesting terms, if any) as the corresponding National stock option. The converted stock options will not vest or become exercisable as a result of the Merger except to the extent expressly provided in our 2009 Incentive Award Plan or the underlying option agreements.

        Each option to acquire National common stock granted under our Stock Option Plan (formerly known as the 1977 Stock Option Plan), 1997 Employees Stock Option Plan, Executive Officer Stock Option Plan, 2005 Executive Officer Equity Plan, Director Stock Option Plan or 2007 Employees Equity Plan that is outstanding and unexercised immediately prior to the change-of-control associated with the Merger, whether or not then vested and exercisable, shall vest and will be cancelled upon such change-of-control and converted into the right to receive an amount in cash, as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes, equal to the product of the following:

  •
  the number of shares of National common stock subject to such; and

  •
  the excess, if any, of the Merger Consideration over the per share exercise price of such option.

  Restricted Stock Units

        Each outstanding restricted stock unit granted under our 2009 Incentive Award Plan that is outstanding immediately prior to the effective time of the Merger will be converted as of the effective time of the Merger into a restricted stock unit award covering that number of shares of Texas Instruments common stock equal to the product of the following:

  •
  the number of shares of National common stock subject to such restricted stock unit; and

  •
  the exchange ratio, as described above, rounded down to the nearest whole share of Texas Instruments common stock.

        Each such converted restricted stock unit will have substantially the same terms and conditions (including continuing vesting terms, if any) as the corresponding National restricted stock unit. The converted National restricted stock units will not vest as a consequence of the Merger except to the extent expressly provided in our 2009 Incentive Award Plan or the underlying restricted stock unit agreements.

        Each outstanding National restricted stock unit granted under our 2007 Employees Equity Plan or Restricted Stock Plan that is outstanding immediately prior to the change-of-control associated with the Merger or the effective time of the Merger, as applicable, whether or not then vested, shall vest and will be cancelled upon such change-of-control or effective time of the Merger, as applicable, and converted into the right to receive an amount in cash, as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes, equal to the product of the following:

  •
  the Merger Consideration; and

  •
  the number of shares of National common stock that are subject to such cancelled restricted stock unit.

  Performance Share Units

        Each National performance share unit granted under our 2009 Incentive Award Plan that is outstanding immediately prior to the effective time of the Merger will cease to represent a right to acquire shares of National common stock will be cancelled and converted as of the effective date of the Merger into performance share units covering a number of shares of Texas Instruments common stock equal to the product of the following:

  •
  the number of shares of National common stock that would be issuable under the National performance share unit, measuring, for such purposes, achievement of the applicable performance conditions as of the closing date of the Merger measured in accordance with the 2009 Incentive Award Plan and past award measurement practices (which provide that the impact attributable to extraordinary events shall not be included in the financial performance measurement calculations); and

  •
  the exchange ratio, as described above, rounded down to the nearest whole share.

        Each converted performance share unit shall be issued to the holder of the National performance share unit on the original target date applicable to the National performance share unit and no further performance conditions shall apply to such converted performance share unit. Except as set forth in the preceding sentence, each converted performance share unit will have substantially the same terms and conditions that were applicable to the National performance share units.

        Each National performance share unit granted under our 2005 Executive Officer Equity Plan that is outstanding immediately prior to the occurrence of the change-of-control associated with the merger, whether or not then vested, shall fully vest and be cancelled upon such change-of-control and converted into the right to receive an amount in cash, as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes, equal to the product of the following:

  •
  the Merger Consideration; and

  •
  the number of National common stock that would be issuable under the National performance share unit, measuring, for such purposes, achievement of the applicable performance conditions as of the closing date of the Merger measured in accordance with the terms of the 2005 Officer Equity Plan and past award measurement practices (which provide that the impact attributable to extraordinary events shall not be included in the financial performance measurement calculations).

  Restricted Stock

        Each share of National restricted stock granted under the Company equity plans outstanding immediately prior to the occurrence of the change-of-control associated with the Merger, whether or not then vested, shall vest and will be cancelled upon such change-of-control and converted into the right to receive an amount in cash, as soon as practicable following the effective time of the Merger, without interest and less any amount withheld for taxes, equal to the product of the following:

  •
  the Merger Consideration; and

  •
  the number of shares of National restricted stock.

  Employee Stock Purchase Plan

        Immediately prior to the effective time of the Merger, the then-current offering period and purchase period (as defined in the ESPP) will terminate and each purchase right under the ESPP will be automatically exercised by applying the payroll deductions of each participant to purchase shares of National common stock. Upon the effective time of the Merger, each participant in the ESPP will be entitled to receive an amount in cash, without interest and less any amount withheld for taxes, equal to the Merger Consideration for each share of National common stock purchased under the ESPP.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

        Prior to the effective time of the Merger, Texas Instruments or Merger Sub will appoint a paying agent, and Texas Instruments will deposit with the paying agent cash in an amount sufficient for the payment of the aggregate Merger Consideration.

        As soon as reasonably practicable after the effective time of the Merger (and in any event within five business days after the effective time of the Merger), the paying agent will mail to each person who was a holder of record of our common stock immediately prior to the effective time of the Merger, a letter of transmittal and instructions describing how such holder may exchange its stock certificates or book-entry shares for the Merger Consideration. The Merger Consideration may be paid to a person other than the person in whose name such stock certificates or book-entry shares are held if properly transferred (including the payment of any applicable taxes in respect thereof).

        No interest will be paid or shall accrue on the cash payable upon surrender of any such stock certificate or book-entry shares.

        If the certificate has been lost, stolen or destroyed, the paying agent will pay the Merger Consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond in an amount as the surviving corporation may reasonably direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

        Any funds previously made available to the paying agent that have not been disbursed to holders of certificates or book-entry shares for six months after the effective time of the Merger will be delivered to the surviving corporation upon demand. After that time, stockholders will no longer be able to receive the Merger Consideration from the paying agent. Instead, they will be required to seek to obtain the Merger Consideration from the surviving corporation only. To the extent permitted by law, any amounts that remain unclaimed will become property of the surviving corporation free and clear of any claims or interest immediately prior to the time when such amounts would otherwise escheat or become property of a governmental authority.

Directors and Officers

        Merger Sub's directors and officers immediately prior to the effective time of the Merger will become the directors and officers, respectively, of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Representations and Warranties

        The representations and warranties described below and included in the Merger Agreement were made for the purposes of the Merger Agreement by National and Texas Instruments to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by National and Texas Instruments in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality or material adverse effect that may be different from what may be viewed as material or as a material adverse effect to stockholders, or may have been made for the purpose of allocating risk between National and Texas Instruments rather than establishing the matters addressed by such representations and warranties as facts. The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding National or Texas Instruments or their respective businesses. Nevertheless, Texas Instruments, Merger Sub and National acknowledge that we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

        We have made a number of representations and warranties to Texas Instruments and Merger Sub in the Merger Agreement regarding aspects of our business and other matters pertinent to the Merger. The topics covered by these representations and warranties include the following, among other things:

  •
  our and our subsidiaries' organization, good standing and qualification and similar corporate matters;

  •
  our and our subsidiaries' capital structure;

  •
  our corporate power and authority to execute and deliver the Merger Agreement, to consummate the Merger and related transactions and to comply with the terms of the Merger Agreement;

  •
  the enforceability of the Merger Agreement against us;

  •
  the vote of our stockholders required for the Merger;

  •
  the absence of any violation of our charter documents, certain contracts, laws or judgments to which we are subject as a result of our execution and delivery of the Merger Agreement and our consummation of the Merger;

  •
  the consents, approvals, orders, filings, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the Merger Agreement and our consummation of the Merger;

  •
  our and our subsidiaries' compliance with laws since January 1, 2008 and the absence of any pending or threatened material governmental investigation or review of us or our subsidiaries;

  •
  our and our subsidiaries' possession of, and compliance with, the licenses, franchises, permits, certificates, approvals and other similar actions with respect to governmental authorities required for the lease or operation of our properties and assets and the operation of our business as currently conducted;

  •
  the filing of required reports and other documents by us with the SEC since May 29, 2008, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

  •
  the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

  •
  compliance with the Sarbanes-Oxley Act of 2002;

  •
  since January 1, 2008, the absence of any complaint, allegation, assertion or claim that we or any of our subsidiaries have engaged in improper, illegal or fraudulent accounting or auditing practices or any report by an attorney representing us or our subsidiaries of a violation of any securities laws, breach of fiduciary duty or similar violation;

  •
  the maintenance by us of internal controls over financial reporting and disclosure controls and procedures designed to ensure timely and adequate financial statement reporting;

  •
  our compliance with all current listing and corporate governance requirements of the NYSE;

  •
  the absence of any joint venture, off-balance sheet partnership or other similar arrangement entered into for the purpose of, or with the intended or known result of, avoiding the disclosure of any transaction or liability;

  •
  the absence of any "material adverse effect" (as defined in the Merger Agreement and described under this heading below) since May 30, 2010;

  •
  the absence of any action taken by us or our subsidiaries from the date of our most recent balance sheet though the date of the Merger Agreement that, if taken after the date of the Merger Agreement, would constitute a breach by us of the restrictions set forth in the Merger Agreement on the conduct of our business during the period between the execution of the Merger Agreement and closing;

  •
  certain pending and threatened litigation;

  •
  employee benefits matters;

  •
  labor matters;

  •
  our intellectual property;

  •
  tax matters;

  •
  matters related to subsidies and similar arrangements between us and any of our subsidiaries, on one hand, and a government authority, on the other hand;

  •
  environmental matters;

  •
  specified material contracts;

  •
  good, valid, marketable title to, or valid leasehold interest in, our and our subsidiaries' properties and material assets;

  •
  real property matters;

  •
  the absence of unlawful payments or transactions;

  •
  matters related to interested party transactions;

  •
  our customers and suppliers;

  •
  our insurance policies;

  •
  our compliance with all laws relating to export controls, trade embargoes and sanctions, and export and import licenses since January 1, 2006;

  •
  the accuracy of the information supplied by us in connection with this proxy statement;

  •
  our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the Merger Agreement and the Merger;

  •
  the inapplicability of any state takeover or similar statute or regulation to the Merger Agreement and the Merger; and

  •
  the absence of any other representations or warranties other than those made in Article IV of the Merger Agreement.

        Some of our representations and warranties are qualified by knowledge, materiality and material adverse effect standards. The Merger Agreement provides that a material adverse effect is any effect, event, occurrence, development, state of facts or change (whether or not foreseeable as of the date of the Merger Agreement) that (a) is materially adverse to our business, results of operations or financial condition or that of our subsidiaries, taken as a whole, or (b) would prevent or materially impair our ability to perform our obligations under the Merger Agreement or consummate the related transactions, other than, for the purpose of clause (a), any effect, event, occurrence, development, state of facts or change arising out of or resulting from:

  •
  a decline in the market price, or a change in the trading volume of, shares of National common stock (provided that this shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by the other components of the material adverse effect definition from being taken into account in determining whether a material adverse effect has occurred);

  •
  general economic, market or political conditions except to the extent that we, or any of our subsidiaries, are disproportionately adversely affected relative to other participants in the industries in which we or our subsidiaries participate;

  •
  general semiconductor industry conditions (including conditions affecting the industries or industry sectors in which we or our subsidiaries or any of our respective customers operate) except to the extent that we, or any of our subsidiaries, are disproportionately adversely affected relative to other participants in the industries in which we or our subsidiaries participate;

  •
  acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events except to the extent that we, or any of our subsidiaries, are disproportionately adversely affected relative to other participants in the industries in which we or our subsidiaries participate;

  •
  changes in applicable law following the date of the Merger Agreement except to the extent that we, or any of our subsidiaries, are disproportionately adversely affected relative to other participants in the industries in which we or our subsidiaries participate;

  •
  changes in GAAP or other applicable accounting standards following the date of the Merger Agreement except to the extent that we, or any of our subsidiaries, are disproportionately adversely affected relative to other participants in the industries in which we or our subsidiaries participate;

  •
  the negotiation, execution, announcement, pendency or performance of the Merger Agreement or related transactions (provided that this does not preclude any legal or contractual consequences of the execution of the Merger Agreement or the consummation of the related transactions from being taken into account in determining whether a material adverse effect has occurred to the extent that we have made an express representation in the Merger Agreement with respect to the legal or contractual consequences on ourselves and our subsidiaries);

  •
  our failure, in and of itself, to meet any expected or projected financial or operating performance target for any period ending on or after the date of the Merger Agreement (provided that this shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by the other components of the material adverse effect definition from being taken into account in determining whether a Company material adverse effect has occurred); or

  •
  any specific action taken (or omitted to be taken) by the Company (A) at the express written direction of any of Texas Instruments and Merger Sub or (B) that is expressly required to be so taken by the terms of the Merger Agreement.

        Texas Instruments and Merger Sub have made a number of representations and warranties to us regarding various matters pertinent to the Merger. The topics covered by these representations and warranties include the following, among other things:

  •
  their organization and good standing;

  •
  Merger Sub's lack of prior operating activity;

  •
  their corporate power and authority to execute and deliver the Merger Agreement and consummate the Merger;

  •
  the enforceability of the Merger Agreement against them;

  •
  the absence of any violation of their charter documents, certain contracts or laws and judgments applicable to them as a result of their execution and delivery of the Merger Agreement and the consummation of the Merger;

  •
  the consents, approvals, orders, filings, notices and other similar actions with respect to governmental entities required as a result of their execution and delivery of the Merger Agreement and their consummation of the Merger;

  •
  the accuracy of information supplied by or on behalf of Texas Instruments and Merger Sub for inclusion in this proxy statement;

  •
  the absence of material pending or threatened litigation;

  •
  as of the effective time of the Merger, having sufficient cash available, directly or indirectly through its affiliates, to make all payments required to be made under the Merger Agreement, including payment of the aggregate Merger Consideration and payment of all fees and expenses related to the foregoing;

  •
  Texas Instruments and Merger Sub's obligations not being conditioned upon the obtaining of financing to consummate the transactions contemplated by the Merger Agreement; and

  •
  that neither Texas Instruments nor Merger Sub is an "interested stockholder" under Delaware's takeover statute.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon the consummation of the Merger.

Covenants

  Conduct of Our Business Prior to the Merger

        We have agreed that until the earlier of the effective time of the Merger or the termination of the Merger Agreement, subject to certain exceptions, we will, and will cause each of our subsidiaries to, carry on our and their respective businesses in the ordinary course consistent with past practice and to use commercially reasonable efforts to (i) preserve intact our and our subsidiaries' assets, including our manufacturing facilities and our business organization, (ii) preserve our and our subsidiaries' current beneficial relationships with any entity (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors and licensees) with which we or our subsidiaries have material business relations, (iii) retain the services of our and our subsidiaries' present officers and key employees, except as limited by the Merger Agreement or the related transactions, (iv) comply in all material respects with all applicable laws and the requirements of all of our material contracts and (v) keep in full force and effect all of our and our subsidiaries' material insurance policies (other than changes to such policies made in the ordinary course of business).

        In addition, we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries' ability to:

  •
  amend our organizational documents;

  •
  issue, deliver, sell, pledge or otherwise encumber any capital stock, other equity or voting interests or equity equivalents, or securities convertible into, or exchangeable or exercisable for, or any options, warrants, calls or rights to acquire, any such stock, interests or equity equivalents, subject to certain exceptions;

  •
  redeem, purchase or otherwise acquire any outstanding capital stock or other ownership interest of National or any of our subsidiaries, which we refer to as Company securities, or any rights, warrants, options, calls or any other agreements to acquire Company securities, subject to certain exceptions;

  •
  adjust, split, combine, subdivide or reclassify any Company securities;

  •
  enter into any contract with respect to the sale, voting, registration or repurchase of Company securities or Company common stock;

  •
  amend or waive any rights under, or accelerate the vesting of, any provision of the Company equity plans or any agreement evidencing any outstanding stock option, restricted stock units, performance share units or any similar or related contract, subject to certain exceptions;

  •
  directly or indirectly acquire in any transaction any equity interest in, or a material portion of the properties or assets of, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or any division, business operations or product line thereof;

  •
  sell, pledge, dispose of, transfer, abandon, lease, license or otherwise encumber any properties, rights or assets, including securities, with a fair market value in excess of $5,000,000 individually or $10,000,000 in the aggregate, subject to certain exceptions;

  •
  sell, pledge, dispose of, transfer, lease, license or otherwise encumber any intellectual property or technology that is material, individually or in the aggregate, to National or any of our subsidiaries, taken as a whole, except under certain circumstances;

  •
  declare, set aside make or pay any dividends or other distribution in respect of, National common stock or any other securities, except for the payment of the dividend to be paid on April 11, 2011, declared on March 10, 2011;

  •
  subject to certain limitations, increase in any respect the compensation of any of our directors, officers or employees, other than as required by law or contract in effect on the date of the Merger Agreement or increases in compensation in the ordinary course of business consistent with past practice;

  •
  grant severance or termination benefits to any director, officer, employee, independent contractor or consultant, subject to certain exceptions;

  •
  take any action to accelerate the vesting or payment, or fund or in any way secure the payment of, compensation or benefits under the Company equity plans to the extent not required under such equity plan as of the date of the Merger Agreement;

  •
  except in the ordinary course of business, enter into, establish, amend or terminate any Company equity plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, consultant or affiliate of National or any of our subsidiaries;

  •
  change any actuarial or other assumptions to calculate funding obligations with respect to any Company equity plans or change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

  •
  announce or implement any reduction in force, mass lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any of its subsidiaries;

  •
  offer employment to, hire or promote any person who will have duties of vice president or higher, subject to certain exceptions;

  •
  communicate in a writing intended for broad dissemination to Company employees regarding compensation, benefits or other treatment they will receive in connection with or following the Merger, except under certain circumstances;

  •
  except for borrowings under existing credit facilities, take any action that would result in indebtedness for borrowed money, or enter into a "keep well" or similar agreement, or issue sell options, warrants, calls or other rights to acquire any of our or our subsidiaries' debt securities in an amount in excess of $2,000,000, or $5,000,000 in the aggregate;

  •
  subject to certain exceptions, change the average duration, the average credit quality or the investment guidelines of our investment portfolio; hypothecate, encumber or otherwise pledge assets in the investment portfolio; or invest surplus cash from operations in securities with a duration of more than three months;

  •
  change financial accounting methods, principles or practices, except as required by GAAP, applicable law or regulatory guidelines;

  •
  write up, write down or write off the book value of any assets, except in accordance with GAAP consistently applied;

  •
  release, assign, compromise, settle or agree to settle any action or claim in respect of any threatened action (including any action or claim relating to the Merger Agreement or the related transactions), other than releases, compromises or settlements in the ordinary course of business consistent with past practice, that do not involve a payment in excess of $5,000,000 individually or $10,000,000 in the aggregate, and which do not impose equitable relief on, or the admission of wrongdoing by, the Company or any of our subsidiaries;

  •
  subject to certain exceptions and except as required by applicable law (i) change or revoke any material tax election or adopt or change any material method of tax accounting, (ii) enter into any "closing agreement" as described in Section 7121 of the Code (or any comparable or similar provisions of applicable law) with respect to material taxes, (iii) settle or compromise any material liability with respect to taxes, any audit related to material taxes or surrender any material claim for a refund of taxes, (iv) consent to any extension or waiver of the limitations period applicable to any material claim or assessment with respect of taxes or (v) other than in the ordinary course and consistent with past practice, take any action that voids, lessens or impedes the use or value of any material tax incentives or benefits recorded or unrecorded in the most recent balance sheet or take any other action not described above that results in a tax liability not reserved for in the most recent balance sheet;

  •
  make or commit to any capital expenditures that (i) involve the purchase of real property or (ii) would result in aggregate capital expenditures between the date of the Merger Agreement and the closing in excess of 110% of the capital expenditure budget for such period in our current annual capital plan;

  •
  enter into or agree to any extension of any contract for the lease of assets (including real property) that is not terminable by us or our subsidiaries 12 months from the date of the contract without a penalty or the acceleration of payment obligations;

  •
  enter into, terminate, amend, modify, renew, accelerate, cancel or waive any material contract or enter into certain types of specified contracts (in each case, subject to certain exceptions);

  •
  enter into a joint venture or partnership or similar third party business enterprise;

  •
  enter into any development agreement regarding the creation of any material intellectual property, technology or products, subject to certain exceptions;

  •
  make any loans, advances or capital contributions to, or investments in any person, other than to ourselves or our direct or indirect wholly-owned subsidiaries or advances of travel and similar expenses to employees;

  •
  enter into, amend or cancel any insurance policies other than in the ordinary course of business consistent with past practice or to the extent such policy is replaced with a substantially similar policy;

  •
  merge or consolidate the Company or any of our subsidiaries or adopt a plan of complete or partial liquidation or resolutions to that effect; and

  •
  authorize, commit, resolve or agree to take any of the foregoing actions.

  No Solicitation of Acquisition Proposals

        We have agreed that we will, and will cause our subsidiaries, our or our subsidiaries' directors, officers, employees, financial advisors, attorneys, accountants and other advisors, agents or representatives to, immediately cease and terminate any and all discussions, solicitations, negotiations or knowing encouragements with any person conducted with respect to a Company acquisition proposal (as defined in the Merger Agreement and described below in "—Board Recommendation"). In addition, we have agreed that we will not and we will ensure that our subsidiaries or other representatives do not, from the date of the Merger Agreement until the earlier of the effective time of the Merger or the termination of the Merger Agreement, directly or indirectly:

  •
  solicit, initiate, cause or knowingly facilitate or encourage (including by way of furnishing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any Company acquisition proposal, engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or knowingly facilitate or encourage, any such inquiries, proposals, discussions or negotiations, or resolve to or publicly propose to take any of the foregoing actions;

  •
  approve or recommend, or resolve to or publicly propose to approve or recommend, any Company acquisition proposal or enter into any merger agreement, agreement-in-principle, letter of intent, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to a Company acquisition proposal or enter into any agreement requiring us to abandon, terminate or fail to consummate the Merger; or

  •
  (A) withdraw, modify or qualify in a manner adverse to Texas Instruments or Merger Sub the recommendation of our Board of Directors that the Company's stockholders adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, which we refer to as the Company Board Recommendation, or the approval or declaration of advisability by our Board of Directors of the Merger Agreement and related transactions

    (including the Merger) or (B) approve or recommend, or resolve to or publicly propose to approve or recommend, any Company acquisition proposal (any action described in clause (A) or (B) being referred to as an "adverse recommendation change").

        Despite these general prohibitions, at any time prior to the adoption of the Merger Agreement by our stockholders, we may, and may permit and authorize our subsidiaries and our and our subsidiaries' representatives to:

  •
  furnish to a person making a bona fide written Company acquisition proposal confidential information pursuant to a confidentiality agreement which contains terms that are no less favorable to us than those contained in the confidentiality agreement between us and Texas Instruments, provided that all such information has been provided, or is concurrently provided, to Texas Instruments; and

  •
  participate in discussions or negotiations with the person making such Company acquisition proposal.

        We may only take these actions if:

  •
  we have received a written, bona fide Company acquisition proposal that is not in violation of a third party's contractual obligations to us;

  •
  our breach of the non-solicitation covenants of the Merger Agreement did not contribute to the making of a Company acquisition proposal;

  •
  our Board of Directors determines in good faith, after consultation with our financial advisors and outside counsel, that the Company acquisition proposal constitutes, or is reasonably likely to lead to, a superior proposal (as defined in the Merger Agreement and as defined below in "—Board Recommendation"); and

  •
  after consultation with its outside counsel, our Board of Directors determines in good faith that the failure to take such action would constitute a breach by our Board of Directors of its fiduciary duties to the Company stockholders under applicable law.

        We have also agreed to:

  •
  advise Texas Instruments, orally and in writing, as promptly as practicable and in any event within 24 hours of receipt of:

  •
  any Company acquisition proposal or request for non-public information or inquiry or request for discussions or negotiations;

  •
  the identity of the person making the Company acquisition proposal, request or inquiry and the material terms and conditions of such proposal, request or inquiry, including any amendment or modification thereof;

  •
  keep Texas Instruments reasonably informed (orally and in writing) on a current basis (and in any event no later than 24 hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Company acquisition proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions; and

  •
  promptly notify Texas Instruments (and in any event within 24 hours) if the Company determines to provide information or engage in discussions or negotiations with respect to a Company acquisition proposal and not provide information or engage in negotiations prior to providing such notice.

        We have also agreed to not waive, terminate, amend or modify any provision of a standstill or confidentiality agreement and shall, and shall cause our subsidiaries to, use commercially reasonable efforts to enforce the provisions of such agreement, unless our Board of Directors, after consultation with its outside counsel, determines that the failure to take such action would constitute a breach of the fiduciary duties of our Board of Directors under applicable law.

  Retention Bonus Program

        The Company has adopted a Retention Bonus Plan with a bonus pool of $80,000,000 which shall be payable to certain eligible employees six months after the consummation of the Merger. Executive officers are not eligible for this bonus.

  Board Recommendation

        Our Board of Directors agreed to unanimously recommend that our stockholders vote in favor of the adoption of the Merger Agreement (the above-mentioned Company Board Recommendation). Our Board of Directors also agreed to include the Company Board Recommendation in this proxy statement.

        Notwithstanding any other term in the Merger Agreement to the contrary, subject to the conditions described below, our Board of Directors may, at any time prior to the adoption of the Merger Agreement by our stockholders, (x) cause us to terminate the Merger Agreement or effect an adverse recommendation change in response to a superior proposal, or (y) effect an adverse recommendation change in response to an intervening event (as defined in the Merger Agreement and as described below under this heading).

        In response to a superior proposal, our Board of Directors may only effect an adverse recommendation change or terminate the Merger Agreement if:

  •
  we receive from a third party that is not in violation of such third party's contractual obligations to us a written, bona fide Company acquisition proposal;

  •
  a breach by us of the non-solicitation and related provisions of the Merger Agreement has not contributed to the making of the Company acquisition proposal;

  •
  we provide five business days prior written notice to Texas Instruments that our Board of Directors is prepared to effect an adverse recommendation change or terminate the Merger Agreement to accept a superior proposal and provides to Texas Instruments the material terms and conditions relating to the superior proposal (including the identity of the party making the superior proposal and a copy of any proposed definitive agreement(s)) that constitute(s) such superior proposal;

  •
  during the five-business-day notice period before our Board of Directors effects an adverse recommendation change or terminates the Merger Agreement to accept a superior proposal, we negotiate, and cause our financial advisors and outside counsel to negotiate, in good faith with Texas Instruments to make adjustments to the terms of the Merger Agreement so that such Company acquisition proposal ceases to constitute a superior proposal;

  •
  following the negotiation, our Board of Directors determines in good faith, after consultation with our financial advisors and outside counsel (taking into account any changes to the terms of the Merger Agreement agreed or proposed by Texas Instruments as a result of the negotiations), that (i) the Company acquisition proposal continues to constitute a superior proposal, and (ii) the failure to make an adverse recommendation change or terminate the Merger Agreement would constitute a breach of its fiduciary duties to our stockholders under applicable law; and

  •
  in the case of a termination in response to a superior proposal, (i) we pay or cause to be paid the termination fee of $200,000,000 to Texas Instruments, in immediately available funds, in advance of, or concurrently with, the termination and (ii) we enter into an alternative acquisition agreement concurrently with the termination.

        In the event of any material revisions to the terms of a Company acquisition proposal after the start of the five-business-day notice period, we will be required to deliver a new written notice to Texas Instruments and to comply with the requirements of the Merger Agreement with respect to such new written notice, and the five business days notice period shall be deemed to have re-commenced on the date of such new notice.

        In response to an intervening event, our Board of Directors may only effect an adverse recommendation change if:

  •
  the intervening event did not result or arise from a breach of any provision of the Merger Agreement;

  •
  our Board of Directors provides five business days prior written notice to Texas Instruments that our Board of Directors is prepared to effect an adverse recommendation change, specifying, in reasonable detail, the facts underlying the Board of Directors' determination that an intervening event has occurred and the rationale and basis for such adverse recommendation change;

  •
  during the five-business-day notice period before our Board of Directors effects an adverse recommendation change, we negotiate, and cause our financial advisors and outside counsel to negotiate, in good faith with Texas Instruments to make adjustments to the terms of the Merger Agreement that would obviate the need for the adverse recommendation change;

  •
  following the negotiation, our Board of Directors determines in good faith, after consultation with our outside counsel, that the failure to make such adverse recommendation change in light of the intervening event (taking into account any changes to the terms of the Merger Agreement agreed or proposed by Texas Instruments as a result of the negotiations) would constitute a breach of its fiduciary duties to our stockholders under applicable law.

        In the event of any material change in the circumstances of the intervening event or the occurrence of another intervening event, we shall be required to deliver a new written notice to Texas Instruments and to comply with the requirements of the Merger Agreement with respect to such new written notice.

        We agree that any breaches of the non-solicitation and board recommendation provisions of the Merger Agreement by any of our representatives will be deemed to be a breach by National.

        The covenant in the Merger Agreement generally prohibiting us from soliciting acquisition proposals does not prevent us from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

        A "Company acquisition proposal" means any inquiry, proposal, offer or indication of interest (whether or not in writing) for or relating to (in one transaction or a series of related transactions) any of the following:

  •
  any direct or indirect acquisition or purchase (including by any license or lease) of assets (including equity securities of any National subsidiary) or businesses that constitute or generate 15% or more of the revenues, net income or assets of National and our subsidiaries on a consolidated basis;

  •
  any direct or indirect acquisition or purchase (including by any license or lease) of beneficial ownership of 15% or more of any class of equity securities of National or any of our subsidiaries, the assets or business of which constitutes or generates 15% or more of the revenues, net income or assets of National and our subsidiaries on a consolidated basis;

  •
  any purchase or sale of, or tender offer or exchange offer for equity securities of National or any of our subsidiaries that, if consummated, would result in any entity beneficially owning 15% or more of any class of our equity securities or the equity securities of any of our subsidiaries, the assets or business of which constitutes or generates 15% or more of revenues, net income or assets of National and our subsidiaries on a consolidated basis;

  •
  any recapitalization, liquidation or dissolution of National or any of our subsidiaries, other than a wholly-owned subsidiary; or

  •
  any merger, consolidation, business combination, joint venture, share exchange or similar transaction involving any National subsidiary, the assets or business of which constitutes or generates 15% or more of revenues, net income or assets of National and its subsidiaries on a consolidated basis, or involving National, if, as a result that transaction, our stockholders as a group would hold less than 85% of the surviving or resulting entity immediately after the consummation of that transaction;

        provided, that the term "Company acquisition proposal" does not include the transactions contemplated by the Merger Agreement or any sale of our wafer fabrication facility located in Arlington, Texas or the our assembly and test facility located in Suzhou, China.

        A "superior proposal" means any bona fide Company acquisition proposal made by any entity that:

  •
  if consummated, would result in such person or entity owning, directly or indirectly, 100% of National's equity securities or all or substantially all of our and our subsidiaries' consolidated assets;

  •
  is otherwise on terms that our Board of Directors has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account such legal, financial, regulatory and other aspects of the proposal, including its financing terms, as our Board of Directors deems appropriate in the exercise of its fiduciary duties) is superior from a financial point of view to the transactions relating to the Merger (including the terms of any proposal by the Texas Instruments to modify the terms of the transactions); and

  •
  in the good faith judgment of our Board of Directors (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal as the Board of Directors deems appropriate in the exercise of its fiduciary duties) is reasonably capable of being consummated.

        An "intervening event" is a material development or change in circumstances in the business, results of operations or financial condition of National and our subsidiaries (other than and not related to a Company acquisition proposal) that was neither known to nor reasonably foreseeable by our Board of Directors (assuming, for such purpose, reasonable consultation with our executive officers) as of the date of the Merger Agreement which occurs or arises after the date of the Merger Agreement.

Stockholders Meeting

        We have agreed to file the preliminary proxy statement with the SEC within 15 business days following the date of the Merger Agreement. We have agreed, subject to any applicable legal restraints, to file with the SEC the definitive proxy statement and will cause the mailing of the definitive proxy statement to our stockholders within ten business days following the later of (i) receipt and resolution of the SEC comments on the preliminary proxy statement and (ii) the expiration of the ten-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act. We have agreed to provide Texas Instruments and its counsel with reasonable opportunity to review and comment on each filing in advance, and consider in good faith including in the filings all comments reasonably proposed by Texas Instruments.

        We have agreed to convene and hold a stockholders meeting for the purpose of the adoption of the Merger Agreement by our stockholders within 45 days after the date of mailing of the definitive proxy statement to our stockholders unless the Merger Agreement has been earlier terminated in accordance with its terms. Notwithstanding the foregoing, we may:

  •
  extend the date of the stockholders meeting only to the extent necessary to obtain (x) a quorum of our stockholders to vote on the adoption of the Merger Agreement, or (y) the affirmative vote of holders of a majority of the issued and outstanding Company common stock with respect to the Merger (and we are required to use commercially reasonable efforts to obtain such a quorum or such affirmative vote as promptly as practicable);

  •
  delay the stockholders meeting if required by applicable law or a request from the SEC or its staff and we use our commercially reasonable efforts to hold or resume the meeting as soon as practicable; and

  •
  postpone or adjourn the Company stockholders' meeting up to five business days prior to the outside date if our Board of Directors determines in good faith (after consultation with outside legal counsel and Texas Instruments) that it is required by law to postpone or adjourn the stockholders' meeting, including for the purpose of giving stockholders sufficient time to evaluate any information that we have sent by issuing a press release or filing materials with the SEC.

Efforts to Consummate the Merger; Regulatory Matters

        Prior to the effective time under the Merger Agreement, we will use our commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any of our or our subsidiaries' material contracts as may be necessary or appropriate for the consummation of the Merger transactions or required by the terms of any contract as a result of the execution, performance or consummation of the Merger transactions. Subject to the Merger Agreement, prior to the effective time, we, Texas Instruments and Merger Sub will use our commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under applicable law to consummate the Merger, including:

  •
  making all appropriate filings and submissions (and those considered by Texas Instruments to be advisable) under the HSR Act and with any other governmental authority pursuant to any other applicable laws or otherwise as determined by Texas Instruments, as promptly as practicable, but with respect to filing under the HSR Act;

  •
  obtaining as promptly as practicable the termination of any waiting period under the HSR Act and any applicable foreign antitrust laws;

  •
  cooperating and consulting with each other in (A) determining which governmental filings, consents, approvals, permits, notices or authorizations are required prior to the effective time of the Merger Agreement in connection with the execution and delivery of the Merger Agreement and related agreements and consummation of the related transactions and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations;

  •
  (i) cooperating with each other in connection with any filing or submission, investigation or other inquiry, including any proceeding initiated by a private party, (ii) keeping the other party reasonably informed of any communication received from, or given to any U.S. or foreign governmental authority and of any communication received or given in connection with any proceeding by a private party regarding the transactions contemplated by the Merger Agreement and (iii) permitting the other party to review any communication given by it to, and consulting with each other in advance of any meeting or conference with any governmental authority or, in connection with any proceeding by a private party, with any other person or entity, and to the extent permitted, giving the other party the opportunity to attend and participate in such meetings and conferences;

  •
  resolving any objection to the Merger under antitrust law or any suit instituted (or threatened to be instituted) by any governmental authority or private party challenging any of the transactions contemplated by the Merger Agreement or preventing or materially impeding or delaying the consummation of the transactions; and

  •
  cooperating in all respects with each other and using commercially reasonable efforts to contest and resist any administrative or judicial action or proceeding instituted (or threatened to be instituted) by a governmental authority or private party challenging the Merger or any related transaction and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that prohibits, prevents or restricts consummation of the Merger-related transactions.

        Subject to the terms above, we agree that Texas Instruments shall be entitled to direct the antitrust defense of the Merger or any other Merger-related transaction, or negotiations with, any governmental authority or other person relating to the Merger or regulatory filings under applicable antitrust law. We shall not make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any governmental authority with respect to any proposed settlement, consent decree, commitment or remedy, or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with Texas Instruments. We shall use our commercially reasonable efforts to provide full and effective support of Texas Instruments in all material respects in all such negotiations and discussions to the extent requested by Texas Instruments.

        Notwithstanding the above, nothing in the Merger Agreement limits a party's right to terminate the Merger Agreement pursuant to its termination provisions or obligates Texas Instruments, Merger Sub or any of their affiliates to agree to (and none of the Company or any of our subsidiaries shall, without the prior written consent of Texas Instruments) (A) sell, hold separate or otherwise dispose of all or a portion of its respective business, assets or properties, or conduct its business in a specified manner, (B) pay any amounts (other than filing and counsel fees and expenses), or grant any counterparty to any contract any material accommodation, (C) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of the Company and our subsidiaries or (D) waive any of the conditions to the closing of the Merger set forth below in "—Conditions to the Closing of the Merger".

Conditions to the Closing of the Merger

        Our, Texas Instruments' and Merger Sub's obligations to effect the Merger are subject to the satisfaction or waiver of the following conditions:

  •
  the adoption of the Merger Agreement by our stockholders;

  •
  the waiting period under the HSR Act must have expired or been earlier terminated and other certain applicable approvals pursuant to specified non-U.S. competition, merger control, antitrust or similar laws that are applicable to the Merger must have been obtained or deemed to have been obtained; and

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by a court having competent jurisdiction, or other legal restraint or prohibition, including any statute, rule or regulation, preventing the consummation of the Merger.

        Texas Instruments' and Merger Sub's obligations to effect the Merger are further subject to the satisfaction by us or waiver by them of the following conditions:

  •
  all of our representations and warranties must be true and correct as of the date of the Merger Agreement and at and as of the closing of the Merger (without regard to any qualifications as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; provided that notwithstanding the foregoing, our representations and warranties with respect to approval of the Merger Agreement and the Merger, our organization, charter documents, capitalization, corporate authority, proxy statement, brokers and anti-takeover laws shall be true and correct as of the date of the Merger Agreement and at and as of the closing of the Merger (without regard to any qualifications as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), in all material respects;

  •
  our performance, in all material respects, of all obligations and agreements required to be performed or complied with by us under the Merger Agreement at or prior to the closing date;

  •
  at any time after the date of the Merger Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect that is continuing; and

  •
  Texas Instruments shall have received a certificate of the Company, dated as of the closing date of the Merger, executed by our chief executive officer and chief financial officer to evidence satisfaction of the conditions set forth in the prior three bullet points.

        Our obligations to effect the Merger are subject to the further satisfaction by Texas Instruments and Merger Sub or waiver by us of the following conditions:

  •
  all of Texas Instruments' and Merger Sub's representations and warranties will be true and correct (without regard to any materiality or material adverse effect qualifications contained therein), in each case as of the date of the Merger Agreement and at and as of the closing of the Merger (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect;

  •
  Texas Instruments' and Merger Sub's performance, in all material respects, of all obligations and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the closing date of the Merger;

  •
  at any time after the date of the Merger Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect that is continuing; and

  •
  the Company shall have received a certificate of Texas Instruments, dated as of the closing date of the Merger, executed by Texas Instruments' chief executive officer and chief financial officer to evidence satisfaction of the conditions set forth in the prior three bullet points.

Termination of the Merger Agreement

        The Merger Agreement may be terminated under the following circumstances:

  •
  by our and Texas Instruments' mutual written consent;

  •
  by either Texas Instruments or us if:

  •
  the Merger is not consummated prior to January 4, 2012; provided, however, that this right to terminate shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement caused the delay; provided further, however, that if on the outside date all conditions to closing other than those relating to antitrust approvals are satisfied or are capable of being satisfied, then this date will be automatically extended for three months;

  •
  any governmental authority has enacted, issued, promulgated or enforced any law or order that has become final and nonappealable, and that makes, or has the effect of making, the consummation of the Merger illegal or otherwise prohibited or otherwise prohibiting the Merger, or that has that effect; or

  •
  our stockholders do not adopt the Merger Agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose; provided, however that this right to terminate is not available to us if we have not materially complied with our obligations relating to proxy materials, the stockholders meeting and non-solicitation.

  •
  by us if:

  •
  there has been a breach or inaccuracy of a representation, warranty, covenant or agreement in the Merger Agreement on the part of Texas Instruments or Merger Sub, which breach or inaccuracy would reasonably be expected to prevent Texas Instruments or Merger Sub from consummating the Merger in accordance with the terms of the Merger Agreement and which cannot be cured by Texas Instruments or Merger Sub within 15 business days after Texas Instruments receives notice of the breach from us, provided, however, that we are not then in material breach of any representation, warranty or covenant under the Merger Agreement; or

  •
  in accordance with the terms described above in "—Covenants—Board Recommendation" beginning on page 61.

  •
  by Texas Instruments if:

  •
  prior to the effective time under the Merger, (i) there has occurred any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on us or (ii) there has been a breach or inaccuracy of any representation, warranty, covenant or agreement on our part contained in the Merger Agreement, and, in the case of both (i) and (ii) above, would:

              (A)  give rise to the failure of a closing condition relating to: (x) the truth and correctness of our representations and warranties in the Merger Agreement, (y) our performance in all material respects of all obligations and agreements in the Merger Agreement, or (z) the absence of any material adverse effect that is continuing at any time after the date of the Merger Agreement; and

              (B)  which cannot be cured or has not been cured by us within 15 business days after we receive notice thereof;

        provided, however, that neither Texas Instruments nor Merger Sub is then in material breach of any representation, warranty or covenant under the Merger Agreement.

    •
    an adverse recommendation change has occurred;

    •
    our Board of Directors or any committee thereof (A) has not rejected a Company acquisition proposal within seven days of its being made public (including by taking no position with respect to the acceptance by our stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such Company acquisition proposal) or (B) has failed to publicly reconfirm the Company Board Recommendation within four days after receipt of a written request from Texas Instruments if such request is made after the making of a Company acquisition proposal; or

    •
    we have violated or breached in any material respect any of our nonsolicitation and related obligations under the Merger Agreement.

Termination Fee and Expenses

        Each party will generally pay its own fees and expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, whether or not the Merger is consummated.

        We will be required to pay a termination fee of $200,000,000 to Texas Instruments in immediately available funds promptly following (and in any event within two business days after) the termination of the Merger Agreement if:

  •
  the Merger Agreement is terminated by Texas Instruments because our Board of Directors or any committee thereof (A) has not rejected any Company acquisition proposal within seven days of its being made public (including by taking no position with respect to the acceptance by our stockholders of a tender offer or exchange offer) or (B) has failed to publicly reconfirm the Company Board Recommendation within four days after receipt of a written request from Texas Instruments if such request is made after the making of a Company acquisition proposal;

  •
  the Merger Agreement is terminated by Texas Instruments because we violate or breach in any material respect our obligations under the non-solicitation provisions of the Merger Agreement;

  •
  the Merger Agreement is terminated by Texas Instruments or by our Board of Directors because an adverse recommendation change has occurred; or

  •
  we terminate the Merger Agreement to accept a superior proposal.

        We will be required to pay a termination fee of $200,000,000 to Texas Instruments in immediately available funds upon the entry into an alternative acquisition agreement to consummate a transaction contemplated by any Company acquisition proposal within the 12-month period noted below if:

  •
  (i) the Merger Agreement is terminated by either us or Texas Instruments because the Merger has not been consummated by the outside date, (ii) at or prior to the date of termination, a Company acquisition proposal shall have been made known to us or shall have been made directly to our stockholders generally or any person shall have publicly announced an intention to make a Company acquisition proposal (whether or not conditional or withdrawn) and (iii) within 12 months after such termination of the Merger Agreement, either we or one of our subsidiaries enters into an alternative acquisition agreement to consummate a transaction contemplated by any Company acquisition proposal (provided that, solely in this context, all references to 15% and 85% in the definition of "Company acquisition proposal" are deemed to be references to 50%);

  •
  (i) the Merger Agreement is terminated by Texas Instruments pursuant to the first sub-bullet point under the fourth main bullet point under "—Termination of the Merger Agreement," (ii) at or prior to the date of termination, a Company acquisition proposal shall have been made known to us or shall have been made directly to our stockholders generally or any person shall have publicly announced an intention to make a Company acquisition proposal (whether or not conditional or withdrawn) and (iii) within 12 months after such termination of the Merger Agreement, either we or one of our subsidiaries enters into an alternative acquisition agreement to consummate a transaction contemplated by any Company acquisition proposal (provided that, solely in this context, all references to 15% and 85% in the definition of "Company acquisition proposal" are deemed to be references to 50%); or

  •
  (i) the Merger Agreement is terminated by Texas Instruments because our stockholders did not adopt the Merger Agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have called and held for such purpose, provided, however, that we have materially complied with our obligations relating to the proxy statement, stockholder meeting and non-solicitation under the Merger Agreement, (ii) at or prior to the date of termination, a Company acquisition proposal shall have been made known to us or shall have been made directly to our stockholders generally or any person shall have publicly announced an intention to make a Company acquisition proposal (whether or not conditional or withdrawn) and (iii) within 12 months after such termination of the Merger Agreement, either we or one of our subsidiaries enters into an alternative acquisition agreement to consummate a transaction contemplated by any Company acquisition proposal (provided that, solely in this context, all references to 15% and 85% in the definition of "Company acquisition proposal" are deemed to be references to 50%).

        We will be required to pay all costs and expenses incurred by Texas Instruments or Merger Sub in connection with the Merger Agreement and the related transactions, not to exceed $50,000,000, if the Merger Agreement is terminated by us or by Texas Instruments due to a failure to obtain our stockholder approval, provided, that if a termination fee is payable due to the termination of the Merger Agreement after a Company acquisition proposal, the termination fee will be reduced by the amount of the expense reimbursement.

        Texas Instruments will be required to pay us a termination fee of $350,000,000 if the Merger Agreement is terminated (and at the time of termination all conditions are satisfied other than the conditions relating to applicable antitrust laws) by either us or Texas Instruments (i) because the closing has not occurred by the outside date, or (ii) following any final and nonappealable law or order under applicable antitrust laws making the consummation of the Merger illegal or otherwise prohibiting the consummation of the Merger.

Indemnification and Insurance

        Texas Instruments will cause the surviving corporation to honor all of our obligations to indemnify and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes, prior to the consummation of the Merger, an officer or director of National or any of our subsidiaries as provided in our and their respective certificates of incorporation or bylaws and any indemnification or other agreements as in effect on the date of the Merger Agreement, including provisions relating to the advancement of expenses incurred in the defense of any action or suit as permitted under applicable law. This obligation of Texas Instruments survives the Merger and remains in full force and effect for at least six years after the effective time of the Merger. During such period Texas Instruments will guarantee the obligations of the surviving corporation with respect to any and all amounts payable under this obligation.

        Prior to the effective time of the Merger, Texas Instruments will purchase a fully-paid, noncancellable "tail" insurance policy with a claims period of six years from the effective time of the Merger with respect to directors' and officers' liability insurance for acts or omissions occurring prior to the effective time of the Merger, on terms that are no less favorable than our policies in effect on the date of the Merger Agreement. In no event will Texas Instruments or the surviving corporation be required to expend more than 250% of the current annual premium paid by us for such policy, provided, however, that if the amount of the annual premiums necessary to procure the required insurance coverage exceeds this maximum, Texas Instruments will spend up to the maximum to purchase lesser coverage as may be obtained with the maximum amount.

        The indemnification and insurance obligations of Texas Instruments and the surviving corporation will survive the consummation of the Merger and will not be terminated or modified in such a manner as to adversely affect any indemnified party without the consent of such party (it being expressly agreed that the indemnified parties to whom the section applies shall be third party beneficiaries, each of whom may enforce the indemnification and insurance provisions of the Merger Agreement).

        In the event Texas Instruments or the surviving corporation (A) consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or (B) transfers all or substantially all of its properties and assets to another entity, Texas Instruments will make proper provision to cause the successors and assigns of the surviving corporation to assume these obligations and to comply with and honor the indemnification and other obligations set forth above.

Additional Agreements

        We and Texas Instruments have agreed that:

  •
  we will afford Texas Instruments and Merger Sub and their respective representatives reasonable access during normal working hours upon reasonable advance notice to our officers, employees, agents, assets, properties, offices, plants and other facilities, books and records and of each of our subsidiaries and furnish such financial, operating and other data and information as Texas Instruments or Merger Sub, through their representatives, may reasonably request, pursuant to a confidentiality agreement and subject to certain conditions;

  •
  from the effective time of the Merger Agreement to the first anniversary of the closing date, Texas Instruments shall provide, or cause the surviving corporation to provide, to our employees (provided they remain employed by Texas Instruments or the surviving corporation), compensation and employee benefits that are substantially comparable, in the aggregate, to those provided to our employees, in the aggregate, immediately prior to the effective time, subject to certain conditions;

  •
  prior to the effective time under the Merger Agreement, our Board of Directors or an appropriate sub-committee, will adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person for purposes of Section 16 of the Exchange Act of Company securities or stock options (or those acquired upon the vesting of any National stock options, restricted stock units or performance share units) pursuant to the Merger Agreement will be an exempt transaction for purposes of Section 16 and all rules and regulations promulgated thereunder;

  •
  no public release or announcement concerning the Merger will be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), subject to certain conditions;

  •
  if any anti-takeover law is or may become applicable to any transaction contemplated by the Merger Agreement, (a) the parties will use commercially reasonable efforts to take such actions as are reasonably necessary so that the transactions may be consummated as promptly as practicable and (b) the our Board of Directors will take all actions necessary to render such statutes inapplicable;

  •
  we will give Texas Instruments the opportunity to participate in, subject to a customary joint defense agreement, but not control, the defense or settlement of any security holder litigation against us or our directors relating to the Merger, and no settlement shall be agreed to without Texas Instruments' prior written consent (which shall not be unreasonably withheld, conditioned or delayed); and

  •
  the Company will timely file with the SEC all Company SEC Reports required under the Exchange Act or the Securities Act.

        Subject to certain conditions, we and Texas Instruments have agreed to promptly:

  •
  give notice to the other party of any written notice or other communication received from any entity alleging that the consent of such entity is required in connection with the Merger;

  •
  give notice to the other party of any notice from any governmental authority in connection with the Merger;

  •
  give notice to the other party of any actions or claims commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries that relate to the Merger;

  •
  advise the other party of any representation or warranty made by it in the Merger Agreement becoming untrue or inaccurate, with respect to Texas Instruments and Merger Sub, in any material respect and with respect to us, such that the condition to the closing of the Merger related to the truth and accuracy of its representations and warranties could not be satisfied; and

  •
  advise the other party of its material failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement.

Extension, Waiver and Amendment of the Merger Agreement

        We, Texas Instruments and Merger Sub may amend the Merger Agreement at any time. However, after the adoption of the Merger Agreement by our stockholders, no amendment can be made that by law requires approval by our stockholders without obtaining such approval.

        We, Texas Instruments or Merger Sub may extend the time for performance of any of the obligations or other acts of the other parties under the Merger Agreement, waive any inaccuracies in another party's representations and warranties and waive compliance with any of the agreements or conditions contained in the Merger Agreement. However, after the adoption of the Merger Agreement by our stockholders, no waiver can be provided that by law requires approval by our stockholders without obtaining such approval.

 APPRAISAL RIGHTS

        Under Section 262 of the Delaware General Corporation Law, or DGCL, any holder of Company common stock who does not wish to accept the $25.00 per share Merger Consideration may dissent from the Merger and elect to exercise appraisal rights. If the Merger is consummated, you are entitled to exercise appraisal rights and obtain payment of the "fair value" for your shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the Merger Agreement, not less than 20 days prior to the meeting, National must notify each of our stockholders who was such on the record date for notice of the Special Meeting that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Annex C. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

        In order to exercise appraisal rights effectively, you, as a record holder, must satisfy each of the following primary requirements, in addition to the other requirements of Section 262 of the DGCL:

  •
  you must hold shares in National as of the date you make your demand for appraisal rights and continue to hold shares in National through the effective time of the Merger;

  •
  you must deliver to National a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the Special Meeting;

  •
  you must not have voted in favor of adoption of the Merger Agreement; and

  •
  a petition must be filed in the Delaware Court of Chancery, or the Delaware Court, demanding a determination of the fair value of the shares within 120 days after the effective time of the Merger.

        Strict compliance with Section 262 of the DGCL is required in order to perfect appraisal rights. You will receive no further notices from us regarding your appraisal rights.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        The address for purposes of making an appraisal demand is:

    Secretary
    National Semiconductor Corporation
    2900 Semiconductor Drive
    Santa Clara, California 95052

        Only a holder of record of shares of Company common stock, or a person duly authorized and explicitly purporting to act on his or her behalf, is entitled to assert an appraisal right for the shares of Company common stock registered in his or her name. Beneficial owners who are not record holders and who wish to exercise appraisal rights are advised to consult with the appropriate record holders promptly as to the timely exercise of appraisal rights. A record holder, such as a broker, who holds shares of Company common stock as a nominee for others, may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising such rights for other beneficial owners. In such a case, the written demand should set forth the number of shares as to which the demand is made. Where no shares of Company common stock are expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of such record holder.

        A demand for the appraisal of shares of Company common stock owned of record by two or more joint holders, as in a joint tenancy or tenancy in common, must identify and be signed by or for all of the holders. An authorized agent, including an agent for two or more joint holders, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. A demand for appraisal signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity must so identify the persons signing the demand.

        An appraisal demand may be withdrawn by a former stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective time of the Merger, in a withdrawal that is in writing and delivered to the surviving corporation, or thereafter only with our approval. Upon withdrawal of an appraisal demand, the former stockholder will be entitled to receive the $25.00 per share Merger Consideration referred to above, without interest and less any amount withheld for taxes.

        If we complete the Merger, we will give written notice of the effective time of the Merger within 10 days after the effective time of the Merger to each of our former stockholders who did not vote in favor of the adoption of the Merger Agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the Merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court demanding a determination of the value of the shares of Company common stock, with a copy served on the surviving corporation in the case of a petition filed by a dissenting stockholder. We have no present intent to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or initiate any negotiations with respect to the fair value of the shares of Company common stock. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 of the DGCL up to that point may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from the surviving corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

        If a hearing on the petition is held, the Delaware Court is empowered to determine which dissenting stockholders are entitled to an appraisal of their shares. The Delaware Court may require dissenting stockholders who hold stock represented by certificates to submit their certificates representing shares for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court is empowered to dismiss the proceedings as to any dissenting stockholder who does not comply with this request. Accordingly, dissenting stockholders are cautioned to retain their share certificates, pending resolution of the appraisal proceedings.

        After determination of the dissenting stockholders entitled to an appraisal, the Delaware Court will appraise the shares held by such dissenting stockholders at their fair value as of the effective time of the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Delaware Court will direct the payment by the surviving corporation of such value, with interest thereon if the Delaware Court so determines, to the dissenting stockholders entitled to receive the same, upon, as applicable, surrender to the surviving corporation by such dissenting stockholders of the certificates representing such shares. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $25.00 per share Merger Consideration. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the "fair value" of a share of Company common stock is less than the Merger Consideration. In addition, stockholders should be aware that investment banking opinions as to the fairness from a financial point of view of the merger consideration payable in a merger are not necessarily opinions as to "fair value" under Section 262 of the DGCL.

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.

        No appraisal proceedings in the Delaware Court shall be dismissed as to any dissenting stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just; provided, however, that the foregoing statement shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective time of the Merger.

        From and after the effective time of the Merger, former holders of Company common stock are not entitled to vote their shares for any purpose and are not entitled to receive payment of dividends or other distributions on the shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger).

        The foregoing discussion is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the applicable provisions of Section 262 of the DGCL, which is set forth in Annex C to this proxy statement and incorporated by reference herein. A stockholder who wishes to exercise appraisal rights should carefully review the foregoing description and the applicable provisions of Section 262 of the DGCL. Any stockholder considering demanding appraisal is advised to consult legal counsel because the failure strictly to comply with the procedures required by Section 262 of the DGCL could result in the loss of appraisal rights.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of National common stock (our only class of equity securities outstanding) beneficially owned as of as of April 12, 2011 by: (i) each person who is known by us to own beneficially more than 5% of National common stock, (ii) our chief executive officer, our former chief executive officer, our chief financial officer and our three other most highly compensated executive officers for the fiscal year ended May 30, 2010, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o National Semiconductor Corporation, 2900 Semiconductor Drive, Santa Clara, California 95052. We believe, based on information furnished to us, that each beneficial owner has sole investment and voting power with respect to the shares shown as beneficially owned, unless otherwise stated below. None of the shares owned by our directors and executive officers are pledged as security for any purpose.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	33,083,684	13.2%
100 E. Pratt Street
Baltimore, Maryland 21202
FMR LLC(2)	28,512,994	11.4%
82 Devonshire Street
Boston, MA 02109
BlackRock, Inc.(3)	22,942,699	9.2%
40 East 52nd Street
New York, New York 10022
The Vanguard Group, Inc.(4)	12,284,369	4.9%
100 Vanguard Blvd.
Malvern, PA 19355
Named Executive Officers and Directors(5):
William J. Amelio	31,190	*
Steven R. Appleton(6)	101,612	*
Gary P. Arnold	72,000	*
Richard J. Danzig(7)	141,021	*
Robert J. Frankenberg(8)	167,111	*
Edward R. McCracken(9)	222,551	*
Roderick C. McGeary	36,000	*
William E. Mitchell	24,000	*
Brian L. Halla(10)	570,582	*
Donald Macleod(11)	1,781,160	*
Lewis Chew(12)	1,208,520	*
Todd M. DuChene(13)	56,417	*
Detlev Kunz(14)	544,027	*
Suneil Parulekar(15)	163,535	*
All directors and executive officers as a group (18 people)(16)	5,548,189	2.465%

*
Less than one percent.

(1)
Includes 9,563,013 shares of which T. Rowe Price Associates, Inc. ("T. Rowe Price") has sole voting power and 33,083,684 shares of which T. Rowe Price has sole dispositive power. The information concerning shares owned is from a Schedule 13G/A dated December 31, 2010, filed with the SEC on February 10, 2011 by T. Rowe Price.

(2)
Includes 2,039,683 shares of which FMR LLC has sole voting power and 28,512,994 shares of which FMR LLC has sole dispositive power. The information concerning shares owned is from a Schedule 13G/A dated March 9, 2011 filed with the SEC on March 10, 2011 jointly by FMR LLC on behalf of itself, its subsidiaries Fidelity Management & Research Company, Strategic Advisers, Inc., and Pyramis Global Advisers Trust Company and Edward C. Johnson 3d. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, own 49% of the Series B voting common shares of FMR LLC. Shares owned include shares owned by Fidelity International Limited, 47% of which is owned by a partnership controlled by Edward C. Johnson 3rd and members of his family.

(3)
Includes 22,942,699 shares of which BlackRock, Inc. ("BlackRock") has sole voting power and sole dispositive power. The information concerning shares owned is from a Schedule 13G dated December 31, 2010, filed with the SEC on February 7, 2011 by BlackRock.

(4)
Includes 302,810 shares of which The Vanguard Group, Inc. ("Vanguard") has sole voting power, 11,981,559 shares of which Vanguard has sole dispositive power, and 302,810 shares of which Vanguard has shared dispositive power. The information concerning shares owned is from a Schedule 13G dated December 31, 2010, filed with the SEC on February 10, 2011 by Vanguard and Vanguard Fiduciary Trust Company ("VTFC"), a wholly owned subsidiary of Vanguard. VTFC is the beneficial owner of 302,810 shares and directs the voting of these shares.

(5)
Some individuals may share voting power with their spouses with respect to the listed securities.

(6)
Includes 30,000 shares which Mr. Appleton has the right to acquire within 60 days through the exercise of stock options.

(7)
Includes 50,000 shares which Mr. Danzig has the right to acquire within 60 days through the exercise of stock options.

(8)
Includes 70,000 shares which Mr. Frankenberg has the right to acquire within 60 days through the exercise of stock options.

(9)
Includes 30,000 shares which Mr. McCracken has the right to acquire within 60 days through the exercise of stock options.

(10)
Mr. Halla resigned as Chief Executive Officer of the Company on November 30, 2009 and as Chairman of the Company's Board of Directors on May 30, 2010. Includes 100,000 shares held by Mr. Halla's spouse, 100,000 shares held in a grantor retained annuity trust of which Mr. Halla is beneficiary, 328,915 shares held directly and 41,667 shares which Mr. Halla has the right to acquire within 60 days through the exercise of stock options.

(11)
Includes 2,532 shares held by a trust of which Mr. Macleod is a beneficiary, 110,608 shares held directly and 1,466,562 shares which Mr. Macleod has the right to acquire within 60 days through the exercise of stock options.

(12)
Includes 537 shares held by a trust of which Mr. Chew is a beneficiary, 103,241 shares held directly and 111,145 shares which Mr. Chew has the right to acquire within 60 days through the exercise of stock options.

(13)
Includes 50,833 shares which Mr. DuChene has the right to acquire within 60 days through the exercise of stock options.

(14)
Includes 106 shares held by a trust of which Mr. Kunz is a beneficiary, 43,088 shares held directly and 500,833 shares which Mr. Kunz has the right to acquire within 60 days through the exercise of stock options.

(15)
Mr. Parulekar retired from the Company effective February 25, 2011. Includes 1,109 shares held by a trust of which Mr. Parulekar is a beneficiary, 44,093 shares held directly and 45,202 shares which Mr. Parulekar has the right to acquire within 60 days through the exercise of stock options.

(16)
Includes 102,501 shares owned by trusts of which the officer or director is a beneficiary and 4,354,282 shares which can be acquired within 60 days through the exercise of stock options.

 MARKET PRICE AND DIVIDEND INFORMATION

        The Company common stock has been traded on the New York Stock Exchange under the symbol "NSM." The following table sets forth the high and low sales prices for the Company common stock for the periods indicated, as reported on the New York Stock Exchange.

	High		Low
Fiscal Year Ended May 31, 2009
Quarter ended August 24, 2008		$24.75		$19.48
Quarter ended November 23, 2008		$22.51		$9.02
Quarter ended March 1, 2009		$12.17		$9.06
Quarter ended May 31, 2009		$14.00		$9.31
Fiscal Year Ended May 30, 2010
Quarter ended August 30, 2009		$15.85		$11.60
Quarter ended November 29, 2009		$16.20		$12.52
Quarter ended February 28, 2010		$15.70		$13.14
Quarter ended May 30, 2010		$16.00		$13.12
Fiscal year Ending May 29, 2011
Quarter ended August 29, 2010		$15.01		$12.41
Quarter ended November 28, 2010		$14.13		$11.84
Quarter ended February 27, 2011		$15.92		$13.29
Quarter ended May 29, 2011 (through [•], 2011)	$	[•]	$	[•]

        Stockholders are encouraged to obtain current market quotations for the Company common stock.

        Following the closing of the Merger, there will be no further market for shares of Company common stock, and the Company common stock will be de-listed from the New York Stock Exchange and deregistered under the Exchange Act.

        During our fiscal year ended May 31, 2009, we paid total cash dividends of $64.4 million on the Company common stock, consisting of dividends of $0.06 per share of common stock paid in each of the first two quarters of the fiscal year and dividends of $0.08 per share of common stock in each of the remaining two quarters of the fiscal year. During our fiscal year ended May 30, 2010, we paid total cash dividends of $75.7 million on the Company common stock, consisting of dividends of $0.08 per share of common stock paid in each of the quarters of the fiscal year. During our fiscal year ending May 29, 2011, we have paid total cash dividends of $91.58 million on the Company common stock, consisting of dividends of $0.08 per share of common stock paid in the first quarter of the fiscal year and dividends of $0.10 per share of common stock paid in the second, third and fourth quarters of the fiscal year including a cash dividend of $0.10 per outstanding share of Company common stock paid on April 11, 2011 to stockholders of record at the close of business on March 21, 2011. Subject to certain exceptions, the Merger Agreement provides that we may not declare or pay any dividends on the Company common stock without Texas Instruments' prior written consent until the Merger is completed or the Merger Agreement is terminated.

 STOCKHOLDER PROPOSALS

        We expect to hold an annual meeting of stockholders in 2011, or the 2011 Annual Meeting, only if the Merger is not completed. In order to be included in the Company's proxy statement and proxy card to be used in connection with the 2011 Annual Meeting, if any, stockholder proposals must have been received in writing by us no later than April 13, 2011, unless we hold the 2011 Annual Meeting more than 30 days before or after September 24, 2011, in which case the deadline for receipt of stockholder proposals is a reasonable time before we begin to print and send our proxy materials for the 2011 Annual Meeting. Such stockholder proposals must also comply with applicable law and regulations and should be directed to our Secretary at the following address: Secretary, National Semiconductor Corporation, 2900 Semiconductor Drive, P.O. Box 58090, M/S G3-135, Santa Clara, CA 95052-8090. In addition, our by-laws contain certain procedures that a stockholder must follow to nominate a person for election as a director or present a proposal for action at our annual meeting of stockholders. The procedures set forth in our by-laws are separate and apart from the applicable law and regulations noted above that a stockholder must meet in order to have a proposal included in our proxy statement. In general, our by-laws provide that items of business to be brought before an annual meeting of stockholders must include specified information and be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days or more than 150 days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 120 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 120th day prior to such annual meeting and not earlier than the 150th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. In the case of the 2011 Annual Meeting, this advance notice must be received no earlier than April 27, 2011, or later than May 27, 2011, assuming the date of the 2011 Annual Meeting occurs within 30 days before or 120 days after September 24, 2011, the anniversary date of our 2010 annual meeting of stockholders. We will have discretionary authority to vote on any stockholder proposals presented at the 2011 Annual Meeting that do not comply with these notice requirements.

HOUSEHOLDING OF PROXY MATERIAL

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

        A number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, and direct a written request to Investor Relations, National Semiconductor Corporation, 2900 Semiconductor Drive, Santa Clara, California 95052, or contact Investor Relations at (408) 721-5000. If any stockholders in your household wish to receive a separate copy of this proxy statement, they may call or write to Investor Relations and we will provide such additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.national.com. This proxy statement is also available on the Internet at www.edocumentview.com/nsm2011. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting:

  •
  Our Annual Report on Form 10-K for the fiscal year ended May 30, 2010 (filed on July 20, 2010).

  •
  Our Amendment to Annual Report on Form 10-K/A for the fiscal year ended May 30, 2010 (filed on November 16, 2010).

  •
  Our Quarterly Reports filed on Form 10-Q for the fiscal quarter ended August 29, 2010 (filed on September 28, 2010), the fiscal quarter ended November 28, 2010 (filed on January 5, 2011) and the fiscal quarter ended February 27, 2011 (filed on March 30, 2011).

  •
  Our Current Reports filed on Form 8-K dated June 15, 2010 (filed on June 17, 2010); dated June 16, 2010 (filed on June 18, 2010); dated July 12, 2010 (filed on July 14, 2010); dated September 9, 2010 (filed September 9, 2010); dated December 9, 2010 (filed on December 9, 2010); dated January 27, 2011 (filed on January 27, 2011); dated March 10, 2011 (filed on March 10, 2011); and dated April 4, 2011 (filed on April 4, 2011), except, in each case, with respect to information furnished pursuant to either Item 2.02 or Item 7.01 thereof.

  •
  Our Definitive Proxy Statement for our Annual Meeting of Stockholders held on September 24, 2010 (filed on August 11, 2010).

        To the extent that any information contained in any document or any exhibit thereto was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement. Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to National Semiconductor Corporation, Mail Stop G2-397, 2900 Semiconductor Drive, P.O. Box 58090, Santa Clara, CA 95052-8090, Attn: Investor Relations Department, Telephone: (408) 721-5007, on the Investor Relations page of our corporate website at www.national.com or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        If you have questions about the Special Meeting or the Merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact National Semiconductor Corporation, 2900 Semiconductor Drive, Santa Clara, CA 95052, Attention: Secretary. You may also call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 and brokers and other nominees may call collect at (212) 929-5500.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

 OTHER MATTERS

        We do not know of any other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, your proxy holders will vote on such business in accordance with their best judgment.

        Whether or not you intend to be present at the Special Meeting, we urge you to submit your signed proxy promptly or to submit your proxy promptly via the Internet or by telephone.

By Order of the Board of Directors

Todd M. DuChene Senior Vice President, General Counsel and Secretary

Santa Clara, California
[    •    ], 2011

 Annex A

AGREEMENT AND PLAN OF MERGER

by and among

NATIONAL SEMICONDUCTOR CORPORATION,

TEXAS INSTRUMENTS INCORPORATED

and

ORION MERGER CORP.

Dated as of April 4, 2011

A-i

A-ii

A-iii

 AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 4, 2011, by and among NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation ("Parent"), and ORION MERGER CORP., a Delaware corporation and a Subsidiary of Parent owned directly by Parent and/or indirectly through one or more of its Subsidiaries ("Merger Sub").

RECITALS

        WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"), with the Company to be the surviving corporation of the Merger (the "Surviving Corporation"), and each share of common stock, par value $.50 per share, of the Company (collectively, the "Company Shares") to be thereupon cancelled and converted into the right to receive cash in an amount equal to $25.00 per Company Share (the "Merger Consideration"), on the terms and subject to the conditions set forth herein;

        WHEREAS, the Company Board has unanimously (a) determined that the Merger is fair to and in the best interests of the Company and its stockholders, (b) adopted resolutions approving and declaring the advisability of this Agreement and the Merger and other transactions contemplated hereby and (c) on the terms and subject to the conditions set forth herein, resolved to recommend that the stockholders of the Company adopt this Agreement; and

        WHEREAS, the respective boards of directors of Parent and Merger Sub have each approved this Agreement and the Merger and other transactions contemplated hereby and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS AND GENERAL INTERPRETATION

        Section 1.01    Definitions.    For purposes of this Agreement:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that (a) contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement, (b) does not prohibit the Company from complying with the provisions of Section 7.03 and (c) does not include any provision calling for an exclusive right to negotiate with the Company regarding a Company Acquisition Proposal prior to the termination of this Agreement.

        "Action" means any litigation, action, suit, hearing, arbitration, mediation or other proceeding (public or private) by or before, or otherwise involving, any Governmental Authority.

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "Antitrust Laws" means (a) the Sherman Act of 1890, as amended, (b) the Clayton Antitrust Act of 1914, as amended, (c) the HSR Act, (d) the EC Merger Regulation and (e) any other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or creating significant impediments to, or lessening of, competition or creation or strengthening of a dominant position through merger or acquisition.

        "beneficial owner" or "beneficial ownership", or phrases of similar meaning, with respect to any Company Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act.

        "Business Day" means a day other than Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco, California or Dallas, Texas is closed.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Acquisition Proposal" means any inquiry, proposal, offer or indication of interest (whether or not in writing) for or relating to (in one transaction or a series of related transactions) any of the following: (a) any direct or indirect acquisition or purchase (including by any license or lease) by any Person of (i) assets (including equity securities of any Company Subsidiary) or businesses that constitute or generate fifteen percent (15%) or more of the revenues, net income or assets of the Company and the Company's Subsidiaries on a consolidated basis or (ii) beneficial ownership of fifteen percent (15%) or more of any class of equity securities of the Company or any Company Subsidiary, the assets or business of which constitutes or generates fifteen percent (15%) or more of the revenues, net income or assets of the Company and the Company's Subsidiaries on a consolidated basis, (b) any purchase or sale of, or tender offer or exchange offer by any Person for, equity securities of the Company or any Company Subsidiary that, if consummated, would result in any person beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any Company Subsidiary, the assets or business of which constitutes or generates fifteen percent (15%) or more of the revenues, net income or assets of the Company and the Company's Subsidiaries on a consolidated basis, (c) any recapitalization, liquidation or dissolution of the Company or any Company Subsidiary, other than a wholly-owned Company Subsidiary, or (d) any merger, consolidation, business combination, joint venture, share exchange or similar transaction involving any Company Subsidiary, the assets or business of which constitutes or generates fifteen percent (15%) or more of the revenues, net income or assets of the Company and the Company's Subsidiaries on a consolidated basis, or involving the Company, if, as a result of any such transaction, the stockholders of the Company, as a group, immediately prior to the consummation of such transaction would hold less than eighty-five percent (85%) of the surviving or resulting entity of such transaction immediately after the consummation of such transaction; provided that the term "Company Acquisition Proposal" shall not include the Transactions or any sale of the Company's wafer fabrication facility located in Arlington, Texas or the Company's assembly and test facility located in Suzhou, China.

        "Company Bylaws" means the Bylaws of the Company, as amended.

        "Company Certificate" means the Certificate of Incorporation of the Company, as amended or supplemented.

        "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement.

        "Company Equity Plans" means any stock option, stock incentive, stock purchase or other equity compensation plan, sub-plan or non-plan agreement sponsored or maintained by the Company or any Subsidiary or Affiliate of the Company or to which any such entity is a party and has any current or future obligation.

        "Company Intellectual Property" means all Intellectual Property owned or purported by the Company to be owned, in whole or in part, by the Company or any of the Company Subsidiaries.

        "Company Material Adverse Effect" means, with respect to the Company, any effect, event, occurrence, development, state of facts or change (whether or not foreseeable as of the date of this Agreement) that (a) is materially adverse to the business, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or (b) would prevent or materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Transactions, other than, for the purposes of clause (a), any effect, event, occurrence, development, state of facts or change arising out of or resulting from (i) a decline in the market price, or a change in the trading volume of, the Company Shares (provided that this clause (i) shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by clauses (ii)—(ix) of this definition from being taken into account in determining whether a Company Material Adverse Effect has occurred), (ii) general economic, market or political conditions, (iii) general semiconductor industry conditions (including conditions affecting the industries or industry sectors in which the Company, the Company Subsidiaries or their respective customers operate), (iv) acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events, (v) changes in applicable Law following the date hereof, (vi) changes in GAAP or other applicable accounting standards following the date hereof, (vii) the negotiation, execution, announcement, pendency or performance of this Agreement or the Transactions or the consummation of the Transactions (provided that this clause (vii) shall not preclude any legal or contractual consequences of the execution of this Agreement or the consummation of the Transactions from being taken into account in determining whether a Company Material Adverse Effect has occurred to the extent that the Company has made an express representation herein with respect to the legal or contractual consequences thereof on the Company and the Company Subsidiaries), (viii) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target for any period ending on or after the date of this Agreement (provided that this clause (viii) shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by clauses (i)—(vii) or (ix) of this definition from being taken into account in determining whether a Company Material Adverse Effect has occurred) or (ix) any specific action taken (or omitted to be taken) by the Company (A) at the express written direction of any of Parent and Merger Sub or (B) that is expressly required to be so taken by the terms of this Agreement; provided, however, in the case of clauses (ii), (iii), (iv), (v) and (vi), except to the extent that the Company or such Company Subsidiary is disproportionately adversely affected relative to other participants in the industries in which the Company or such Company Subsidiary participates.

        "Company Patents" means Patents owned or purported by the Company to be owned, in whole or in part, by the Company or any Company Subsidiaries.

        "Company PSU" means each award of performance share units of the Company issued pursuant to any Company Equity Plan or otherwise issued by the Company.

        "Company Restricted Stock" means Company Shares that are unvested or are subject to repurchase option, risk of forfeiture or other condition on title or ownership under any applicable restricted stock purchase agreement or other Contract with the Company.

        "Company Retirement and Savings Program" means the National Semiconductor Corporation Retirement and Savings Program, originally effective June 1, 1975 and amended and restated effective January 1, 2008.

        "Company RSU" means each award of restricted stock units issued pursuant to any Company Equity Plan or otherwise issued by the Company.

        "Company Stock Option" means an option to purchase Company Shares issued pursuant to any Company Equity Plan or otherwise issued by the Company.

        "Company Subsidiary" means a Subsidiary of the Company.

        "Company Technology" means all Technology owned or purported by the Company to be owned, in whole or in part, by the Company or any of the Company Subsidiaries.

        "Contract" means any contract, agreement, purchase order, commitment, instrument or guaranty to which the Company or any of the Company Subsidiaries is a party, whether written or oral.

        "Cross-license" means any Contract the primary purpose of which is to have the Company and/or one or more of the Company Subsidiaries grant or agree to grant a license, covenant not to sue or immunity from suit under any Company Patents to a Person principally in exchange for such other Person granting or agreeing to grant a license, covenant not to sue or immunity from suit under such Person's or any of its Subsidiaries' Patents to the Company or any of the Company Subsidiaries.

        "EC Merger Regulation" means Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings (published in the Official Journal of the European Union on January 29, 2004 at L 24/1).

        "Employee Change-of-Control Agreement" means any employee-related agreement containing one or more provisions that become effective or otherwise provide to the employee one or more rights or entitlements effective on or following a change-of-control of the Company, other than equity awards entered into pursuant to a Company Equity Plan that provide for acceleration of the awards on or following a change-of-control, provided the change-of-control provision contained in such equity award is consistent with such Company Equity Plan.

        "Employee Stock Purchase Plan" means the Company's Amended and Restated 2003 Employee Stock Purchase Plan, as amended.

        "Environmental Law" means any and all applicable Laws relating to the protection of the environment (including ambient air, surface water, groundwater or land) or workplace health and safety (including exposure of any individual to Hazardous Materials), or otherwise relating to the production, use, emission, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Materials or the investigation, clean-up or other remediation or analysis thereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Foreign Export and Import Laws" means the Laws and regulations of a foreign Governmental Authority regulating exports, imports or re-exports to or from such foreign country, including the export or re-export of any goods, services or technical data.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Governmental Authority" means (a) any federal, state, county, local, municipal or foreign government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

        "Hazardous Materials" means any substance, material or waste that is characterized or regulated under any Environmental Law as "hazardous," "pollutant," "contaminant," "toxic" or words of similar meaning or effect, including petroleum and petroleum products, polychlorinated biphenyls and friable asbestos.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "In-Bound Patent License" means any express grant by any Person to the Company or any of the Company Subsidiaries of any license, sublicense (of any tier), covenant not to sue or immunity from suit under any Patent.

        "Intellectual Property" means all intellectual property rights and related priority rights, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, including all continuations, divisionals, continuations-in-part, provisionals and patents issuing on any of the foregoing, and all reissues, reexaminations, substitutions, renewals and extensions of any of the foregoing (collectively, "Patents"), (b) trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions of any of the foregoing (collectively, "Marks"), (c) Internet domain names, (d) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, "Copyrights"), (e) mask works and mask sets, and all registrations, applications, renewals and extensions of any of the foregoing (collectively, "Mask Works") and (f) confidential and proprietary information, trade secrets and non-public discoveries, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by issued Patents or pending Patent applications (collectively, "Trade Secrets").

        "Knowledge" when used in reference to the Company means the actual knowledge, of those individuals listed in Section 1.01(a)(i) of the Company Disclosure Schedule, in each case, assuming reasonable inquiry by such person of such other employees of the Company and the Company Subsidiaries and such advisors to the Company (including accountants, attorneys and financial advisors) actually involved in the Transactions or the due diligence relating thereto prior to the date hereof who would reasonably be expected to have knowledge of the relevant matter.

        "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or Order of any Governmental Authority having applicable jurisdiction or other similar binding requirement of a Governmental Authority having applicable jurisdiction.

        "Leased Real Property" means the material real property leased by the Company or any of the Company Subsidiaries as tenant, together with, to the extent leased by the Company or any of the Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon.

        "Liens" means any mortgage, charge, adverse right or claim, lien, lease, option, pledge, security interest, deed of trust, right of first refusal, easement, encumbrance, servitude, proxy, voting trust or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

        "Most Recent Balance Sheet" means the balance sheet of the Company and the consolidated Company Subsidiaries as of February 27, 2011, as filed in the Company SEC Reports.

        "Open Source" means any Software that is, or that contains or is derived in any manner (in whole or in part) from any Software that is, distributed as open source Software, "freeware" or "shareware" or under similar licensing or distribution models that meet the requirements of the "Open Source Definition" as published by the Open Source Initiative from time to time (www.opensource.org), including Software licensed or distributed under any of the following licenses or distribution models: GNU's General Public License or Lesser/Library GPL; the Artistic License; the Mozilla Public License; the Netscape Public License; the Sun Community Source License; the Sun Industry Standards License; the BSD License; the Apache License; the QT Free Edition License; the IBM Public License; BitKeeper; the XML Soap Library; MIT/X; the Thai Open License.

        "Order" means any decree, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority, in each case, having applicable jurisdiction.

        "Out-Bound Patent License" means any express grant by the Company or any of the Company Subsidiaries to any Person of any license, sublicense (of any tier), covenant not to sue or immunity from suit under any Patent.

        "Owned Real Property" means the material real property owned, or reflected as owned on the Most Recent Balance Sheet, by the Company or any of the Company Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon.

        "Parent Material Adverse Effect" means any effect, event, occurrence, development, state of facts or change that would, individually or in the aggregate, reasonably be expected to prevent, or materially hinder or delay, Parent or Merger Sub from consummating any of the Transactions.

        "Parent Plans" mean applicable employee benefit plans of Parent, as may be in effect from time to time, that are made available to the Company Employees following the Effective Time; for the avoidance of doubt, Parent Plans shall not include any employee benefit plans of Parent that are closed to new employees of Parent.

        "Patent License" means any grant, or agreement to grant, by a Person of any license, sublicense (of any tier), covenant not to sue or immunity from suit under any Patent owned by or licensable (without the payment of a fee) by such Person.

        "Permitted Liens" means (a) Liens for Taxes and other governmental charges and assessments that (i) are not yet due and payable or (ii) are being diligently contested in good faith by appropriate proceedings (provided, in the case of clause (ii), an appropriate reserve has been made in the Most Recent Balance Sheet in accordance with GAAP), (b) inchoate mechanics', workmen's, repairmen's, warehousemen's, carriers' and materialmen's Liens attaching by operation of Law and securing payments not yet due and payable or payments that are being contested in good faith that are incurred in the ordinary course of the business of the Company or any Company Subsidiary, (c) zoning restrictions, survey exceptions, easements, rights of way, appurtenances and similar Liens that are imposed by any Governmental Authority having jurisdiction thereof or otherwise are typical for the applicable property type and locality and, in each case, do not materially detract from the use, value or operation of the property subject thereto and (d) Liens set forth in Section 1.01(a)(ii) of the Company Disclosure Schedule.

        "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Authority.

        "Registered Intellectual Property" means all issued Patents, pending Patent applications, Mark registrations, pending applications for registration of Marks, Copyright registrations, pending applications for registration of Copyrights, Mask Work registrations, pending applications for registration of Mask Works and Internet domain name registrations owned or purported by the Company to be owned, in whole or in part, by the Company or any Company Subsidiary, whether or not initially filed or applied for by or in the name of the Company or any Company Subsidiary.

        "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated, leased or otherwise occupied by any Person.

        "Representatives" means, with respect to any Person, all directors, officers, employees, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Software" means all (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) documentation, including user manuals and other training documentation, related to any of the foregoing.

        "Standards Body" means any, organization, body or group that is involved in setting, publishing or developing any industry standards applicable to the products or services offered, provided, distributed or sold by the Company or any Company Subsidiary.

        "Subsidiary" means, with respect to any Person, a corporation, limited liability company, partnership, joint venture or other organization of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person's Subsidiaries or (c) at least fifty percent (50%) of the equity interests are controlled by such Person.

        "Superior Proposal" means any bona fide Company Acquisition Proposal made by any Person that (a) if consummated, would result in such Person owning, directly or indirectly, one hundred percent (100%) of the equity securities of the Company, or all or substantially all of the consolidated assets of the Company and the Company Subsidiaries, (b) is otherwise on terms that the Company Board has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account such legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof, as the Company Board deems appropriate in the exercise of its fiduciary duties) is superior from a financial point of view to the Transactions (including the terms of any proposal by the Parent to modify the terms of the Transactions) and (c) the Company Board has determined in good faith (after consultation with its financial advisors and outside counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal as the Company Board deems appropriate in the exercise of its fiduciary duties) is reasonably capable of being consummated.

        "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Technology" means all Software, information, designs (including circuit designs and layouts), semiconductor device structures (including gate structures, transistor structures, memory cells or circuitry, vias and interconnects, isolation structures and protection devices), semiconductor IP cores, circuit block libraries, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

        "Termination Fee" means Two Hundred Million Dollars ($200,000,000).

        "Transactions" means the Merger and the other transactions contemplated by this Agreement and all other agreements contemplated hereby.

        "U.S. Export and Import Laws" means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Laws and regulations administered by Customs and Border Protection (19 CFR Parts 1-199) and all other Laws of the United States and regulations regulating exports, imports or re-exports to or from the United States, including the export or re-export of goods, services or technical data from the United States.

        "Voting Debt" means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity securities in the Company or any Company Subsidiary may vote.

        Section 1.02    Cross Reference Table.    The following terms defined elsewhere in this Agreement shall have the meaning set forth in the sections set forth below:

Defined Term	Section
Adverse Recommendation Change	Section 7.03(a)
Agreement	Preamble
Alternative Acquisition Agreement	Section 7.03(d)
Anti-Takeover Law	Section 4.28
Bankruptcy and Equity Exception	Section 4.05
Capitalization Date	Section 4.04(a)
Certificate of Merger	Section 2.03
Change-of-Control	Section 3.02(g)
Closing	Section 2.02
Closing Date	Section 2.02
Company	Preamble
Company Board	Section 2.07
Company Board Recommendation	Section 2.07
Company Employees	Section 7.04(a)
Company Financial Advisor	Section 4.26
Company Financial Statements	Section 4.08(b)
Company Material Contracts	Section 4.18(a)
Company Preferred Shares	Section 4.04(a)
Company SEC Reports	Section 4.08(a)
Company Securities	Section 6.02(b)
Company Share Certificates	Section 3.03(c)
Company Shares	Recitals
Company Software	Section 4.14(g)
Company Stockholder Approval	Section 4.05
Company Stockholders	Section 2.07

Defined Term	Section
Company Stockholders' Meeting	Section 7.01(c)
Confidentiality Agreement	Section 7.02(b)
Converted Option	Section 3.02(a)
Converted PSU	Section 3.02(c)
Converted RSU	Section 3.02(b)
D&O Insurance	Section 7.06(b)
DGCL	Recitals
Dissenting Shares	Section 3.04(a)
DOJ	Section 7.07(b)
Effective Time	Section 2.03
ERISA	Section 4.12(a)
ERISA Affiliate	Section 4.12(d)
Exchange Ratio	Section 3.02(a)
Expense Reimbursement	Section 9.03(c)
Financing Party	Section 10.06
Foreign Plans	Section 4.12(a)
FTC	Section 7.07(b)
Indemnified Party	Section 7.06(a)
Intervening Event	Section 7.03(e)
IRS	Section 4.12(b)
Maximum Amount	Section 7.06(b)
Merger	Recitals
Merger Consideration	Recitals
Merger Shares	Section 3.01(b)
Merger Sub	Preamble
Multiemployer Plan	Section 4.12(a)
NYSE	Section 4.06(a)
OFAC	Section 4.24(b)
Outside Date	Section 9.01(b)
Parent	Preamble
Parent Common Shares	Section 3.02(a)
Paying Agent	Section 3.03(a)
Permits	Section 4.07(b)
Plans	Section 4.12(a)
Proxy Statement	Section 4.25
Reverse Termination Fee	Section 9.03(d)
SEC	Section 4.08(a)
Section 16	Section 7.05
Surviving Corporation	Recitals
Surviving Corporation Fund	Section 3.03(a)
Terminated Option	Section 3.02(a)
Termination Date	Section 9.01
Title IV Plan	Section 4.12(a)
Uncertificated Shares	Section 3.03(c)

        Section 1.03    General Interpretation.    The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation;"

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires;

          (e)   references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation include any successor to said section;

          (f)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (g)   references to a Person are also to its successors and permitted assigns;

          (h)   the use of "or" is not intended to be exclusive unless expressly indicated otherwise;

          (i)    references to monetary amounts are to the lawful currency of the United States; and

          (j)    words importing the singular include the plural and vice versa and words importing gender include all genders.

        Section 1.04    Disclosure Schedule.    It is understood and agreed that (a) disclosure of any fact or item in any Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any other applicable Section only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other Section, (b) nothing in the Company Disclosure Schedule is intended to broaden the scope of any representation or warranty of the Company made herein and (c) neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Company Disclosure Schedule in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof. Nothing in the Company Disclosure Schedule shall be deemed by any Person as an admission of liability of any Person.

 ARTICLE II

THE MERGER

        Section 2.01    Merger.    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation in the Merger.

        Section 2.02    Closing.    Subject to the provisions of Article VIII and unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Merger (the "Closing") shall take place at the offices of Jones Day, 2727 North Harwood Street, Dallas, Texas 75201 as soon as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and place agreed to in writing by the parties (the date upon which the Closing occurs, the "Closing Date").

        Section 2.03    Effective Time of the Merger.    Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the "Effective Time").

        Section 2.04    Effects of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.05    Certificate and Bylaws.

          (a)   At the Effective Time, the Company Certificate shall, by virtue of or in connection with the Merger, be amended and restated in its entirety to read as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "National Semiconductor Corporation" and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the Company Bylaws shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "National Semiconductor Corporation" and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

        Section 2.06    Directors and Officers of the Surviving Corporation.    From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation, or removal.

        Section 2.07    Actions by the Company.    The Company hereby represents that the board of directors of the Company (the "Company Board"), at a meeting duly called and held, unanimously adopted resolutions (a) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions (such approval having been made in accordance with the DGCL, the Company Certificate and the Company Bylaws), including the Merger, (b) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the stockholders of the Company (the "Company Stockholders"), (c) recommending that the Company Stockholders adopt this Agreement and the Transactions (the "Company Board Recommendation") and (d) resolving to make the Company Board Recommendation to the Company Stockholders and directing that the Agreement be submitted for adoption by the Company Stockholders at the Company Stockholders' Meeting.

ARTICLE III

EFFECTS OF THE MERGER

        Section 3.01    Conversion of Securities.    At and as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the Company Stockholders (other than any requisite approval of the principal terms of the Merger by the Company Stockholders in accordance with the DGCL):

          (a)   Each Company Share held in treasury and each Company Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and shall cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (b)   Each Company Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Company Shares to be cancelled in accordance with Section 3.01(a)), shall be converted and exchanged automatically into the right to receive an amount in cash equal to the Merger Consideration, payable to the holder thereof, without interest, in accordance with Section 3.03. At the Effective Time, all such Company Shares that have been converted into the right to receive the Merger Consideration shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of any such Company Share immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. The Company Shares that are to be so converted into the right to receive the Merger Consideration are referred to herein as the "Merger Shares."

          (c)   Each outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        Section 3.02    Treatment of Company Stock Options, Company RSUs, Company PSUs and Company Restricted Stock.

          (a)   Company Stock Options.

              (i)  Each Company Stock Option granted under the Company's 2009 Incentive Award Plan outstanding immediately prior to the Effective Time will cease to represent a right to acquire Company Shares and will be converted as of the Effective Time into an option (each a "Converted Option") to purchase shares of common stock, par value $1.00 per share, of Parent ("Parent Common Shares"). The number of Parent Common Shares subject to each Converted Option shall be equal to the product of (A) the number of Company Shares subject to such Company Stock Option multiplied by (B) the Exchange Ratio (as defined below), rounded down to the nearest whole share. The exercise price per share of each Converted Option shall equal the quotient of the exercise price per share under the corresponding Company Stock Option divided by the Exchange Ratio; provided, however, that such exercise price shall be rounded up to the nearest whole cent. Each Converted Option shall otherwise have substantially the same terms and conditions (including continuing vesting terms, if any) as the corresponding Company Stock Option. The Company Stock Options so converted will not vest or become exercisable as a consequence of the Merger except to the extent expressly so provided in the applicable Company Equity Plan or stock option agreement and neither the Company Board nor any committee thereof will take any discretionary action to cause such Company Stock Options to vest and become exercisable. For purposes of this Section 3.02, "Exchange Ratio" shall mean the Merger Consideration divided by the average closing price of Parent Common Shares as displayed on Bloomberg page TXN:US (or its equivalent successor if such page is not available) for the five (5) trading days immediately preceding (but not including) the Effective Time.

             (ii)  Each Company Stock Option granted under the Company's Stock Option Plan (formerly known as the 1977 Stock Option Plan), 1997 Employees Stock Option Plan, Executive Officer Stock Option Plan , 2005 Executive Officer Equity Plan, Director Stock Option Plan or 2007 Employees Equity Plan that is outstanding immediately prior to the Change-of-Control associated with the Merger (each a "Terminated Option"), whether or not then vested and exercisable, shall vest and become fully exercisable and shall be cancelled upon such Change-of-Control, and in exchange therefor, Parent or the Company shall pay to each former holder of any such Terminated Option, as soon as practicable following the Effective Time, an amount in cash (without interest, and less any amount withheld pursuant to Section 3.05) equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price per Company Share payable under such Terminated Option multiplied by (B) the number of Company Shares subject to such Terminated Option.

          (b)   Company RSUs.

              (i)  Each Company RSU granted under the Company's 2009 Incentive Award Plan outstanding immediately prior to the Effective Time will cease to represent a right to acquire Company Shares and will be converted as of the Effective Time into restricted stock units (each a "Converted RSU") covering a number of validly issued, fully paid and nonassessable Parent Common Shares equal to the product of (A) the number of Company Shares subject to such Company RSU multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share. Each Converted RSU shall otherwise have substantially the same terms and conditions (including continuing vesting terms, if any) as the corresponding Company RSU. The Company RSUs so converted will not vest as a consequence of the Merger except to the extent expressly so provided in the applicable Company Equity Plan or restricted stock unit agreement and neither the Company Board nor any committee thereof will take any discretionary action to cause such Company RSUs to vest.

             (ii)  Each Company RSU granted under the Company's 2007 Employees Equity Plan or Restricted Stock Plan that is outstanding immediately prior to the Effective Time (or, in the case of the 2007 Employees Equity Plan, the occurrence of the Change-of-Control associated with the Merger), whether or not then vested, shall vest and become nonforfeitable and shall be cancelled at the Effective Time (or, in the case of the 2007 Employees Equity Plan, on the occurrence of such Change-of-Control), and, in exchange therefor, Parent or the Company shall pay to each former holder of any such cancelled Company RSU, as soon as practicable following the Effective Time, an amount in cash (without interest, and less any amount withheld pursuant to Section 3.05) equal to the product of (A) the Merger Consideration multiplied by (B) the number of Company Shares subject to such cancelled Company RSU.

    For the avoidance of doubt, in no event shall a holder of a cancelled Company RSU be entitled to payment with respect to such Company RSU under both this Section 3.02(b)(ii) and Section 3.01(b).

          (c)   Company PSUs.

              (i)  Each Company PSU granted under the Company's 2009 Incentive Award Plan that is outstanding immediately prior to the Effective Time will cease to represent a right to acquire Company Shares and will be converted as of the Effective Time into performance share units (each a "Converted PSU") covering a number of validly issued, fully paid and nonassessable Parent Common Shares equal to the product of (A) the number of Company Shares that would be issuable under such Company PSU, measuring, for such purposes, achievement of the applicable performance conditions as of the Closing Date, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole share. Each Converted PSU shall otherwise have substantially the same terms and conditions as the corresponding Company PSU, provided that (1) the Parent Common Shares issuable under such Converted PSU shall be issued to the holder of such Converted PSU on the original target date applicable to such Company PSU and (2) no further performance conditions shall apply to such Converted PSU.

             (ii)  Each Company PSU granted under the Company's 2005 Executive Officer Equity Plan that is outstanding immediately prior to the occurrence of the Change-of-Control associated with the Merger, if any, whether or not then vested, shall vest and become nonforfeitable and shall be cancelled on the occurrence of the Change-of-Control, and, in exchange therefor, Parent or the Company shall pay to each former holder of any such cancelled Company PSU, as soon as practicable following the Effective Time, an amount in cash (without interest, and less any amount withheld pursuant to Section 3.05) equal to the product of (A) the Merger Consideration multiplied by (B) the number of Company Shares that would be issuable under such Company PSU, measuring, for such purposes, achievement of the applicable performance conditions as of the Closing Date. For the avoidance of doubt, in no event shall a holder of a cancelled Company PSU be entitled to payment with respect to such Company PSU under both this Section 3.02(c)(ii) and Section 3.01(b).

          (d)   Company Restricted Stock.    Each share of Company Restricted Stock granted under the Company Equity Plans that is outstanding immediately prior to the occurrence of the Change-of-Control associated with the Merger, whether or not then vested, shall vest and become nonforfeitable and shall be cancelled at the occurrence of such Change-of-Control, and, in exchange therefor, Parent or the Company shall pay to each former holder of any such cancelled Company Restricted Stock, as soon as practicable following the Effective Time, an amount in cash (without interest, and less any amount withheld pursuant to Section 3.05) equal to the product of (A) the Merger Consideration and (B) the number of shares of Company Restricted Stock held pursuant to the applicable award. For the avoidance of doubt, in no event shall a holder of Company Restricted Stock be entitled to payment with respect to the cancelled Company Restricted Stock under both this Section 3.02(d) and Section 3.01(b).

          (e)   Company Actions.    The Company shall take such actions as are necessary to approve and effectuate the foregoing provisions of this Section 3.02, including (i) making any determinations or adopting resolutions of the Company Board or the applicable committee thereof or any administrator of a Company Equity Plan as may be necessary and (ii) satisfying any requirement to notify the holder of compensatory equity awards as may be required under the Company Equity Plans.

          (f)    Parent Actions.    Following the Effective Time, Parent shall take all corporate action necessary to reserve for issuance such number of Parent Common Shares as may be issuable in respect of all assumed Company compensatory equity awards in accordance with this Section 3.02.

  With respect to the Company Stock Options assumed pursuant to Section 3.02(a), Company RSUs assumed pursuant to Section 3.02(b) and Company PSUs assumed pursuant to Section 3.02(c), Parent shall, if necessary, file with the SEC a registration statement on Form S-8 (or any successor form) relating to the shares of Parent Common Shares issuable pursuant to the exercise of such assumed Company Stock Options and vesting of the Company RSUs and Company PSUs, in each case as promptly as practicable following the Closing.

          (g)   Change-of-Control.    For purposes of this Section 3.02, the term "Change-of-Control" shall have the meaning attributed to such term or any comparable term in the applicable Company Equity Plan, as referenced in this Section 3.02.

          (h)   Code Section 409A.    Notwithstanding anything in this Agreement to the contrary, all actions under this Section 3.02 shall be completed in a manner that complies with Section 409A of the Code, and, if applicable, Section 424(a) of the Code. By way of example, the conversion of options under Section 3.02(a)(i) shall be made in a manner that will not subject a Converted Option to Tax under Section 409A of the Code or cause any such Converted Option that was intended to be an incentive stock option (within the meaning of Section 422 of the Code) to fail to be an incentive stock option.

        Section 3.03    Payment of Merger Consideration; Surrender of Company Shares; Stock Transfer Books.

          (a)   Prior to the Effective Time, Parent or Merger Sub shall appoint as paying agent a bank or trust company reasonably satisfactory to the Company (the "Paying Agent") to facilitate the receipt by the Company Stockholders of the Merger Consideration in connection with the Merger. Prior to the Effective Time, Parent shall deposit or cause the Surviving Corporation to deposit with the Paying Agent, for the benefit of the holders of Merger Shares, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid in accordance with this Agreement (such cash being hereinafter referred to as the "Surviving Corporation Fund"). The Surviving Corporation Fund shall not be used for any other purpose.

          (b)   The Surviving Corporation Fund shall be invested by the Paying Agent as directed by Parent. No gain or loss thereon shall affect the amounts payable to the holders of Merger Shares following completion of the Merger pursuant to this Article III and Parent shall take all actions necessary to ensure that the Surviving Corporation Fund includes at all times cash sufficient to satisfy Parent's obligation under this Article III. Any and all interest and other income earned on the Surviving Corporation Fund shall promptly be paid to Parent or an Affiliate of Parent as directed by Parent.

          (c)   As promptly as practicable (and in any event within five (5) Business Days) after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of the Merger Shares (i) a letter of transmittal (which shall be in customary form approved by the Company and shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Merger Shares (the "Company Share Certificates") or uncertificated Merger Shares represented by book entry ("Uncertificated Shares") shall pass, only upon proper delivery of the Company Share Certificates or transfer of the Uncertificated Shares to the Paying Agent) and (ii) instructions for effecting the surrender of the Company Share Certificates or transfer of the Uncertificated Shares in exchange for the Merger Consideration.

          (d)   Upon (i) surrender to the Paying Agent of Company Share Certificates for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions or (ii) compliance with the reasonable procedures established by the Paying Agent for delivery of Uncertificated Shares, the holder of such Company Share Certificates or Uncertificated

  Shares shall be entitled to receive in exchange therefor, in cash, the aggregate Merger Consideration in respect thereof, and the Company Share Certificates or Uncertificated Shares so surrendered shall forthwith be cancelled. No interest shall be paid or will accrue on any cash payable to holders of Company Share Certificates or Uncertificated Shares pursuant to the provisions of this Article III.

          (e)   In the event of a transfer of ownership of Merger Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Merger Shares may be made to a Person other than the Person in whose name the Company Share Certificates so surrendered or the Uncertificated Shares so transferred is registered if such Company Share Certificates shall be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Shares shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered or transferred, as the case may be, as contemplated by this Section 3.03, each Company Share Certificate or Uncertificated Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration.

          (f)    If any Company Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Share Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Company Share Certificate, the Paying Agent shall pay in respect of Merger Shares to which such lost, stolen or destroyed Company Share Certificate relates the Merger Consideration to which the holder thereof is entitled.

          (g)   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Merger Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Company Share Certificates or Uncertificated Shares shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement, the certificate of incorporation of the Surviving Corporation or by applicable Law.

          (h)   Any portion of the Surviving Corporation Fund that remains undistributed to the holders of Merger Shares for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Merger Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration (and Parent shall take all actions necessary to ensure that the Surviving Corporation has or has access to sufficient funds to make such payments). Any portion of the Surviving Corporation Fund remaining unclaimed by holders of Merger Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. None of Parent, the Paying Agent or the Surviving Corporation shall be liable to any holder of Merger Shares for any such shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        Section 3.04    Dissenting Shares.

          (a)   Notwithstanding anything in this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by any Company Stockholder who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 3.01(b), but rather, the holders of Dissenting Shares shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holders shall cease to have any right with respect thereto, except the right to receive the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the provisions of Section 262 of the DGCL, then the right of such holder to be paid the appraised value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration, without interest, as provided in Section 3.01(b).

          (b)   The Company shall notify Parent as promptly as reasonably practicable of any demands received by the Company for appraisal of any Company Shares, withdrawals thereof and any other instruments delivered to the Company pursuant to Section 262 of the DGCL, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 3.03(a) to pay for Dissenting Shares shall be returned to Parent upon demand; provided, that Parent shall remain liable to pay, or cause the Surviving Corporation to pay, the Merger Consideration with respect to any Company Shares covered by the proviso to Section 3.04(a).

        Section 3.05    Withholding Rights.    Notwithstanding anything in this Agreement to the contrary, the Company, the Surviving Corporation, Parent, Merger Sub and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other payment otherwise payable pursuant to this Agreement to any holder of Company Shares, Company Stock Options, Company Restricted Stock, Company RSUs, or Company PSUs, as applicable, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Authority, including any Tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Company Stock Options, Company Restricted Stock, Company RSUs, or Company PSUs, as applicable, in respect of which such deduction and withholding was made by the Company, the Surviving Corporation, Parent, Merger Sub or the Paying Agent, as applicable.

        Section 3.06    Adjustments to Prevent Dilution.    In the event that the Company changes (or establishes a record date for changing) the number of Company Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Company Shares, at any time during the period from the date hereof to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect such transaction; provided, however, that nothing in this Section 3.06 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as set forth in the Company Disclosure Schedule or (ii) as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, on or after May 30, 2010, and prior to the date hereof (but, in each case, excluding any risk factor disclosures contained under the heading "Risk Factors," any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are predictive or forward-looking in nature), but only to the extent such reports, schedules, forms, statements or other documents are publicly available on the SEC's Electronic Data Gathering Analysis and Retrieval System and such disclosure is reasonably apparent from a reading of such reports, schedules, forms, statements or other documents that such disclosure relates to such Section of Article IV below), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 4.01    Organization and Qualification.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted.

          (b)   The Company is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the conduct or nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.02    Certificate of Incorporation and Bylaws.

          (a)   The Company has provided or made available to Parent copies of the Company Certificate and Company Bylaws, and the copies of such documents are complete and correct and contain all amendments and supplements thereto as in effect on the date of this Agreement. The Company Certificate and Company Bylaws are in full force and effect and the Company is not in violation of any of their respective provisions.

          (b)   The Company has provided or made available to Parent and Merger Sub correct and complete copies of the minutes and, in the case of action by the Company Board or the committees thereof, written consents (or, in the case of minutes or written consents that have not yet been finalized, drafts thereof) of all meetings of Company Stockholders and meetings of or action by the Company Board and each committee thereof since January 1, 2008 through the date of this Agreement (other than portions of any minutes (or drafts thereof) related to the Transactions or alternative strategic transactions).

        Section 4.03    Company Subsidiaries.

          (a)   Each of the Company's Subsidiaries, together with the jurisdiction of organization or formation of each such Company Subsidiary, is set forth in Section 4.03(a) of the Company Disclosure Schedule. Other than the Company Subsidiaries, the Company does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, other equity interest or any other capital stock of any Person. Each Company Subsidiary is a corporation, partnership, limited liability company, trust or other organization that is duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be duly incorporated, validly existing or in good standing has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Each of the Company Subsidiaries has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such requisite power has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries. Each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries. All of such shares and other equity interests so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Liens or limitations on voting rights, are free of preemptive rights and were issued in compliance with applicable Law. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiary. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary or any other Person in excess of Five Million Dollars ($5,000,000) or Ten Million Dollars ($10,000,000) in the aggregate.

          (c)   No Company Subsidiary has (i) a minimum cash capitalization or other cash reserve requirement set by Law, Contract or its constituent documents, or (ii) cash or other financial instruments that may not be readily repatriated, including by dividend, distribution or other means, without penalty or any assessed Tax at any time to the United States of America, in each case in excess of Five Million Dollars ($5,000,000), or in the aggregate with all Company Subsidiaries in excess of Ten Million Dollars ($10,000,000).

        Section 4.04    Capitalization.

          (a)   The authorized capital stock of the Company consists of eight hundred fifty million (850,000,000) Company Shares and one million (1,000,000) shares of preferred stock, par value $.50 per share, of the Company ("Company Preferred Shares"). As of the close of business on March 31, 2011 (the "Capitalization Date"), 244,778,892 Company Shares were issued and outstanding (inclusive of 424,788 shares of Company Restricted Stock) and no Company Shares were held in the treasury of the Company. As of the close of business on the Capitalization Date, 23,730,820 Company Shares were subject to outstanding Company Stock Options, 3,529,235 Company Shares were subject to outstanding Company RSUs, 2,581,000 Company Shares were subject to outstanding Company PSUs and 10,484,312 Company Shares were reserved for future awards under the applicable Company Equity Plans. As of the date of this Agreement, no Company Preferred Shares are issued and outstanding. All of the outstanding Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and were issued in compliance with applicable Law. All Company Shares subject to issuance upon exercise of Company Stock Options or vesting of Company RSUs or Company PSUs will be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

          (b)   Other than as set forth in Section 4.04(a) and for any changes since the close of business on the Capitalization Date resulting from the exercise of Company Stock Options or the settlement of Company RSUs or Company PSUs outstanding on such date, or actions taken after such date in compliance with this Agreement, there are no outstanding (i) shares of capital stock of, or other voting securities or ownership interests in, the Company, (ii) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting or ownership interests in the Company.

          (c)   Section 4.04(c) of the Company Disclosure Schedule sets forth a listing of (i) all Company Equity Plans, (ii) all Company Stock Options, shares of Company Restricted Stock, Company RSUs and Company PSUs outstanding as of the close of business on the Capitalization Date, (iii) the date of grant and name of holder of each such Company Stock Option, share of Company Restricted Stock, Company RSU and Company PSU and, with respect to each such award, (A) the Company Equity Plan or other Plan under which each such award was granted, (B) the vesting schedule thereof, (C) the portion of such award vested and unvested as of the close of business on the Capitalization Date, (D) if applicable, the exercise price or repurchase price therefor, and (E) with respect to Company Stock Options, whether or not such Company Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (d)   There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other equity securities of the Company.

          (e)   There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary.

          (f)    There is no Voting Debt of the Company or any Company Subsidiary outstanding.

        Section 4.05    Authority; Validity and Effect of Agreements.    The Company has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, and subject to the Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on behalf of the Company, including by the Company Board. No other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize this Agreement or to consummate the Transactions, except, in the case of the Merger, for the affirmative vote of holders of a majority of the issued and outstanding Company Shares for adoption of this Agreement (the "Company Stockholder Approval") and the filing of the Certificate of Merger pursuant to the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by rules of law and equity governing specific performance, injunctive relief and other equitable remedies (the "Bankruptcy and Equity Exception").

        Section 4.06    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery by the Company of this Agreement and all other agreements and documents contemplated hereby to which it is a party and the consummation by the Company of the Transactions do not and will not, and the compliance by the Company with its obligations hereunder and thereunder will not, (i) result in a violation or breach of or conflict with the Company Certificate or Company Bylaws, (ii) subject to obtaining or making consents, approvals, orders, authorizations, registrations, declarations, filings and other actions described in Section 4.06(b), conflict with or violate any Law or rule of the New York Stock Exchange ("NYSE") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound, (iii) result in any violation or breach of or conflict with any provisions of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, or result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any Company Material Contract or (iv) result in the creation of a Lien, except for Permitted Liens, on any property or asset of the Company or any Company Subsidiary, except, with respect to clauses (iii) and (iv), for such violations, breaches, conflicts, defaults, rights of purchase, terminations, amendments, accelerations, cancellations, losses of benefits, payments or Liens that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b)   No consent, approval, Order or authorization of, or registration, qualification, designation or filing with or notification to, any Governmental Authority is required on the part of the Company or any of the Company Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation by the Company of the Transactions, other than (i) (A) the applicable requirements of the Exchange Act and other applicable federal securities Laws, (B) the applicable requirements of state securities, takeover and "blue sky" Laws, (C) the applicable requirements of the NYSE, (D) the HSR Act and the applicable requirements of the other Antitrust Laws set forth in Section 4.06(b) of the Company Disclosure Schedule and (E) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger pursuant to the DGCL and (ii) such other consents, approvals, Orders, authorizations, registrations, qualifications, designations, filings or notifications to, by or from any Governmental Authority that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.07    Compliance with Laws; Permits.

          (a)   The Company and the Company Subsidiaries are, and since January 1, 2008 have been, in compliance with all Laws applicable to them, any of their properties or other assets or any of their businesses or operations, except where any such failure to be in compliance has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. To the Knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company or any of the Company Subsidiaries is pending or threatened that, in each case, is or would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

          (b)   The Company and each of the Company Subsidiaries hold all licenses, franchises, permits, certificates, consents, orders, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case, that are necessary for the Company and the Company Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as currently conducted (collectively, "Permits") and each of the Permits is in full force and effect, except for such Permits that the failure to hold or be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2008, neither the Company nor any of the Company Subsidiaries has received written notice to the effect that a Governmental Authority was considering the amendment, termination, revocation or cancellation of any Permit, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is, and since January 1, 2008 has been, in compliance with the terms of its Permits, except where noncompliance with such Permit has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written communication since January 1, 2008 from any Governmental Authority or, to the Knowledge of the Company, from any employee, licensee, licensor, vendor or supplier of the Company or any of the Company Subsidiaries that alleges that the Company or any of the Company Subsidiaries is not in compliance in all material respects with, or is subject to any material liability under, any Permit, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The consummation of the Transactions, in and of itself, will not cause the revocation or cancellation of any Permit, except for such revocation or cancellation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.08    SEC Filings; Financial Statements; Internal Controls.

          (a)   The Company has filed all forms, reports, schedules, registration statements, definitive proxy statements and other documents (including all exhibits) required to be filed by it with the United States Securities and Exchange Commission (the "SEC") during the period since May 29, 2008 (the "Company SEC Reports"). The Company SEC Reports, each as filed or amended on or prior to the date hereof (i) complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports and (ii) as of their respective filing dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Reports filed on or prior to the date hereof. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review or investigation. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

          (b)   Each of the consolidated balance sheets and the related consolidated statements of income, consolidated statements of shareholders' equity and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) contained in the Company SEC Reports, each as amended (collectively, the "Company Financial Statements"), (i) complied in all material respects with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC for normal year-end audit adjustments and for the absence of notes, if applicable) and (ii) fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          (c)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (d)   Since January 1, 2008 through the date of this Agreement, (i) neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any director or executive officer of the Company or any of the Company Subsidiaries has received any material complaint, allegation, assertion or claim, in writing that the Company or any of the Company Subsidiaries has engaged in improper, illegal or fraudulent accounting or auditing practices and (ii) to the Knowledge of the Company, no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

          (e)   The Company has established and maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) in compliance with the Exchange Act.

          (f)    The Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are reasonably designed to ensure that all information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of the Company by others within the Company to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms. The Company has evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

          (g)   The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NYSE.

        Section 4.09    Absence of Undisclosed Liabilities.

          (a)   The Company and the Company Subsidiaries do not have any liability or obligation of any nature whatsoever (whether absolute, accrued or contingent or otherwise or whether due or to become due), except for (i) liabilities and obligations reflected on or reserved against in the audited balance sheet of the Company and the consolidated Company Subsidiaries as of May 30, 2010, as filed in the Company SEC Reports, (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since May 30, 2010, and (iii) liabilities and obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company Financial Statements or any Company SEC Reports.

        Section 4.10    Absence of Certain Changes or Events.    Since May 30, 2010, through the date hereof, (a) the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and (b) there has not been an event, occurrence, condition, change, development, effect or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the date of the Most Recent Balance Sheet, through the date hereof, neither the Company nor the Company Subsidiaries has taken any action that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 6.02.

        Section 4.11    Absence of Litigation.    Except as set forth in Section 4.11 of the Company Disclosure Schedule, as of the date hereof, there is (a) no material Action pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of its or their respective properties or assets and (b) no material Action pending or threatened by the Company against any third party. Neither the Company nor any Company Subsidiary is subject to any Orders of any Governmental Authorities, or any settlement or similar agreement with any third party that impose any ongoing obligations or restriction on the Company or any Company Subsidiary, that would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, or that otherwise restrict the Company or any Company Subsidiary from exploiting any Intellectual Property, except such restrictions that have not been and would not reasonably be expect be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. There are no internal investigations or internal inquiries that, since January 1, 2006, have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any material financial, accounting or other misfeasance or malfeasance issues or that would reasonably be expected to lead to a voluntary disclosure or enforcement action.

        Section 4.12    Employee Plans.

          (a)   Section 4.12(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all bonus, incentive, equity or equity-based compensation, stock purchase, deferred compensation, retiree medical, life insurance, retirement, health and welfare benefit, workers' compensation, salary continuation, section 125 cafeteria, health reimbursement, flexible spending, dependent care, employee loan, individual tax gross up, leave of absence, vacation pay, educational assistance, employee assistance or other material employee benefit plans, policies or agreements, (iii) collective bargaining and Employee Change-of-Control Agreements and (iv) all employment, retention, individual consulting, termination, severance or other similar agreements, in each case, with respect to which the Company or any Company Subsidiary is a party and, with respect to clause (iv), has any current or future obligation (contingent or otherwise) for the benefit of any current or former employee, officer, director or individual consultant of the Company or any Company Subsidiary of greater than One Hundred Thousand Dollars ($100,000) in each case (clauses (i), (ii), (iii) and (iv), collectively, the "Plans"). Section 4.12(a) of the Company Disclosure Schedule separately identifies all Plans that are primarily for the benefit of current or former employees, officers, directors or consultants of the Company or any Company Subsidiary who are located outside of the United States ("Foreign Plans"). Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, none of the Plans is (w) a defined benefit plan (as defined in Section 3(35) of ERISA), whether or not subject to ERISA ("Title IV Plan"), (x) a "multiemployer plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), (y) a multiple employer plan subject to Sections 4063 or 4064 of ERISA or (z) a plan providing for post-retirement life insurance or post-retirement health benefits coverage.

          (b)   The Company has provided or will provide to Parent, no later than thirty (30) days following the date of this Agreement, correct and complete copies of each of the following documents with respect to each Plan (except for Multiemployer Plans), to the extent applicable: (i) the Plan itself (including all amendments thereto and versions of equity agreements); (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), including attached schedules, or comparable annual report for a Foreign Plan; (iii) the most recent actuarial reports, if any; (iv) the most recently received IRS or other governmental determination or registration letter, if any; (v) the most recent summary plan description (or other written description of such Plan provided to employees) and all material modifications thereto; (vi) any related trust agreement or other funding instrument for the Plan; and (vii) written summaries of all non-written Plans.

          (c)   Each Plan has been operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion issued by the IRS, and to the Knowledge of the Company no fact or event has occurred since the date of such determination letter which could adversely affect the qualified status of any such Plan or the exempt status of any such trust that would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. There are no investigations by any Governmental Authority, termination proceedings or other claims or litigation, or to the Knowledge of the Company, threatened or for which there are facts that could form a reasonable basis, against or relating to any Plan or asserting any rights to or claims for benefits under any Plan, the assets or any of the trusts under such Plan or the plan administrator, or against any fiduciary of any Plan with respect to the operation of the Plan (except routine claims for benefits payable under the Plans) other than any such investigations, proceedings or claims that would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. All material contributions, premiums and benefit payments under or in connection with each Plan that are required to have been made as the date hereof in accordance with the terms of such Plan or applicable Law have been timely made. There has been no act, omission or condition with respect to any Plan that would be reasonably likely to subject the Company or the Company Subsidiaries to any material fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or applicable Law.

          (d)   Neither the Company, the Company Subsidiaries nor any of their Affiliates and any trade or business (whether or not incorporated) that is or has ever been under common control, or that is or has ever been treated as a single employer, with the Company or the Company Subsidiaries under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") have terminated any Title IV Plan, or incurred any outstanding material liability under Section 4062 of ERISA to the Pension Benefits Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. To the Knowledge of the Company, no event has occurred and no condition exists that would subject the Company or the Company Subsidiaries, by reason of its affiliation with any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law.

          (e)   Subject to the requirements of applicable Law, no commitments to improve or otherwise amend any Foreign Plan have been made.

          (f)    Except as set forth in Section 4.12(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any material obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, or employees of the Company or any Company Subsidiary except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary, (ii) a medical expense reimbursement account plan pursuant to Section 125 of the Code, or (iii) through the last day of the calendar month in which the participant terminates employment with the Company or any Company Subsidiary.

          (g)   Section 4.12(g) of the Company Disclosure Schedule sets forth a list of all Plans the assets of which include stock or other securities issued by the Company or any Company Subsidiary.

          (h)   Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, no Plan or other arrangement, either individually or collectively, exists that, as a result of the execution of this Agreement and the consummation of the Transactions, whether alone or in connection with any subsequent event(s), could (i) result in the acceleration or increase in any payment or benefit, the vesting or funding (through a grantor trust or otherwise) of compensation or benefits under or any payment, contribution or funding obligation pursuant to any of the Plans or other arrangement, (ii) limit the right to merge, amend or terminate any Plan or (iii) result in any payment that would not be deductible by reason of Section 280G of the Code.

          (i)    Each Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A of the Code) is in material compliance with Section 409A of the Code and the rules and regulations thereunder. The assets held in the rabbi trust that are intended to be a source of funds to satisfy the obligations to participants and beneficiaries under the Company's Deferred Compensation Plan are at least equal in value to the aggregate account balances of the participants and beneficiaries under the Deferred Compensation Plan.

          (j)    Except as set forth in Section 4.12(j) of the Company Disclosure Schedule, each Foreign Plan (i) has been maintained, operated and funded in all material respects in accordance with all applicable Law, (ii) if it is intended to qualify for special tax treatment, has met all material requirements for such treatment and (iii) if it is intended to be funded and/or reserved, is fully funded and/or adequately reflected in the Most Recent Balance Sheet in accordance with GAAP and based on reasonable actuarial assumptions, where applicable.

          (k)   Except as set forth in Section 4.12(k) of the Company Disclosure Schedule, no Plan could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

        Section 4.13    Labor Matters.

          (a)   Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiaries are party to any labor or collective bargaining agreement and, as of the date of this Agreement, no such agreement is currently being negotiated. Since January 1, 2001, no labor organization has been elected as the collective bargaining agent of any employee or group of employees of the Company or the Company Subsidiaries. As of the date of this Agreement, there are no (i) picketing, strikes, work stoppages, work slowdowns, lockouts or other job actions pending or, to the Knowledge of the Company, threatened against or involving the Company and the Company Subsidiaries, (ii) material unfair labor practice charges or other material labor disputes pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or the Company Subsidiaries, (iii) election, petition or proceeding by a labor union or representative thereof to organize any employees of the Company or the Company Subsidiaries or (iv) material grievance or arbitration demands against the Company or any of the Company Subsidiaries whether or not filed pursuant to a collective bargaining agreement.

          (b)   The Company and the Company Subsidiaries are in compliance with all Laws respecting the employment of labor, including wages and hours, fair employment practices, discrimination, terms and conditions of employment, workers' compensation, collection and payment of withholding and/or social security taxes and any similar Tax, occupational safety, plant closings, mass layoffs and the Immigration Reform and Control Act, as amended, except, in each case, where such non-compliance would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

          (c)   To the Knowledge of the Company, all employees of the Company and the Company Subsidiaries possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Laws to be employed by and to perform services for and on behalf of the Company and the Company Subsidiaries, except where the failure to possess such passports, visas or other authorizations would not, individually or in the aggregate, reasonably be expected to materially affect the conduct of business by the Company or any Company Subsidiary.

          (d)   Section 4.13(d) of the Company Disclosure Schedule sets forth, to the Knowledge of the Company, the number of employees and, separately, the number of independent contractors employed by the Company and the Company Subsidiaries as of March 31, 2011, by country where employed.

          (e)   To the Knowledge of the Company, the Company and the Company Subsidiaries have reasonably classified for all purposes all employees, leased employees, consultants and independent contractors, and have withheld and paid all applicable Taxes and made all required filings in connection with services provided by such persons, except where the failure to withhold or pay such applicable Taxes has not had and would not reasonably be expected to have, individually or in the aggregate, a material effect on the Company and the Company subsidiaries, taken as a whole.

        Section 4.14    Intellectual Property.

          (a)   Since January 1, 2008, all necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Registered Intellectual Property have been timely paid, and all necessary documents, certificates and other relevant filings in connection with any of the Registered Intellectual Property have been timely filed, with the relevant Governmental Authorities and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the Registered Intellectual Property, except for any Registered Intellectual Property that has been abandoned or allowed to lapse by the Company in the ordinary course of business.

          (b)   Except as set forth in Section 4.14(b) of the Company Disclosure Schedule (and as designated therein as jointly owned or exclusively licensed), the Company or one of the Company Subsidiaries is the sole and exclusive owner of all right, title and interest in and to all of the Registered Intellectual Property, free and clear of all Liens (other than Permitted Liens) and exclusive license grants. To the Knowledge of the Company, the Registered Intellectual Property, and all of the Company's and the Company Subsidiaries' rights in and to such Registered Intellectual Property, have not been found invalid or unenforceable by any Governmental

  Authority, and the Company has acted to maintain the validity and enforceability of such rights to the extent appropriate in the ordinary course of business.

          (c)   To the Knowledge of the Company, none of the Company Technology constitutes or results from a copyright infringement, misappropriation or unauthorized use of any Copyrights or Trade Secrets of any Person.

          (d)   Since January 1, 2006, no written claims or, to the Knowledge of the Company, unwritten claims have been made against any Person by the Company or any of the Company Subsidiaries alleging that any Person is infringing, misappropriating or violating, or has infringed, misappropriated or violated, any Company Intellectual Property.

          (e)   Since January 1, 2006, neither the Company nor any of the Company Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened Actions involving a claim (i) by any Person of infringement, misappropriation or unauthorized use of or other violation of any Intellectual Property against the Company or any of the Company Subsidiaries or (ii) challenging the ownership, use, scope, validity or enforceability of any Company Intellectual Property or Company Technology. To the Knowledge of the Company, since January 1, 2006, neither the Company nor any of the Company Subsidiaries has received written (including by electronic mail) notice of any such claim or any written invitation to take a license to any Intellectual Property of any Person.

          (f)    The Company and the Company Subsidiaries have used commercially reasonable efforts to protect the confidentiality of Trade Secrets of the Company or any of the Company Subsidiaries that is material , individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole (and any confidential information of any Person to whom the Company or any of the Company Subsidiaries has a confidentiality obligation).

          (g)   Neither the Company nor any of the Company Subsidiaries has licensed or provided to any Person, or otherwise permitted any Person to access, use or store any source code or related materials for any Software that is material, individually or in the aggregate, to the Company and the Company Subsidiaries (including WEBENCH) and that is owned by the Company or any of the Company Subsidiaries or for any Software that constitutes a material portion of the Company's products, taken as a whole, in the form distributed by the Company or any of the Company Subsidiaries ("Company Software").

          (h)   To the Knowledge of the Company, no Open Source was or is incorporated in whole or in part in, or has been or is distributed in whole or in part with, any Company Software in a manner that requires or obligates the Company or any of the Company Subsidiaries to make available, disclose, contribute, distribute or license any source code or related materials for any Software (other than the Open Source itself) to any Person (including the Open Source community).

          (i)    Since January 1, 2008, except as set forth on Section 4.14(i) of the Company Disclosure Schedule, no government funding and no facilities of a university, college, other educational institution or research center were used in the development of any Company Intellectual Property or Company Technology that is material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, where, as a result of such funding or the use of such facilities, any government or any university, college, other educational institution or research center has any rights in such Intellectual Property or Technology.

          (j)    Section 4.14(j) of the Company Disclosure Schedule sets forth a complete and accurate list of all Standards Bodies in which the Company or any of the Company Subsidiaries has participated or is participating, or has been or is a member, where, as a result of such participation or membership, any Company Intellectual Property that is material, individually or in the aggregate, to the Company or any of the Company Subsidiaries is required to be licensed, or any other rights under any Company Intellectual Property that is material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, are currently required, or may in the future be required, to be granted, to any Person, with or without payment.

          (k)   To the Knowledge of the Company, the consummation of the Transactions will not result in the release from escrow (or other similar instrument) of any Company Technology to a third party. Except as set forth in Section 4.14(k) of the Company Disclosure Schedule, neither this Agreement nor any Transaction will result in the grant to any Person of any ownership interest, license, right or protection from any Action or claim in respect of any threatened Action with respect to any Intellectual Property or Technology owned by Parent or any of its Affiliates.

          (l)    To the Knowledge of the Company, except as set forth in Section 4.14(l) of the Company Disclosure Schedule, no third party Technology is incorporated in a material portion of the Company's or any of the Company Subsidiaries' current product portfolios or used in the fabrication, testing or packaging of the Company's or any of the Company Subsidiaries' current products (other than Technology provided by fabrication equipment suppliers for use on such supplier's fabrication equipment or used by manufacturing or service providers to the Company and Company Subsidiaries, including third party foundries, or assembly, test, marking and packaging service providers).

        Section 4.15    Taxes.

          (a)   (i) Except in each case with respect to matters for which adequate reserves or accruals have been established in accordance with GAAP in the Most Recent Balance Sheet as adjusted for the passage of time in the ordinary course of business and consistent with past practice, (i) all material Tax Returns required to be filed by or with respect to the Company or any of the Company Subsidiaries have been timely filed and such Tax Returns are true, complete, and correct in all material respects, (ii) all material Taxes due and owing by the Company or any of the Company Subsidiaries have been timely paid, (iii) there are no Liens for Taxes other than Permitted Liens upon any of the assets of the Company or any of the Company Subsidiaries, and (iv) the Company and each Company Subsidiary has properly and timely withheld, collected and deposited all material Taxes that are required to be withheld, collected and deposited in accordance with applicable Law.

          (b)   The material Tax obligations of the Company and the Company Subsidiaries as of the date of the Most Recent Balance Sheet are reserved for in accordance with GAAP in the Most Recent Balance Sheet. Since the date of the Most Recent Balance Sheet, neither the Company nor any of the Company Subsidiaries has incurred any material liability for Taxes as a result of transactions entered into outside the ordinary course of business consistent with past practice.

          (c)   No deficiencies for material Taxes against any of the Company and the Company Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Authority, except for deficiencies that have been paid or otherwise resolved or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as set forth in Section 4.15(c) of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, threatened, audits, assessments or other actions for or relating to any material liability in respect of Taxes of the Company or any Company Subsidiary. The U.S. federal income Tax Returns of the Company and the Company Subsidiaries through the taxable year ended May 30, 2004 have been examined and closed or are Tax Returns with respect to which the period for assessment has expired.

          (d)   Neither the Company nor any of the Company Subsidiaries has any Tax sharing, allocation, or indemnification agreement (other than such an agreement exclusively between or among any of the Company and the Company Subsidiaries).

          (e)   Neither the Company nor any of the Company Subsidiaries has any material liability for the Taxes of any Person (other than the Company or any of the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law or by reason of being a transferee or successor of such Person.

          (f)    Neither the Company nor any Company Subsidiary (i) has any unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (ii) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

          (g)   From and after the Effective Time, neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method occurring on or prior to the Effective Time, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into prior to the Effective Time or (iii) installment sale or open transaction occurring on or prior to the Effective Time.

          (h)   Neither the Company nor any Company Subsidiary has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (i)    Neither the Company nor any Company Subsidiary is a party to or bound by any advance pricing agreement, material closing agreement or other material agreement or ruling relating to Taxes with any Tax authority.

          (j)    Neither the Company nor any Company Subsidiary has distributed the stock of any corporation in a transaction intended to satisfy the requirements of Section 355 of the Code.

          (k)   The Company and the Company Subsidiaries are in compliance in all material respects with all terms and conditions of any material Tax exemption, Tax holiday, or other Tax reduction agreement or Tax Order that applies to any of them, and no Tax exemption, Tax holiday, or Tax Order that applies to any of the Company and the Company Subsidiaries will be adversely affected by the Transactions.

        Section 4.16    Subsidies.    Section 4.16 of the Company Disclosure Schedule sets forth a list of all grants, subsidies and similar arrangements since January 1, 2008 related to any manufacturing operations of the Company or any Company Subsidiary or material to the Company and the Company Subsidiaries, taken as a whole, directly or indirectly between or among the Company or any Company Subsidiary, on the one hand, and any Governmental Authority or any Person, on the other hand. The consummation of the Transactions, in and of itself, will not cause the revocation, modification or cancellation of any such subsidies.

        Section 4.17    Environmental Matters.    Except as disclosed in Section 4.17 of the Company Disclosure Schedules and in each case for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   The Company and the Company Subsidiaries are, and have been, in compliance with all applicable Environmental Laws, which compliance includes the possession and maintenance of, and compliance with, all Permits required under applicable Environmental Laws for the operation of the business of the Company and the Company Subsidiaries as presently conducted.

          (b)   Neither the Company nor the Company Subsidiaries have transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Materials, except in compliance with applicable Environmental Laws, at any property that the Company or the Company Subsidiaries have at any time owned, operated, occupied or leased.

          (c)   Neither the Company nor any Company Subsidiary is subject to any pending, or to the Knowledge of the Company, threatened, claim by any employee or any third party resulting from exposure to Hazardous Materials in violation of any Environmental Law.

          (d)   As of the date of this Agreement, neither the Company nor the Company Subsidiaries are a party to or is the subject of any pending, or to the Knowledge of the Company, threatened, Action alleging any liability or responsibility under or noncompliance with any Environmental Law or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance under any Environmental Law. Neither the Company nor the Company Subsidiaries are subject to any Order or agreement by or with any Governmental Authority or third party imposing any liability or obligation with respect to any of the foregoing.

        Section 4.18    Material Contracts.

          (a)   Section 4.18 of the Company Disclosure Schedule lists the following Contracts to which the Company or any Company Subsidiary is a party as of the date hereof (the "Company Material Contracts"):

              (i)  all Contracts that purport to limit, curtail or restrict the right of the Company or any Company Subsidiary in any material respect (A) to engage or compete in any line of business in any geographic area, with any Person or during any period of time, or (B) to solicit or hire any Person;

             (ii)  any Contract that grants any Person other than the Company or any Company Subsidiary any (A) exclusive license, supply, distribution or other rights, (B) material "most favored nation" rights, (C) material rights of first refusal, rights of first negotiation or similar rights, (D) exclusive rights to purchase any Company products, including products produced through foundry services, (E) material guaranteed availability of supply or services for a period greater than twelve (12) months, (F) guarantee as to foundry capacity or priority, (G) material rebates or (H) price guarantees for a period greater than twelve (12) months;

            (iii)  any Contract relating to the disposition or acquisition by the Company or any Company Subsidiary of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) (A) entered into on or after January 1, 2006 (whether or not such acquisition or disposition has been consummated prior to the date of this Agreement), or (B) that contains ongoing non-competition or material indemnification obligations or other material ongoing obligations;

            (iv)  listing separately, except for such Contracts that have expired or been terminated and have no ongoing obligations (other than confidentiality obligations or indemnity obligations), all (A) In-Bound Patent Licenses, the primary purpose of which is to license one or more Patents, (B) Out-Bound Patent Licenses that license, or agree to license, a substantial portion of issued Company Patents or the primary purpose of which is to license one or more Patents, (C) Cross-licenses that license, or agree to license, a substantial portion of issued Company Patents or the primary purpose of which is to license one or more Patents and (D) other Patent Licenses, excluding Software license agreements executed in the normal course of business, that require a royalty payment to, or royalty payment by, the Company or any of the Company Subsidiaries;

             (v)  any Contract with respect to product or Intellectual Property development that is material to the Company and the Company Subsidiaries, taken as a whole;

            (vi)  any Technology transfer or license agreement related to a (A) manufacturing process or (B) related to product design that, in the case of clause (B), affects a material portion of the Company's product portfolio;

           (vii)  any Contract with respect to product design services, foundry services, product assembly (packaging) and/or test, or material contract manufacturing services that affects a material portion of the Company's product portfolio;

          (viii)  any Contract with any Governmental Authority or any Contract incorporating government acquisition terms (e.g., in the U.S., the Federal Acquisition Regulation (FAR) or the Defense Federal Acquisition Regulation Supplement (DFARS)) involving payments of more than Two Million Dollars ($2,000,000) in any twelve (12) month period or requiring delivery of cost and pricing data;

            (ix)  any Contract that reasonably contemplates payments by or to the Company or any of the Company Subsidiaries of more than Ten Million Dollars ($10,000,000) in any twelve (12) month period;

             (x)  any customer Contract (other than standard purchase orders) that reasonably contemplates payment to the Company or any of the Company Subsidiaries of more than Five Million Dollars ($5,000,000) in any twelve (12) month period;

            (xi)  any Contracts with distributors or sales representatives or that otherwise entitle a third party to a commission;

           (xii)  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts, in each case, relating to indebtedness for borrowed money of Five Million Dollars ($5,000,000) or greater, whether as borrower or lender, and whether secured or unsecured;

          (xiii)  any Contract with a notional value of Fifteen Million Dollars ($15,000,000) or greater that involves or relates to any exchange traded, over-the-counter or other hedging (including currency hedging), swap, cap, floor, collar, futures, forward, option or other derivative financial trading activities;

          (xiv)  any Contract providing for indemnification or any guaranty by the Company or any Company Subsidiary that (i) has not been made in the ordinary course of business or (ii) is material to the Company and any Company Subsidiaries, taken as a whole (in each case with respect to which the Company or any Company Subsidiary has continuing obligations as of the date hereof);

           (xv)  leases or subleases under which the Company or the Company Subsidiaries (A) lease or occupy Leased Real Property for manufacturing purposes or in excess of one hundred thousand (100,000) gross square feet and (B) leases, subleases or licenses of any property to a third party for manufacturing purposes or in excess of one hundred thousand (100,000) gross square feet;

          (xvi)  any Contract establishing a partnership, joint venture or similar third party business enterprise in which the Company or any Company Subsidiaries has (A) an equity interest or the right to acquire an equity interest or (B) a capital commitment or other obligation under such Contract;

         (xvii)  (A) any Employee Change-of-Control Agreement or (B) any employment, independent contractor or consulting Contract (in each case with respect to which any party thereto has continuing obligations as of the date hereof) with any current or former (1) executive officer of the Company or any of the Company Subsidiaries, (2) member of the Company Board, or (3) employee, independent contractor who is a natural person or consultant of the Company or any of the Company Subsidiaries, in each case providing for an annual base compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000);

        (xviii)  collective bargaining agreements or other Contracts with any labor union;

          (xix)  any other Contract under which the consequences of a default or breach or the early termination of which would reasonably be expected to have a Company Material Adverse Effect; and

           (xx)  all other Contracts required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K promulgated under the Securities Act or disclosed by the Company on a Current Report on Form 8-K, whether or not so filed or disclosed.

          (b)   (i) Each Company Material Contract is valid and binding on the Company and is in full force and effect (other than due to the ordinary expiration of the term thereof), and, to the Knowledge of the Company, is valid and binding on the other parties thereto (in each case subject to the Bankruptcy and Equity Exception) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it under each Company Material Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default on the part of the Company or any Company Subsidiary under any such Company Material Contract, except such breaches that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in material breach or default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material breach or default by any such other party thereunder. Neither the Company nor any Company Subsidiary has received any written notice of termination or cancellation under any Company Material Contract, received any written or, to the Knowledge of the Company, oral notice of material breach or default under any Company Material Contract that has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a material breach of any Company Material Contract. Neither the Company nor any Company Subsidiary is party to any Contract pursuant to which the terms and conditions thereof or any information or data contained therein are deemed classified pursuant to the rules and regulations of any Governmental Authority. The Company has furnished or made available to Parent true, correct and complete copies of all Company Material Contracts in effect as of the date hereof.

        Section 4.19    Title to Property and Assets.    Except with respect to matters related to Intellectual Property (which are addressed in Section 4.14) and real property (which are addressed in Section 4.20), the Company and each Company Subsidiary has good, valid and marketable title to, or a valid leasehold interest in, all of the material properties and material assets owned or leased by them, in each case, free and clear of all Liens, other than Permitted Liens.

        Section 4.20    Real Property.

          (a)   Section 4.20(a) of the Company Disclosure Schedule contains a complete and correct list of the Owned Real Property (including the street address of each parcel of Owned Real Property). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one or more of the Company

  Subsidiaries has good and marketable fee simple title to the Owned Real Property free and clear of any and all Liens, other than Permitted Liens and (ii) the Company is not obligated under or a party to any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Owned Real Property or any portion thereof or interest therein.

          (b)   Section 4.20(b) of the Company Disclosure Schedule contains a complete and correct list of the Leased Real Property, including with respect to such Leased Real Property the date of such lease or sublease and any material amendments thereto and the street address of such Leased Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries, as applicable, has good leasehold title to the Leased Real Property, free and clear of any Liens, other than Permitted Liens and (ii) all leases and subleases for the Leased Real Property are valid and in full force and effect except to the extent they have previously expired or terminated in accordance with their terms and neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any third party, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of, any lease or sublease for Leased Real Property. Neither the Company nor any of the Company Subsidiaries has entered into with any other Person any sublease, license or other agreement that is material to the Company and the Company Subsidiaries, taken as a whole, and that relates to the use or occupancy of all or any portion of the Leased Real Property.

          (c)   The Owned Real Property and the Leased Real Property constitute all real property currently used in connection with the business of the Company and the Company Subsidiaries and which are necessary for the continued operation of the business as the business is currently conducted. Except as would not materially affect the ability of the Company and the Company Subsidiaries, taken as a whole, to operate their business as currently conducted, there are no structural, electrical, mechanical or other defects in any improvements located on any of the Owned Real Property or the Leased Real Property. Neither the Company nor any of the Company Subsidiaries has received written notice of any pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding with respect to any of the Owned Real Property or the Leased Real Property.

          (d)   Except as would not materially affect the ability of the Company and the Company Subsidiaries, taken as a whole, to operate their business as currently conducted, each of the structures, equipment and other tangible assets of the Company and the Company Subsidiaries utilized in their manufacturing operations is in good and usable condition, subject to normal wear and tear and normal industry practice with respect to maintenance, and is adequate and suitable for the purposes for which it is presently being used.

        Section 4.21    Interested Party Transactions.    There are no Company Material Contracts, transactions, indebtedness (except for advances for travel and other reasonable business expenses consistent with past practice) or other arrangement, or any related series thereof, between the Company or any Company Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record holder or beneficial owner of five percent (5%) or more of the voting securities of the Company or (c) any Affiliate or family member of any such officer, director or record holder or beneficial owner on the other hand, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that is not so disclosed.

        Section 4.22    Customers and Suppliers.    Section 4.22 of the Company Disclosure Schedule sets forth a complete and correct list of the names of (a) the ten (10) largest end customers of the Company and (b) the ten (10) largest suppliers of the Company (based on the volume of purchases from or by the Company during the twelve (12) month period ending on the date of the Most Recent Balance Sheet Date), showing the approximate volume, in the case of both customers and suppliers, and the total revenue received by the Company, in the case of customers, with respect to each customer and supplier, as applicable, during such period. As of the date hereof, no such customer or supplier has terminated its relationship with the Company or materially reduced or changed the terms of its business with the Company or given written or, to the Knowledge of the Company, oral notice to the Company that it intends to terminate its relationship with the Company or materially reduce or change the terms of its business with the Company.

        Section 4.23    Insurance.    The Company has insurance policies in full force and effect with financially responsible insurance companies, or maintains effective and sufficient self-insurance practices, with respect to its assets, properties and business in such amounts, with such deductibles and against such risks and losses, as are customarily obtained by corporations engaged in the same or similar business and similarly situated. Section 4.23 of the Company Disclosure Schedule sets forth (a) a true and complete list of all insurance policies in force with respect to the Company and the Company Subsidiaries or their respective officers and directors (excluding policies proving benefits under the Plans) and the general description of coverage under each such insurance policy, including the policy name and the scope and amount of coverage provided thereunder and (b) a statement describing each claim under such insurance policy since January 1, 2008 in excess of Five Million Dollars ($5,000,000) individually or in the aggregate if such claims would reasonably be expected to arise from a common root cause, setting forth (i) the name of the claimant, (ii) a description of the type of insurance and (iii) the nature and amount of the claim. The Company is not in material breach or default, and the Company has not taken any action or failed to take any action that, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, of any of its material insurance policies. The Company has not received any written notice of cancellation or any other indication that any material insurance policy will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder in any material respect.

        Section 4.24    Export Controls; Foreign Corrupt Practices.

          (a)   The Company and the Company Subsidiaries have not, since January 1, 2006, violated any applicable U.S. Export and Import Laws, or made a voluntary disclosure with respect to any violation of such Laws, except such violations that have not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The Company and each Company Subsidiary (i) has been and is in compliance with all applicable Foreign Export and Import Laws since January 1, 2006, (ii) to the extent applicable, has prepared and applied for all import and export licenses required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business and (iii) has at all times been in compliance with all applicable Laws relating to trade embargoes and sanctions, except in the cases of clauses (i), (ii) and (iii) where such failure to be in compliance or failure to apply for such licenses, as applicable, has not been and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

          (b)   Since January 1, 2006, (i) to the Knowledge of the Company, neither the Company or the Company Subsidiaries nor any of their respective directors, officers, employees, agents, or representatives has directly or indirectly taken any action in material violation of any export restrictions, anti-boycott regulations, embargo regulations or other similar U.S. or foreign Laws, (ii) none of the Company's directors, officers, or, to the Knowledge of the Company, the employees, agents or representatives of the Company or any Company Subsidiary is a "specially designated national" or blocked Person under U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") and (iii) to the Knowledge of the Company, the Company has not engaged in any business with any person with whom, or in any country in which, a U.S. Person is prohibited from so engaging under U.S. sanctions administered by OFAC.

          (c)   Since January 1, 2006, to the Knowledge of the Company, neither the Company nor its Subsidiaries nor any of their respective directors, officers, employees, agents, or representatives has (i) directly or indirectly offered or paid anything of value to a Foreign Official (as defined in the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder) for the purpose of obtaining or retaining business or securing an improper advantage or (ii) taken any action in furtherance or concealment of the foregoing.

        Section 4.25    Proxy Statement.    The definitive proxy statement to be sent to the Company Stockholders in connection with the Company Stockholders' Meeting (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not contain or incorporate by reference any statement which, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholders' Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Stockholders' Meeting or the subject matter thereof which shall have become false or misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement.

        Section 4.26    Opinion of Financial Advisor.    The Company Board has received a written opinion (or an oral opinion to be confirmed in writing) of Qatalyst Partners LP (the "Company Financial Advisor"), to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be received by the Company Stockholders in the Merger (other than Parent or any Affiliate of Parent, if applicable) is fair, from a financial point of view, to such Company Stockholders. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in the Proxy Statement. Prior to the date of this Agreement or promptly after receipt thereof by the Company, a true, correct and complete copy of such opinion was delivered or will be delivered to Parent for informational purposes only.

        Section 4.27    Brokers.    No Person other than the Company Financial Advisor, the fees of which will be paid by the Company, is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. Prior to the date of this Agreement, a true, correct and complete copy of such agreement with the Company Financial Advisor was delivered to Parent.

        Section 4.28    Anti-Takeover Laws.    The Company Board has approved this Agreement and the Transactions for all purposes of Section 203 of the DGCL and has taken all action necessary to ensure that Section 203 of the DGCL will not impose any material additional procedural, voting, approval, fairness or other restrictions on the timely consummation of the Transactions or restrict, impair or delay the ability of Parent or Merger Sub to engage in any Transaction. No other "fair price," "moratorium," "control share acquisition" or other anti-takeover statute or regulation of any

Governmental Authority (each, an "Anti-Takeover Law") is applicable to the Company or the Transactions.

        Section 4.29    No Other Representations and Warranties.    Except for the representations and warranties made by the Company in this Article IV, neither the Company nor any other Person makes any representation or warranty with respect to the Company or the Company Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In particular, and without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub or any of their Affiliates with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any Company Subsidiary or their respective businesses, or (ii) except for the representations and warranties made by the Company in this Article IV, any oral or written information presented to Parent, Merger Sub or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 5.01    Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub (a) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary and (b) has the requisite corporate power and authority to own, operate and lease its properties and assets and carry on its business as now conducted, except where the failure to be so qualified, licensed or in good standing or have such corporate power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.02    Ownership of Merger Sub; No Prior Activities.    Merger Sub was formed solely for the purpose of engaging in the Transactions. Since the date of its incorporation, Merger Sub has not engaged in, and will not engage in prior to the Effective Time, any business activities or conducted any operations other than in connection with the Transactions and will have no assets, liabilities or obligations other than those contemplated by this Agreement. All the issued and outstanding shares of capital stock of Merger Sub are, and as of the Effective Time will be, owned of record and beneficially by Parent either directly or indirectly through one or more of its Subsidiaries.

        Section 5.03    Authority; Validity and Effect of Agreements.    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on behalf of each of Parent and Merger Sub and no other corporate proceedings on the part of either of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        Section 5.04    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery by each of Parent and Merger Sub of this Agreement and all other agreements and documents contemplated hereby to which it is a party and the consummation by each of Parent and Merger Sub of the Transactions do not and will not, directly or indirectly (with or without notice or lapse of time or both), and the compliance by each of Parent and Merger Sub with its obligations hereunder and thereunder will not, directly or indirectly (with or without notice or lapse of time or both), (i) result in a violation or breach of or conflict with the certificate of incorporation, bylaws or other organizational documents of either of Parent or Merger Sub, (ii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations, filings and other actions described in Section 5.04(b) below, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound, (iii) result in a violation or breach or conflict with any provision of, or constitute (with or without notice or lapse of time, or both) a default under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party or by which any of their respective properties or assets may be bound or (iv) result in the creation of a Lien on any property or asset of Parent or Merger Sub or any of their respective Subsidiaries, except, with respect to clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b)   No consent, approval, Order or authorization of, or registration, qualification, designation or filing with or notification to, any Governmental Authority is required on the part of any of Parent and Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation by Parent and Merger Sub of the Transactions, other than (i)(A) the applicable requirements of the Exchange Act and state securities, takeover and "blue sky" Laws, (B) the applicable requirements of the NYSE, (C) the HSR Act and the applicable requirements of other Antitrust Laws and (D) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger pursuant to the DGCL and (ii) such other consents, approvals, Orders, authorizations, registrations, qualifications, designations, filings or notifications to, by or from any Governmental Authority that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.05    Proxy Statement.    The information supplied by Parent for inclusion in the Proxy Statement, if any, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement, if any, will not contain any statement which, at the time the Proxy Statement is first sent to the Company Stockholders or at the time of the Company Stockholders' Meeting, and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Company Stockholders' Meeting or the subject matter thereof which shall have become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion in the Proxy Statement.

        Section 5.06    Absence of Litigation.    There is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is subject to any Order of any

Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.07    Funds.    Parent or Merger Sub will have as of the Effective Time sufficient cash available, directly or through one or more Affiliates, to pay all amounts required to be paid by Parent in connection with this Agreement, including the payment of the aggregate Merger Consideration and payment of all fees and expenses related to the foregoing. Parent's and Merger Sub's obligations hereunder are not conditioned upon Parent's or Merger Sub's obtaining funds to consummate the Transactions.

        Section 5.08    No Ownership of Company Shares.    As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates has owned or owns (directly or indirectly, beneficially or of record) any Company Shares, and none of Parent, Merger Sub or any of their respective Affiliates holds any rights to acquire or vote any Company Shares, except pursuant to this Agreement. Neither Parent nor Merger Sub is, or at any time during the past three years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL.

ARTICLE VI

CONDUCT OF BUSINESS BY THE COMPANY

        Section 6.01    Conduct of Business by the Company.    From the date hereof until the earliest of (a) the Effective Time or (b) the termination of this Agreement in accordance with its terms, except as required or otherwise expressly permitted or contemplated by this Agreement (including as expressly provided in Section 6.02), as set forth in Section 6.01 of the Company Disclosure Schedule or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practice and shall use its commercially reasonable efforts to (i) preserve intact the assets, including manufacturing facilities, and business organization of the Company and the Company Subsidiaries, (ii) preserve the current beneficial relationships of the Company and the Company Subsidiaries with any Persons (including suppliers, partners, contractors, distributors, sales representatives, customers, licensors and licensees) with which the Company or any Company Subsidiary has material business relations, (iii) retain the services of the present officers and key employees of the Company and the Company Subsidiaries, except as limited by this Agreement or the Transactions, (iv) comply in all material respects with all applicable Laws and the requirements of all Company Material Contracts and (v) keep in full force and effect all material insurance policies maintained by the Company and the Company Subsidiaries, other than changes to such policies made in the ordinary course of business.

        Section 6.02    Restrictions on the Conduct of Business by the Company.    From the date hereof until the earliest of (a) the Effective Time or (b) the termination of this Agreement in accordance with its terms, except as required or otherwise expressly permitted or contemplated by this Agreement, as set forth in Section 6.02 of the Company Disclosure Schedule or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each Company Subsidiary not to:

          (a)   amend the Company Certificate or Company Bylaws or any other comparable organizational documents;

          (b)   (i) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other ownership interest of the Company or any of its Subsidiaries (the "Company Securities"), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Company Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any

  Company Securities, provided that the Company (A) may issue Company Shares solely upon the exercise or settlement of Company compensatory equity awards issued under the Company Equity Plans that are outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement, (B) may issue Company Shares under, and pursuant to the terms of, the Employee Stock Purchase Plan, and (C) may grant new compensatory equity awards to any employee of the Company provided that such grant (1) is made in the ordinary course of business consistent with past practice and (2) satisfies the conditions and requirements set forth in Section 6.02(b) of the Company Disclosure Schedule; (ii) redeem, purchase or otherwise acquire any outstanding Company Securities, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any Company Securities, except in connection with the exercise or settlement of Company compensatory equity awards issued under the Company Equity Plans that are outstanding on the date of this Agreement and in accordance with their terms as of the date of this Agreement and consistent with past practice; (iii) adjust, split, combine, subdivide or reclassify any Company Securities; (iv) enter into any Contract with respect to the sale, voting, registration or repurchase of Company Shares or any other Company Securities; or (v) except as required by the terms of this Agreement, amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under (except as required by the terms of any Company Equity Plan in effect on the date of this Agreement), any provision of the Company Equity Plans or any agreement evidencing any outstanding Company Stock Option, Company Restricted Stock, Company RSU, Company PSU or any similar or related Contract;

          (c)   directly or indirectly acquire or agree to acquire in any transaction (including by merger, consolidation or acquisition of stock or assets) any equity interest in, or a material portion of the properties or assets of, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or any division, business operations or product line thereof;

          (d)   sell, pledge, dispose of, transfer, abandon, allow to lapse or expire, lease, license, mortgage or otherwise encumber or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) (other than a Permitted Lien), any properties, rights or assets (including Company Securities) with a fair market value in excess of Five Million Dollars ($5,000,000) individually or Ten Million Dollars ($10,000,000) in the aggregate to any Person, except (i) sales of inventory in the ordinary course of business consistent with past practices, (ii) as required to be effected prior to the Effective Time pursuant to Contracts in force on the date of this Agreement and listed in Section 4.18(a)(iii) of the Company Disclosure Schedule and (iii) transfers among the Company and the Company Subsidiaries;

          (e)   sell, pledge, mortgage, dispose of, transfer, lease, license or otherwise encumber or subject to any Lien (other than a Permitted Lien), any Company Intellectual Property or Company Technology that is material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except licensing in the ordinary course of business and consistent with past practice other than Cross-licenses or exclusive licenses;

          (f)    declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, in respect of the Company Shares or any other Company Securities, other than dividends by any direct or indirect Subsidiary of the Company only to the Company or any wholly-owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

          (g)   (i) increase in any respect the compensation of any of its directors, officers or employees, other than as required pursuant to applicable Law or the terms of any Contract in effect on the date of this Agreement and listed in the Company Disclosure Schedule (true and complete copies of such Contract have been made available to Parent); provided that the Company may increase compensation with respect to employees if such increase is in the ordinary course of business and consistent with past practice and such increase satisfies the requirements of Section 6.02(g)(i) of the Company Disclosure Schedule, (ii) grant any severance or termination benefits to any director, officer, employee, independent contractor or consultant of the Company or any of the Company Subsidiaries, except as required under the terms of any Plan, as required by applicable Law or in accordance with Section 6.02(g)(ii) of the Company Disclosure Schedule; (iii) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, compensation or benefits under any Plan to the extent not required by the terms of such Plan as in effect on the date of this Agreement; (iv) except in the ordinary course of business consistent with past practice, enter into, establish, amend or terminate any Plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate of the Company or any of the Company Subsidiaries; provided that Parent has the opportunity to review any proposed action to be taken in the ordinary course of business consistent with past practice and consult with the Company before such action is finalized; or (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Plan or change the manner in which contributions to such Plans are made or the basis on which such contributions are determined;

          (h)   announce or implement any reduction in force, mass lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or any of the Company Subsidiaries;

          (i)    except as set forth in Section 6.02(i) of the Company Disclosure Schedule, offer employment to, hire or promote any person at or to a level, or who will have duties of, vice president or higher;

          (j)    communicate in a writing that is intended for broad dissemination to the Company's employees regarding compensation, benefits or other treatment they will receive in connection with or following the Merger, unless any such communications are consistent with prior guidelines or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications); provided that, in any case, the Company and Parent will cooperate in good faith to create any employee communications in connection with the Transactions;

          (k)   except for borrowings under any of the Company's existing credit facilities, incur, create, assume or otherwise become liable for any indebtedness for borrowed money (including the issuance of any debt security and the assumption or guarantee of obligations of any Person) or enter into a "keep well" or similar agreement, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, in an amount in excess of Two Million Dollars ($2,000,000) or Five Million Dollars ($5,000,000) in the aggregate;

          (l)    (i) except as required under clause (iv) below, change in a material manner the average duration of the Company's investment portfolio or the average credit quality of such portfolio, (ii) except as required under clause (iv) below, materially change investment guidelines with respect to the Company's investment portfolio, (iii) hypothecate, encumber or otherwise pledge assets in the Company's investment portfolio or (iv) invest surplus cash from operations in securities with a duration of more than three (3) months;

          (m)  make any changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable Law or regulatory guidelines;

          (n)   write up, write down or write off the book value of any assets, except in accordance with GAAP consistently applied;

          (o)   release, assign, compromise, settle or agree to settle any Action or claim in respect of any threatened Action (including any Action or claim in respect of any threatened Action relating to this Agreement or the Transactions), other than releases, compromises, or settlements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of Five Million Dollars ($5,000,000) individually or Ten Million Dollars ($10,000,000) in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of the Company Subsidiaries;

          (p)   except as required by applicable Law (i) change or revoke any material Tax election or adopt or change any material method of Tax accounting, (ii) enter into any "closing agreement" as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) with respect to material Taxes, (iii) settle or compromise any material liability with respect to Taxes, any audit related to material Taxes or surrender any material claim for a refund of Taxes, (iv) consent to any extension or waiver of the limitations period applicable to any material claim or assessment with respect of Taxes, or (v) other than in the ordinary course and consistent with past practice, take any action that voids, lessens or impedes the use or value of any material Tax incentives, Tax credits, Tax losses, deferred Tax assets, or other favorable Tax benefit recorded or unrecorded in the Most Recent Balance Sheet or take any other action not described above that results in a Tax liability not reserved for in the Most Recent Balance Sheet;

          (q)   make or commit to any capital expenditures (i) that involve the purchase of real property or (ii) that would result in aggregate capital expenditures between the date hereof and the Closing in excess of one hundred and ten percent (110%) of the capital expenditure budget for such period in the Company's current annual capital plan, a copy of which is appended to Section 6.02(q) of the Company Disclosure Schedule;

          (r)   enter into any new, or agree to any extension of any, capital equipment lease or any Contract for the lease of assets (including real property) that is not terminable by the Company or any Company Subsidiary twelve (12) months from the date of such Contract without payment of penalty or acceleration of payment obligations;

          (s)   (i) enter into any new Contract that would have been a Company Material Contract if it were entered into at or prior to the date hereof or terminate any Company Material Contract, (ii) materially modify, amend or waive any material right under or renew any Company Material Contract, other than (in the case of this clause (ii)), in the ordinary course of business consistent with past practice, (iii) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any of the Company Subsidiaries or Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area, or (iv) enter into any Contract that would be breached by, or require the consent of any other Person in order to continue in full force following, consummation of the Transaction;

          (t)    enter into a joint venture or partnership or similar third-party business enterprise;

          (u)   enter into any development agreement regarding the creation of any material Intellectual Property, Technology or products;

          (v)   make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly-owned Company Subsidiary in the ordinary course of business and consistent with past practice;

          (w)  enter into, amend or cancel any insurance policies other than (i) in the ordinary course of business consistent with past practice, (ii) to the extent such policy is replaced with a substantially similar policy or (iii) with respect to any request for a quote or proposal for any directors' and officers' liability insurance to be obtained pursuant to Section 7.06;

          (x)   merge or consolidate the Company or any of the Company Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries; or

          (y)   authorize any of, or commit, resolve, propose or agree in writing or otherwise to take any of, the foregoing actions.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.01    Company Proxy Statement; Company Stockholder Meeting.

          (a)   Promptly after the execution of this Agreement, and in any event within fifteen (15) Business Days after the date hereof, the Company shall prepare and file with the SEC preliminary proxy materials (including a preliminary Proxy Statement). Parent shall provide promptly to the Company such information concerning Parent and Merger Sub as may be reasonably requested by the Company for inclusion in the Proxy Statement. At the earliest practicable time (and in any event within ten (10) Business Days) following the later of (i) receipt and resolution of the SEC comments on the preliminary Proxy Statement and (ii) the expiration of the ten (10)-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the Company Stockholders. Prior to filing any Proxy Statement or any other filing with the SEC in connection with the Transactions, the Company shall provide Parent and its counsel with reasonable opportunity to review and comment on each such filing in advance, and the Company shall in good faith consider including in such filings all comments reasonably proposed by Parent. All documents that the Company files with the SEC in connection with the Merger or the other Transactions, including the Proxy Statement, will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

          (b)   The Company shall notify Parent promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC's intent to review the preliminary Proxy Statement) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any other filing with the SEC in connection with the Transactions or for additional or supplemental information in connection therewith. The Company shall, as promptly as practicable after the receipt of such comments from the SEC or its staff with respect to the Proxy Statement or any other such filing, (i) supply Parent with copies of all written correspondence received in connection therewith and (ii) provide Parent a reasonably detailed description of any oral comments received in connection therewith. The Company (x) shall provide Parent with a reasonable opportunity to review and comment on any responses to comments or inquiries by the SEC with respect to any filings related to the Transactions, (y) shall consider in good faith including in such response all comments reasonably proposed by Parent in respect of the filings and (z) shall provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC or its staff with respect to such filings to the extent permitted by the SEC. The Company shall respond promptly in good faith to any comments by the SEC and if, at any time prior to the Company Stockholders' Meeting, any event or information relating to the Company, Parent, Merger Sub, or any of their Affiliates should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and the Company shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Law or Order, disseminated to the Company Stockholders.

          (c)   Unless this Agreement shall have been terminated in accordance with Section 9.01, the Company shall take all actions necessary in accordance with applicable Law, Orders and the Company Certificate and the Company Bylaws (i) to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable, and in any event (to the extent permissible under applicable Law and Orders) within forty-five (45) days after the mailing of the definitive Proxy Statement to the stockholders of the Company, for the purpose of considering the adoption of this Agreement (the "Company Stockholders' Meeting") and (ii) unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 7.03(d) or Section 7.03(e), (A) include in the Proxy Statement the Company Board's recommendation that the holders of the Company Shares vote in favor of the adoption of this Agreement (which recommendation shall be deemed a part of the Company Board Recommendation) and (B) use its commercially reasonable efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and secure the Company Stockholder Approval. The Company shall give Parent no less than ten (10) Business Days' advance notice (or such shorter period of time as notice is provided to the NYSE) of the date which shall be set as the "record date" for the Company Stockholders eligible to vote on this Agreement and the Transactions. The Company shall consult with Parent regarding the date of the Company Stockholders' Meeting and shall not postpone or adjourn the Company Stockholders' Meeting without the prior written consent of Parent; provided, however, that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholders' Meeting if and to the extent that: (x) there are holders of an insufficient number of Company Shares present or represented by a proxy at the Company Stockholders' Meeting to constitute a quorum at the Company Stockholders' Meeting or to obtain the Company Stockholder Approval and the Company uses its commercially reasonable efforts during any such postponement or adjournment to obtain such a quorum or to obtain the Company Stockholder Approval as soon as practicable, (y) the Company is required to postpone or adjourn the Company Stockholders' Meeting by applicable Law or Order or a request from the SEC or its staff and the Company uses its commercially reasonable efforts to hold or resume the Company Stockholders' Meeting as soon as practicable or (z) the Company Board shall have determined in good faith (after consultation with outside legal counsel and Parent) that it is required by Law to postpone or adjourn the Company Stockholders' Meeting, including in order to give Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release or filing materials with the SEC; provided that the preceding clause (z) shall not apply to allow a postponement or adjournment to a date on or after five (5) Business Days prior to the Outside Date.

          (d)   The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all Persons solicited in connection with the Company Stockholders' Meeting are solicited, in compliance in all material respects with all applicable Law and Orders. The adoption of this Agreement and adjournment of the Company Stockholders'

  Meeting, as necessary, to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement shall be the only matters which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholders' Meeting unless otherwise approved in writing by Parent.

          (e)   Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with Section 9.01, (i) its obligation to duly call, give notice of, convene and hold the Company Stockholders' Meeting shall not be affected by the withdrawal, amendment or modification of the Company Board Recommendation and (ii) its obligations pursuant to this Section 7.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal (whether or not a Superior Proposal). Unless this Agreement is terminated in accordance with Section 9.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company Stockholders with respect to the Merger at the Company Stockholders' Meeting.

        Section 7.02    Access to Information; Confidentiality.

          (a)   From the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement in accordance with its terms, subject to applicable Law, the Company shall, and shall cause the Company Subsidiaries and the Representatives of the Company and the Company Subsidiaries to, afford Parent and Merger Sub and their respective Representatives reasonable access during normal working hours upon reasonable advance notice to the officers, employees, agents, assets, properties, offices, plants and other facilities, books and records of the Company and each Company Subsidiary and shall furnish Parent and Merger Sub with such financial, operating and other data and information as Parent or Merger Sub, through their Representatives, may reasonably request, as long as these actions are in compliance with all applicable Laws; provided, however, that, with the sole and limited exception of the performance of any environmental site assessment (e.g., Phase 1) required as a necessary condition of any financing sought by Parent or Merger Sub, none of Parent, Merger Sub or any of their respective Representatives shall conduct any environmental sampling or surface or subsurface assessment or investigation; provided, further, that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information, (ii) access by Parent or its Representatives to such documents or information would give rise to a material risk (based on the advice of the Company's outside counsel and after giving due consideration of the existence of any common interest, joint defense or similar agreement between the parties) of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iii) access to a Contract to which the Company or any Company Subsidiary is a party or otherwise bound would violate or cause a default under, or give another party to such Contract the right to terminate or accelerate the rights under, such Contract; provided further, however, that in the event that the Company does not provide access or information in reliance on the preceding proviso, the Company shall promptly notify Parent and use its commercially reasonable efforts to, as promptly as practicable, as the case may be, (x) obtain any necessary clearance or consent in order to permit such access or disclosure or (y) provide such access or communicate such information to Parent (including through its Representatives) in a way that would not violate the applicable Law or Contract or waive any such a privilege. Any investigation conducted pursuant to the access contemplated by this Section 7.02 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and the Company Subsidiaries or damage or destroy any property or assets of the Company or any of the Company Subsidiaries. Any access to the properties and documents of the Company and the

  Company Subsidiaries afforded pursuant to this Section 7.02 shall be provided pursuant to, and subject to, the Company's reasonable, generally applicable security measures.

          (b)   All information obtained by Parent or Merger Sub pursuant to this Section 7.02 shall be held confidential in accordance with the Confidentiality Agreement, dated February 25, 2011, as supplemented or amended (the "Confidentiality Agreement"), between Parent and the Company.

          (c)   No investigation or consultation pursuant to this Section 7.02 or otherwise shall affect any representation, warranty, covenant or other agreement in this Agreement of any party or any condition to the obligations of the parties.

          (d)   After the date hereof, Parent and the Company shall cooperate to establish a mechanism acceptable to both parties by which Parent will be permitted, prior to the Effective Time or the termination of this Agreement and subject to applicable Law, to communicate directly with the Company employees regarding integration and employee related matters. Any such communication will be coordinated and planned with the Company and the Company's cooperation shall not be unreasonably withheld, conditioned or delayed.

        Section 7.03    No Solicitation.

          (a)   The Company shall, and shall cause the Company Subsidiaries and the Company's Representatives to, immediately cease and terminate, or cause to be terminated, any and all discussions, solicitations, negotiations or knowing encouragements with any Person conducted heretofore with respect to a Company Acquisition Proposal and shall promptly request (or, to the extent the Company is contractually permitted to do so, require) the return or destruction of all copies of confidential information previously provided to such parties by or on behalf of the Company, the Company Subsidiaries or the Company's Representatives. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, subject to Section 7.03(b), the Company shall not, and shall cause the Company Subsidiaries and the Company's Representatives not to, directly or indirectly, (i) solicit, initiate, cause or knowingly facilitate or encourage (including by way of furnishing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to any Company Acquisition Proposal, or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or knowingly facilitate or encourage, any such inquiries, proposals, discussions or negotiations, or resolve to or publicly propose to take any of the foregoing actions, (ii) approve or recommend, or resolve to or publicly propose to approve or recommend, any Company Acquisition Proposal or enter into any merger agreement, agreement-in-principle, letter of intent, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement relating to a Company Acquisition Proposal or enter into any letter of intent, agreement or agreement-in-principle requiring the Company (whether or not subject to conditions) to abandon, terminate or fail to consummate the Merger or (iii) (A) withdraw, modify or qualify in a manner adverse to Parent or Merger Sub the Company Board Recommendation or the approval or declaration of advisability by the Company Board of this Agreement and the Transactions (including the Merger) or (B) approve or recommend, or resolve to or publicly propose to approve or recommend, any Company Acquisition Proposal (any action described in clause (A) or (B) being referred to as an "Adverse Recommendation Change").

          (b)   Notwithstanding anything to the contrary contained in Section 7.03(a), if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (i) the Company has received from a third party that is not in violation of such third party's contractual obligations to the Company a written, bona fide Company Acquisition Proposal, (ii) a breach by the Company of this Section 7.03 has not contributed to the making of such Company Acquisition Proposal, (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consultation with its outside counsel, the Company Board determines in good faith that failure to take such action would constitute a breach by the Company Board of its fiduciary duties to the Company Stockholders under applicable Law, then the Company may, subject to clauses (x), (y) and (z) below, (A) furnish confidential information with respect to the Company and the Company Subsidiaries to the Person making such Company Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal; provided, however, that (x) the Company will not, and will not allow the Company's Representatives to, disclose any non-public information to such person unless the Company first enters into an Acceptable Confidentiality Agreement with such Person, (y) the Company will promptly (and in any event within twenty-four (24) hours) provide to Parent notice of its intention to enter into such Acceptable Confidentiality Agreement and (z) the Company will promptly (and in any event within twenty-four (24) hours) provide to Parent any and all non-public information delivered to such Person which was not previously provided to Parent.

          (c)   The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent, orally and in writing, in the event that the Company or any Company Subsidiary or Company Representative receives (i) any Company Acquisition Proposal or indication by any Person that it is considering making a Company Acquisition Proposal, (ii) any request for non-public information in contemplation of a Company Acquisition Proposal relating to the Company or any Company Subsidiary or (iii) any inquiry or request for discussions or negotiations regarding any Company Acquisition Proposal. The Company shall provide Parent promptly (and in any event within twenty-four (24) hours) with the identity of such Person and a copy of such Company Acquisition Proposal, indication, inquiry or request (or, where such Company Acquisition Proposal is not in writing, a written description of the Company's understanding of the material terms and conditions of such Company Acquisition Proposal, indication, inquiry or request), including any modifications thereto. The Company shall keep Parent reasonably informed (orally and in writing) on a current basis (and in any event no later than twenty-four (24) hours after the occurrence of any material changes, developments, discussions or negotiations) of the status of any Company Acquisition Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any material modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Company Acquisition Proposal in accordance with Section 7.03(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. The Company shall not, and shall cause the Company Subsidiaries and the Company's Representatives not to, enter into any Contract with any Person subsequent to the date of this Agreement that would restrict the Company's ability to provide such information relating to the Company or any Company Subsidiary to Parent, and neither the Company nor any of the Company Subsidiaries is currently party to any Contract that prohibits the Company from providing the information relating to the Company or any Company Subsidiary described in this Section 7.03(c) to Parent. The Company (x) shall not, and shall cause the Company Subsidiaries not to, terminate, waive, amend or modify any provision of, or grant permission or request under, any standstill or confidentiality agreement to which it or any of the Company Subsidiaries is or becomes a party and (y) shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to enforce the provisions of any such agreement, unless, in each case in clauses (x) and (y), the Company Board determines in good faith, after consultation with its outside counsel, that failure to take such action would constitute a breach by the Company Board of its fiduciary duties to the Company Stockholders under applicable Law.

          (d)   Notwithstanding anything in Section 7.03(a) to the contrary, if (i) the Company receives from a third party that is not in violation of such third party's contractual obligations to the Company a written, bona fide Company Acquisition Proposal, (ii) a breach by the Company of this Section 7.03 has not contributed to the making of such Company Acquisition Proposal and (iii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Company Acquisition Proposal constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent including pursuant to clause (III) below, the Company Board may at any time prior to the Company Stockholder Approval, if it determines in good faith, after consultation with its outside counsel, that failure to take such action would constitute a breach by the Company Board of its fiduciary duties to the Company Stockholders under applicable Law, (x) effect an Adverse Recommendation Change and/or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company (A) pays, or causes to be paid, the Termination Fee to Parent in immediately available funds and (B) concurrently with such termination enters into the Alternative Acquisition Agreement; provided, further, however, that the Company Board may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless (I) the Company shall not have breached this Section 7.03 in a manner that contributed to the making of such Superior Proposal, (II) the Company shall have provided to Parent at least five (5) Business Days prior written notice of its intention to take such action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and shall have contemporaneously provided to Parent a copy of any proposed definitive agreement(s) with respect to such Superior Proposal (the "Alternative Acquisition Agreement"), (III) prior to effecting such Adverse Recommendation Change or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, the Company shall, and shall cause its financial advisors and outside counsel to, during the five (5) Business Day notice period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Company Acquisition Proposal ceases to constitute a Superior Proposal and (IV) following any negotiation described in the immediately preceding clause (III), such Company Acquisition Proposal (taking into account any changes to the terms of this Agreement agreed to or proposed by Parent as a result of the negotiations required by clause (III) in a binding written offer) continues to constitute a Superior Proposal. In the event of any material revisions to the terms of a Company Acquisition Proposal after the start of the five (5) Business Day notice period, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 7.03(d) with respect to such new written notice, and the five (5) Business Day notice period shall be deemed to have re-commenced on the date of such new notice.

          (e)   Notwithstanding anything in Section 7.03(a) to the contrary, if (i) a material development or change in circumstances in the business, results of operations or financial condition of the Company and the Company Subsidiaries (other than and not related to an Acquisition Proposal) that was neither known to nor reasonably foreseeable by the Company Board (assuming, for such purpose, reasonable consultation with the executive officers of the Company) as of the date of this Agreement occurs or arises after the date of this Agreement (such development or change, an "Intervening Event"), (ii) the Intervening Event did not result or arise from a breach of any provision of this Agreement, and (iii) the Company Board determines in good faith, after consultation with its outside counsel, that, in light of the existence of such Intervening Event, the failure to make an Adverse Recommendation Change would constitute a breach by the Company Board of its fiduciary duties to the Company Stockholders under applicable Law, the Company Board may, at any time prior to the Company Stockholder Approval, effect an Adverse Recommendation Change, provided that that the Company Board shall not make an Adverse Recommendation Change in light of the existence of such Intervening Event unless (A) the Company has provided to Parent at least five (5) Business Days prior written notice of its intention to take such action with respect to such Intervening Event, which notice shall specify, in reasonable detail, the facts underlying the Company Board's determination that an Intervening Event has occurred and the rationale and basis for such Adverse Recommendation Change, (B) the Company shall, and shall cause its financial advisors and outside counsel to, during such five (5) Business Day notice period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for an Adverse Recommendation Change as a result of the Intervening Event and (C) following any negotiation described in the immediately preceding clause (B), the Company Board determines in good faith, after consultation with its outside counsel, that the failure to make such Adverse Recommendation Change in light of such Intervening Event (taking into account any changes to the terms of this Agreement agreed or proposed by Parent as a result of the negotiations required by the immediately preceding clause (B)) would constitute a breach of its fiduciary duties to the Company Stockholders under applicable Law. In the event of any material change in the circumstances of such Intervening Event or the occurrence of another Intervening Event, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 7.03(e) with respect to such new written notice.

          (f)    The Company agrees that any breaches of the restrictions set forth in this Section 7.03 by any of the Company's Representatives shall be deemed to be a breach of this Agreement (including this Section 7.03) by the Company.

          (g)   Nothing contained in this Section 7.03 shall prohibit the Company Board from taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that any disclosure other than (i) a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) an express rejection of any applicable Company Acquisition Proposal or (iii) an express reaffirmation of the Company Board Recommendation together with a factual description of events or actions leading up to such disclosure that have been taken by the Company and that are permitted under Section 7.03 or actions taken or notices delivered to Parent by the Company that are required by Section 7.03, shall, in each case, be deemed to be an Adverse Recommendation Change (including for purposes of Section 9.01(f)).

          (h)   The Company shall not take any action to exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the provisions of "control share acquisitions" contained in any Anti-Takeover Law or otherwise cause such restrictions not to apply, in each case unless such actions are taken simultaneously with a termination of this Agreement pursuant to Section 9.01(h).

        Section 7.04    Employee Matters.

          (a)   After the Effective Time, at Parent's sole discretion, the employees of the Company and any Company Subsidiary (the "Company Employees") will become employees of Parent or a Subsidiary of Parent.

          (b)   Effective as of the Effective Time and for a period ending on the first anniversary of the Closing Date, Parent shall provide, or cause the Surviving Corporation to provide, to Company Employees (provided such Company Employees remain employed by Parent or the Surviving Corporation), compensation and employee benefits that are substantially comparable, in the aggregate, to those provided to Company Employees, in the aggregate, immediately prior to the Effective Time, excluding for purposes of this comparison any equity-based compensation; provided that the base salary or regular hourly wages, whichever is applicable, and target variable cash opportunities for any Company Employee shall not be less than the base salary or regular hourly wage and target variable cash opportunity provided to such Company Employee by the Company immediately prior to the Effective Time. In the event a Company Employee's employment with Parent or the Surviving Corporation is terminated within twelve (12) months following the Closing Date, Parent shall provide, or cause the Surviving Corporation to provide, to such Company Employee severance and termination benefits pursuant to (i) the Company's severance plan or arrangement in effect as of the date hereof for the resident country of such Company Employee (for U.S. Company Employees, specifically the Company Severance Benefit Plan, effective as of February 1, 2009), or (ii) Parent's severance plan or arrangement in effect on the date of termination for the resident country of such Company Employee, whichever plan or arrangement provides the Company Employee with the highest amount of severance and termination benefits.

          (c)   Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that, for purposes of eligibility for participation and vesting under the Parent Plans, but not, except as provided below, for purposes of determining the level of benefit entitlement, each Company Employee shall be credited with his or her years of service with the Company and the Company Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Plans in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. The Company Employees shall be credited with prior service for purposes of determining the level of benefit entitlement under Parent's severance and vacation plans, as well as the retirement and other service related provisions under Parent's equity compensation plans.

          (d)   Effective as of the Effective Time and thereafter, Parent shall, and shall cause the Surviving Corporation to, (i) waive all pre-existing condition exclusions, eligibility waiting periods, actively-at-work requirements and evidence of insurability requirements of such Parent Plan, to the extent permitted under the Parent Plans, for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under a similar Plan in which such Company Employee participated immediately prior to the Effective Time and (ii) credit each Company Employee with any and all deductible payments, out-of-pocket, co-payments and other eligible expenses paid or incurred by such employee and his or her covered dependents under the Plans prior to the Closing Date during the year in which the Closing occurs, to the extent permitted under each Parent Plan, for purposes of determining the extent to which any such Company Employee has satisfied all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Plan.

          (e)   At Parent's request, the Company shall take all actions reasonably necessary to amend or terminate the Company Retirement and Savings Program immediately prior to the Effective Time.

          (f)    Immediately prior to the Effective Time, (i) the then-current Offering Period(s) and Purchase Period(s) (as defined in the Employee Stock Purchase Plan) under the Employee Stock Purchase Plan shall terminate, (ii) shares shall be purchased pursuant to the terms of the Employee Stock Purchase Plan, and (iii) the Company shall take all actions reasonably necessary to terminate the Employee Stock Purchase Plan. Parent will not continue or assume the Employee Stock Purchase Plan.

          (g)   Notwithstanding the foregoing, nothing contained in this Section 7.04 shall (i) be treated as an amendment of any particular Plan, (ii) give any third party any right to enforce the provisions of this Section 7.04 or (iii) require Parent or any of its Affiliates to (A) maintain any particular Plan or (B) retain the employment of any particular employee.

        Section 7.05    Section 16 Matters.    Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act ("Section 16") of Company Shares or Company Stock Options (or Company Shares acquired upon the vesting of any Company Stock Options, Company RSUs or Company PSUs) pursuant to this Agreement shall be an exempt transaction for purposes of Section 16 and all rules and regulations promulgated thereunder.

        Section 7.06    Directors' and Officers' Indemnification and Insurance of the Surviving Corporation.

          (a)   To the fullest extent permitted by applicable Law, Parent shall cause the Surviving Corporation to honor all of the Company's obligations to indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Company Subsidiary (each an "Indemnified Party") as provided in the Company Certificate or Company Bylaws, in each case, as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, accurate and complete copies of which have been provided or made available to Parent and are listed in Schedule 7.06(a) of the Company Disclosure Schedule, including provisions relating to the advancement of expenses incurred in the defense of any action or suit or as permitted under applicable Law. Parent's obligation under this Section 7.06(a) shall survive the Merger and shall remain in full force and effect for a period of not less than six (6) years after the Effective Time unless otherwise required by Law. During such period, Parent shall guarantee the obligations of the Surviving Corporation with respect to any and all amounts payable under this Section 7.06.

          (b)   Prior to the Effective Time, Parent shall purchase a fully-paid, noncancellable "tail" officers' and directors' liability insurance policy, which by its terms shall survive the Merger and shall provide each Indemnified Party with coverage for not less than six (6) years following the Effective Time on terms and conditions no less favorable than the terms of the directors' and officers' liability insurance policy currently maintained by the Company (a correct and complete copy of which has been provided or made available to Parent) (the "D&O Insurance") in respect of actions or omissions of such officers and directors prior to the Effective Time in their capacities as such; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than two hundred fifty percent (250%) of the current annual premium paid by the Company for such policy (the "Maximum Amount"); provided, further, however, that if the amount of the annual premiums necessary to procure such insurance coverage exceeds the Maximum Amount, Parent shall spend up to the Maximum Amount to purchase such lesser coverage as may be obtained with such Maximum Amount.

          (c)   The obligations of Parent and the Surviving Corporation under this Section 7.06 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.06 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.06 applies shall be third party beneficiaries of this Section 7.06, each of whom may enforce the provisions of this Section 7.06).

          (d)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.06.

        Section 7.07    Further Action; Efforts.

          (a)   Prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any Company Material Contracts to which the Company or any of the Company Subsidiaries is a party as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any Contract as a result of the execution, performance or consummation of the Transactions. Subject to the terms and conditions of this Agreement, prior to the Effective Time, each of the Company, Parent and Merger Sub shall use its commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable under applicable Law to consummate the Transactions, including, (i) making all appropriate filings and submissions (and filings and submissions considered by Parent to be advisable) under the HSR Act and with any other Governmental Authority pursuant to any other applicable Antitrust Laws or otherwise as determined by Parent, as promptly as practicable, but in no event later than ten (10) Business Days after the date hereof with respect to filing under the HSR Act, and shall make as promptly as practicable any other appropriate submissions under other applicable Antitrust Laws, (ii) obtaining as promptly as practicable the termination of any waiting period under the HSR Act and any applicable foreign Antitrust Laws, (iii) cooperating and consulting with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Authorities in connection with the execution and delivery of this Agreement and related agreements and consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations.

          (b)   In connection with the efforts referenced in Section 7.07(a) and subject to applicable Law, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, together with their respective counsel will (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the Transactions and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. Neither Parent, Merger Sub nor the Company shall commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable Antitrust Laws, without the prior written consent of the other. The Company, Parent, and Merger Sub may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.07 as "Outside Counsel Only Material." Notwithstanding anything to the contrary in this Section 7.07, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries.

          (c)   In furtherance and not in limitation of the covenants of the parties contained in Section 7.07(a) and Section 7.07(b), if any objections are asserted with respect to the Transactions under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the Transactions as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, each of Parent, Merger Sub and the Company shall use its commercially reasonable efforts to resolve any such objections or suits so as to permit consummation of the Transactions, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions.

          (d)   In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Merger or any other Transaction, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Parent shall be entitled to direct the antitrust defense of the Merger or any other Transactions, or negotiations with, any Governmental Authority or other Person relating to the Merger or regulatory filings under applicable Antitrust Law, subject to the provisions of Sections 7.07(a), (b), (c) and (e). The Company shall not make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Authority with respect to any proposed settlement, consent decree, commitment or remedy, or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with Parent. The Company shall use its commercially reasonable efforts to provide full and effective support of Parent in all material respects in all such negotiations and discussions to the extent requested by Parent.

          (e)   Notwithstanding the foregoing or any other provision of this Agreement, (i) nothing in this Section 7.07 shall limit a party's right to terminate this Agreement pursuant to Section 9.01 and (ii) nothing in this Agreement shall obligate Parent, Merger Sub or any of their respective Affiliates to agree to (and none of the Company or any Company Subsidiary shall, without the prior written consent of Parent) (A) sell, hold separate or otherwise dispose of all or a portion of its respective business, assets or properties, or conduct its business in a specified manner, (B) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), or grant any counterparty to any Contract any material accommodation, (C) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of the Company and the Company Subsidiaries or (D) waive any of the conditions set forth in Article VIII of this Agreement.

        Section 7.08    Public Announcements.    The parties hereto agree that no public release or announcement concerning the Transactions shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by applicable Law or rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Transactions and the execution of this Agreement.

        Section 7.09    Anti-Takeover Laws.    If any Anti-Takeover Law is or may become applicable to any Transaction contemplated by this Agreement, (a) the parties shall use commercially reasonable efforts to take such actions as are reasonably necessary so that the Transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) the Company Board shall take all actions necessary to render such statutes inapplicable to any Transaction contemplated by this Agreement.

        Section 7.10    Securityholder Litigation.    Except with respect to any Action contemplated by Section 3.04, the Company shall give Parent the opportunity to participate in, subject to a customary joint defense agreement, but not control, the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 7.11    Notification of Certain Matters.    The Company shall give prompt notice to Parent and Merger Sub and Parent and Merger Sub shall give prompt notice to the Company of (a) any written notice or other communication received from any Person alleging that the consent of such Person is required in connection with the Transactions, (b) any notice from any Governmental Authority in connection with the Transactions, (c) any Actions or claims commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the Transactions, (d) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, that would cause any representation or warranty made by such party contained in this Agreement to be, with respect to the Company, untrue or inaccurate such that the condition set forth in Section 8.02 would not be satisfied, and with respect to Parent and Merger Sub, untrue or inaccurate in any material respect, and (e) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; and provided, further, that a failure to comply with this Section 7.11 prior to the Closing Date in and of itself will not constitute the failure of the condition to Closing to be satisfied unless (i) such failure materially prejudices another party's ability to exercise its rights or remedies hereunder prior to the Closing or (ii) the underlying event would independently result in the failure of the applicable condition to Closing to be satisfied.

        Section 7.12    Company SEC Reports.    From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Reports required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report shall fully comply with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Report filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Report that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after to the date of this Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

ARTICLE VIII

CONDITIONS TO THE MERGER

        Section 8.01    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver in writing to the extent permitted by applicable Law at or prior to the Effective Time of the following conditions:

          (a)   Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)   Antitrust Consents.    (i) Any applicable waiting period under the HSR Act shall have expired or been earlier terminated and (ii) any affirmative approval of a Governmental Authority required under any other Antitrust Law set forth in Section 8.01(b) of the Company Disclosure Schedule shall have been obtained or deemed to have been obtained under such applicable Antitrust Law.

          (c)   No Injunctions or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; nor shall there be any statute, rule, regulation or order enacted, entered, or enforced that prevents or prohibits the consummation of the Merger.

        Section 8.02    Conditions to Obligations of Parent and Merger Sub.    The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that notwithstanding the foregoing, the representations and warranties of the Company contained in Sections 2.07, 4.01(a), 4.02(a), 4.04, 4.05, 4.25, 4.27 and 4.28 shall be true and correct as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or Company Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), in all material respects.

          (b)   The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)   At any time after the date of this Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect that is continuing.

          (d)   Parent shall have received a certificate of the Company, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of the Company to evidence satisfaction of the conditions set forth in Sections 8.02(a), (b) and (c).

        Section 8.03    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)   The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (c)   At any time after the date of this Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect that is continuing.

          (d)   The Company shall have received a certificate of Parent, dated as of the Closing Date, signed by the chief executive officer and chief financial officer of Parent to evidence satisfaction of the conditions set forth in Sections 8.03(a), (b) and (c).

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        Section 9.01    Termination.    This Agreement may be terminated and the Transactions may be abandoned, whether before or after obtaining the Company Stockholder Approval, as follows (the date of any such termination, the "Termination Date"):

          (a)   by mutual written consent of Parent and the Company at any time prior to the Effective Time;

          (b)   by either Parent or the Company, if the Effective Time shall not have occurred on or before January 4, 2012 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement caused the failure of the Effective Time to occur on or before such date; provided, further, that if on the Outside Date, the condition to Closing set forth in Section 8.01(b) or Section 8.01(c) (but for purposes of Section 8.01(c) only if such restraint or prohibition is attributable to an Antitrust Law) shall not have been fulfilled, but all other conditions to Closing shall be or shall be capable of being fulfilled, then the Outside Date shall automatically be extended for three (3) months;

          (c)   by either Parent or the Company, if any Governmental Authority shall have (i) enacted, issued, promulgated or enforced any Law that makes consummation of the Merger illegal or otherwise prohibited or (ii) enacted, issued, promulgated, enforced or entered any Order which has the effect of making the consummation of the Merger illegal or otherwise prohibiting consummation of the Merger, and such Law or Order shall have become final and nonappealable;

          (d)   by Parent, if prior to the Effective Time (i) there shall have occurred any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or (ii) there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which Company Material Adverse Effect, breach or inaccuracy contemplated by the foregoing clauses (i) or (ii) would (A) give rise to the failure of a condition set forth in Section 8.02(a), (b) or (c) and (B) is incapable of being cured or has not been cured fifteen (15) Business Days after the Company receives notice of such Company Material Adverse Effect, breach or inaccuracy from Parent; provided, however, that neither Parent nor Merger Sub is then in material breach of any representation, warranty or covenant under this Agreement;

          (e)   by either Parent or the Company, if the Company Stockholder Meeting (including any adjournment or postponement thereof) has concluded, the Company Stockholders have voted, and the Company Stockholder Approval was not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(e) shall not be available to the Company if it has not materially complied with its obligations under Sections 7.01 and 7.03;

          (f)    by Parent, if (i) an Adverse Recommendation Change shall have occurred, (ii) the Company Board or any committee thereof (A) shall not have rejected any Company Acquisition Proposal within seven (7) days of the making public thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company Stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such Company Acquisition Proposal) or (B) shall have failed, pursuant to Rule 14e-2 promulgated under the Exchange Act or otherwise, to publicly reconfirm the Company Board Recommendation within four (4) days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of a Company Acquisition Proposal or (iii) the Company shall have violated or breached in any material respect any of its obligations under Section 7.03;

          (g)   by the Company prior to the Effective Time, if there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, which breach or inaccuracy (i) would reasonably be expected to prevent Parent or Merger Sub from consummating the Merger in accordance with the terms hereof and (ii) is incapable of being cured or has not been cured fifteen (15) Business Days after Parent receives notice of such breach or inaccuracy from the Company; provided, however, that the Company is not then in material breach of any representation, warranty or covenant under this Agreement; or

          (h)   by the Company in accordance with Section 7.03(d).

        Section 9.02    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto except that the provisions of Section 7.02(b), this Section 9.02, Section 9.03 and Article X shall survive any such termination; provided, however, that nothing herein shall relieve any party hereto from liability for any intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud prior to such termination.

        Section 9.03    Fees and Expenses.

          (a)   Except as otherwise set forth in this Section 9.03, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b)   In the event this Agreement shall be terminated:

              (i)  by (A) the Company pursuant to Section 9.01(h) or (B) Parent pursuant to Section 9.01(f), the Company shall pay to Parent the Termination Fee; or

             (ii)  (A) by Parent or the Company pursuant to Section 9.01(b) or by Parent pursuant to Section 9.01(d) or Section 9.01(e), (B) at or prior to the date of termination, a Company Acquisition Proposal shall have been made known to the Company or shall have been made directly to the Company Stockholders generally or any Person shall have publicly announced an intention to make a Company Acquisition Proposal (whether or not conditional or withdrawn) and (C) concurrently with such termination or within twelve (12) months following such termination, the Company enters into an Alternative Acquisition Agreement to consummate or consummates a transaction contemplated by any Company Acquisition Proposal, then the Company shall pay, or cause to be paid, to Parent the Termination Fee upon the earlier to occur of the Company's entering into the Alternative Acquisition Agreement or the consummation of such Company Acquisition Proposal. For purposes of this Section 9.03(b)(ii), "Company Acquisition Proposal" shall have the meaning assigned thereto in Section 1.01 except that references in the definition to "fifteen percent (15%)" and "eighty-five percent (85%)" shall be replaced by "fifty percent (50%)."

          (c)   In the event this Agreement shall be terminated by Parent or the Company pursuant to Section 9.01(e), the Company shall promptly pay to Parent all costs and expenses incurred by Parent and Merger Sub in connection with this Agreement and the Transactions not to exceed Fifty Million Dollars ($50,000,000) (the "Expense Reimbursement"); provided that in the event the Expense Reimbursement is paid and a Termination Fee is thereafter payable pursuant to Section 9.03(b)(ii), the Termination Fee otherwise payable shall be reduced by the amount of the Expense Reimbursement.

          (d)   In the event that this Agreement shall be terminated by the Company or Parent pursuant to Section 9.01(b) or Section 9.01(c) (but for purposes of Section 9.01(c) only if such illegality or prohibition is attributable to an Antitrust Law) and all of the conditions to Closing set forth in Article VIII (other than (i) the conditions set forth in Section 8.01(b) or Section 8.01(c) (but for purposes of Section 8.01(c) only if such restraint or prohibition is attributable to an Antitrust Law) and (ii) those other conditions that, by their nature, cannot be satisfied until the Closing Date, but, in the case of clause (ii), which conditions would be satisfied if the Closing Date were the date of such termination) have been satisfied or waived on or prior to the date of such termination, then Parent shall pay to the Company a termination fee equal to Three Hundred Fifty Million Dollars ($350,000,000) (the "Reverse Termination Fee").

          (e)   The Company and Parent acknowledge that the agreements contained in this Section 9.03 are an integral part of the Agreement and the Transactions and that, without these agreements, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, would enter into this Agreement. Except with respect to Section 9.01(h), in which case the Termination Fee shall be paid by the Company in accordance with Section 7.03(d), the Termination Fee, Expense Reimbursement or Reverse Termination Fee, as the case may be, shall be paid as directed in writing by Parent or the Company, as applicable, in immediately available funds promptly following (and in any event within two (2) Business Days after) the date of the event giving rise to the obligation to make such payment. In the event that the Company or Parent, as applicable, shall fail to pay the Termination Fee, Expense Reimbursement or Reverse Termination Fee required pursuant to this Section 9.03 when due, such Termination Fee, Expense Reimbursement or Reverse Termination Fee, as the case may be, shall accrue interest for the period commencing on the date such Termination Fee, Expense Reimbursement or Reverse Termination Fee, as the case may be, became past due, at the rate of interest per annum equal to the "Prime Rate" as set forth on the date such payment became past due in The Wall Street Journal "Money Rates" column plus 350 basis points. In addition, if the Company or Parent, as applicable, shall fail to pay such Termination Fee, Expense Reimbursement or Reverse Termination Fee, as the case may be, when due, the Company shall also pay to Parent, or Parent shall pay to the Company, as applicable, all of Parent's costs and expenses (including attorneys' fees) incurred by such other party in connection with efforts to collect such Termination Fee, Expense Reimbursement or Reverse Termination Fee, as the case may be. For the avoidance of doubt and notwithstanding any other provision of this Agreement to the contrary, in no event will the Company or Parent, as applicable, be obligated to pay the Termination Fee, the Expense Reimbursement or Reverse Termination Fee, as the case may be, on more than one occasion.

        Section 9.04    Amendment.    This Agreement may be amended by the parties hereto by action taken by their respective boards of directors (or similar governing bodies or entities) at any time prior to the Effective Time; provided, however, that, after Company Stockholder Approval has been obtained, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 9.05    Waiver.    At any time prior to the Effective Time, the Company, on the one hand, and Parent and Merger Sub, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company or Parent (on behalf of Parent and Merger Sub). The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X

GENERAL PROVISIONS

        Section 10.01    Non-Survival of Representations and Warranties.    The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time.

        Section 10.02    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, facsimile numbers or email addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

        if to Parent or Merger Sub:

    Texas Instruments Incorporated
    12500 TI Boulevard, M/S 8658
    Dallas, TX 75243
    Attention: Chief Financial Officer
    Facsimile: (214) 480-2900
    Email: k-march@ti.com

        with copies to:

    Texas Instruments Incorporated
    12500 TI Boulevard, M/S 8658
    Dallas, TX 75243
    Attention: General Counsel
    Facsimile: (214) 480-5061
    Email: j-hubach@ti.com

    and

    Jones Day
    2727 North Harwood
    Dallas, Texas 75201
    Attention: R. Scott Cohen, Mark T. Goglia
    Facsimile: (214) 969-5100
    Email: scohen@jonesday.com, mtgoglia@jonesday.com

        if to the Company:

    National Semiconductor Corporation
    2900 Semiconductor Drive, P.O. Box 58090
    Santa Clara, CA 95052
    Attention: Todd DuChene, General Counsel
    Facsimile: (408) 721-6630
    Email: Todd.DuChene@nsc.com

        with copies to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, NY 10022
    Attention: Barry A. Bryer, David A. Kurzweil
    Facsimile: (212) 751-4864
    Email: barry.bryer@lw.com, david.kurzweil@lw.com

    and

    Latham & Watkins LLP
    140 Scott Drive
    Menlo Park, CA 94025
    Attention: Ora T. Fisher
    Facsimile: (650) 463-2600
    Email: ora.fisher@lw.com

        Section 10.03    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

        Section 10.04    Entire Agreement; Assignment.    This Agreement, together with the Confidentiality Agreement and the Company Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned, whether pursuant to a merger, by operation of law or otherwise.

        Section 10.05    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that money damages would not be a sufficient remedy for any breach of this Agreement, and accordingly, the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy).

        Section 10.06    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Section 7.06 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons). With respect to any claim, suit, action or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, involving any lender, arranger, underwriter, agent or other financing source which is providing, or has at any time agreed or committed to provide, any financing with respect to the Transactions or any affiliate thereof (each a "Financing Party") arising out of or relating to the Transactions, any financing therefor or the performance of obligations or services with respect thereto, each party hereto agrees (a) that such claims, suits, actions or proceedings shall be subject to the exclusive jurisdiction of the state and federal courts sitting in Delaware, (b) that it shall not bring or permit any of its affiliates to bring or support anyone else in bringing any such claim, suit, action or proceeding in any other court and (c) to waive (and by its execution hereof it hereby waives) any right to trial by jury in respect of any such claim suit, action or proceeding. The parties hereto further agree that the Financing Parties (i) shall be subject to no liability or claims arising from this Agreement or the Transactions, (ii) shall be beneficiaries of all limitations on remedies and damages in this Agreement that apply to Parent and (iii) are express third party beneficiaries of this Section (which may not be changed as to any Financing Party without its prior written consent).

        Section 10.07    Governing Law; Forum.

          (a)   All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          (b)   All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The parties hereby (i) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 10.02 or such other manner as may be permitted by law shall be valid and sufficient service of process.

        Section 10.08    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. Each of the parties (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.08.

        Section 10.09    Counterparts.    This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED
By:	/s/ RICHARD K. TEMPLETON Richard K. Templeton Chairman, President and Chief Executive Officer
ORION MERGER CORP.
By:	/s/ KEVIN P. MARCH Kevin P. March President
NATIONAL SEMICONDUCTOR CORPORATION
By:	/s/ DONALD MACLEOD Donald Macleod Chairman, President and Chief Executive Officer

 Annex B

[Qatalyst Partners Letterhead]

April 4, 2011

The Board of Directors
National Semiconductor Corporation
2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, CA 95052

Members of the Board:

        We understand that National Semiconductor Corporation (the "Company"), Texas Instruments Incorporated ("Parent") and Orion Merger Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of April 4, 2011 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger"). Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent, and each outstanding share of common stock, par value $0.50 per share, of the Company ("Company Common Stock") (other than shares of Company Common Stock that are held in treasury or owned, directly or indirectly, by Parent or any affiliate of Parent, immediately prior to the effective time of the Merger) will be converted into the right to receive $25.00 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliate of Parent (the "Holders"), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

        For purposes of the opinion set forth herein, we have reviewed the Merger Agreement and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain financial projections and operating data prepared by the management of the Company (the "Company Projections") and certain publicly available research analyst reports for the Company. Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessments of the management of the

B-1

Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for rendering this opinion. We will also receive an additional, larger fee if the transaction is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst or its affiliates; however Qatalyst or its affiliates may in the future provide investment banking and other financial services to the Company, Parent or any of their respective affiliates for which we would expect to receive compensation.

        Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

        This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the prices at which Company Common Stock will trade at any time.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to such consideration.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

QATALYST PARTNERS LP

B-2

 Annex C

GENERAL CORPORATION LAW OF DELAWARE
SECTION 262—APPRAISAL RIGHTS

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS – [ ], 2011 The undersigned hereby authorizes and appoints DONALD MACLEOD AND TODD M. DUCHENE, as Proxies with full power of substitution in each, to represent and to vote all the shares of common stock the undersigned is entitled to vote at the Special Meeting of Stockholders of National Semiconductor Corporation (the “Company”) to be held in Building E at National Semiconductor Corporation headquarters at 2900 Semiconductor Drive, Santa Clara, California on [ ], [ ], 2011 at [ ] a.m. Pacific Time, or at any postponement or adjournment thereof, and instructs said Proxies to vote as specified on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote for the proposals listed on the reverse side as indicated in the Proxy Statement. The Proxies will vote in accordance with their best judgment on such other business as may properly come before the special meeting. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [ ], 2011: The Proxy Statement and other proxy materials are available at www.edocumentview.com/nsm2011. Proxy — National Semiconductor Corporation [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BYDC 1 U PX + Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign. Signature 1 — Please keep signature within the box. Signature 2/Title (if any) Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors unanimously recommends a vote “FOR” the adoption of the merger agreement and a vote “FOR” Proposal 2. For Against Abstain 1. To adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and among Texas Instruments Incorporated, a Delaware corporation (“Texas Instruments”), Orion Merger Corp., a Delaware corporation and a wholly owned subsidiary of Texas Instruments (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company, with the Company continuing as a wholly owned subsidiary of Texas Instruments. For Against Abstain 2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. IMPORTANT SPECIAL MEETING INFORMATION Change of Address — Please print new address below. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 1 1 5 7 7 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX. Vote by Internet Log on to the Internet and go to www.envisionreports.com/nsm2011 Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

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TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
PARTIES TO THE MERGER
THE MERGER
Estimated Amounts Due Under Change-of-Control Agreements
THE MERGER AGREEMENT
APPRAISAL RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MARKET PRICE AND DIVIDEND INFORMATION
STOCKHOLDER PROPOSALS
HOUSEHOLDING OF PROXY MATERIAL
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
  Annex A
AGREEMENT AND PLAN OF MERGER by and among NATIONAL SEMICONDUCTOR CORPORATION, TEXAS INSTRUMENTS INCORPORATED and ORION MERGER CORP. Dated as of April 4, 2011
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I DEFINITIONS AND GENERAL INTERPRETATION
ARTICLE II THE MERGER
ARTICLE III EFFECTS OF THE MERGER
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
ARTICLE VI CONDUCT OF BUSINESS BY THE COMPANY
ARTICLE VII ADDITIONAL AGREEMENTS
ARTICLE VIII CONDITIONS TO THE MERGER
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER
ARTICLE X GENERAL PROVISIONS
  Annex B
  Annex C
GENERAL CORPORATION LAW OF DELAWARE SECTION 262—APPRAISAL RIGHTS